FREE WRITING PROSPECTUS DATED January 24, 2006	Filed pursuant to Rule 433(d)
(For use with Base Prospectus dated August 22, 2005)	Registration Statement No. 333-127617

$545,440,000

(APPROXIMATE)

INDYMAC ABS, INC.

DEPOSITOR

Sponsor, Seller and Servicer

HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,

SERIES INABS 2006-A

Issuing Entity

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-867-2654.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

Consider carefully the risk factors beginning on page S-11 in this free writing prospectus and on page 6 in the prospectus.
The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac ABS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

$545,440,000

(APPROXIMATE)

INDYMAC ABS, INC.

DEPOSITOR

Sponsor, Seller and Servicer

HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,

SERIES INABS 2006-A

Issuing Entity

Distributions payable on the 25th day of each month or the next business day, beginning in February 2006

The issuing entity will hold a pool of non-conforming and sub-prime mortgage loans and will issue certificates including the following classes of certificates being offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance(1)	Pass- Through Rate(2)(3)
A-1	$218,500,000	Variable
A-2	$89,500,000	Variable
A-3	$98,500,000	Variable
A-4	$30,580,000	Variable
M-1	$21,280,000	Variable
M-2	$19,320,000	Variable
M-3	$11,480,000	Variable
M-4	$9,800,000	Variable
M-5	$9,800,000	Variable
M-6	$8,680,000	Variable
M-7	$8,120,000	Variable
M-8	$7,840,000	Variable
M-9	$5,600,000	Variable
M-10	$6,440,000	Variable

(1)	Subject to a permitted variance in the aggregate of 5%.
(2)	As described under “Description of the Certificates—Distributions” in this free writing prospectus, the pass-through rates of the certificates are subject to a Net-WAC rate cap and a maximum cap.
(3)

The pass-through rates on the Class A and Subordinated Certificates are based on one-month LIBOR plus an applicable margin and are subject to increase as described under “Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

UBS Securities LLC, Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Morgan Stanley & Co. Incorporated, as underwriters, will purchase the offered certificates from the depositor. Delivery of the certificates will take place in book-entry form on or about February 9, 2006.

UBS Investment Bank                 Lehman Brothers
(Co-Lead Managers and Book-Runners)

Credit Suisse            RBS Greenwich Capital            Morgan Stanley

(Co-Managers)

The date of this preliminary free writing prospectus is January 24, 2006

FREE WRITING PROSPECTUS

SUMMARY
Risk Factors
The Mortgage Pool
General
Mortgage Loan Statistics
Assignment of the Mortgage Loans
The Originator and The Seller
The Originator and the Seller
Origination Process
Underwriting Standards
Servicing of Mortgage Loans
The Servicer
Foreclosure, Delinquency and Loss Experience
Servicing Compensation and Payment of Expenses
Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans
Advances
Certain Modifications and Refinancings
Default Management Services
Certain Matters regarding the Servicer
The Sponsor
Static Pool Data
The Depositor
The Issuing Entity
The Trustee
Affiliations and Related Transactions
Description of the Certificates
General
Book-Entry Certificates
Payments on Mortgage Loans; Accounts
Distributions on the Certificates
Fees and Expenses
Pass Through Rates
Distributions of Interest and Principal
The Interest Rate Swap Agreement
The Swap Provider
Payments Under the Interest Rate Swap Agreement
The Supplemental Interest Trust Administrator
Excess Reserve Fund Account
Overcollateralization Provisions
Glossary
Calculation of One-Month LIBOR
Optional Termination
Rights of the NIMS Insurer under the Pooling and Servicing Agreement
Form of Reports to the Certificateholders
Modifications to the Pooling and Servicing Agreement
Yield, Prepayment and Maturity Considerations
Defaults in Delinquent Payments
Prepayment Considerations and Risks
Basis Risk
Overcollateralization Provisions
Subordinated Certificates
Structuring Assumptions
Weighted Average Lives of the Offered Certificates
Decrement Tables
Last Scheduled Distribution Date
Federal Income Tax Consequences
ERISA Considerations
Legal Matters
Ratings
Index of Defined Terms
Annex I - Global Clearance, Settlement And Tax Documentation Procedures
Annex II - Collateral Statistics

Prospectus

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Trust Fund
Use of Proceeds

The Depositor
Loan Program
Description of the Securities
Credit Enhancement
Yield and prepayment Considerations
The Agreements
Certain Legal Aspects of the Loan
Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index of Principal Terms

Important Notice About Information Presented in this Free Writing Prospectus and the Prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and
•	this free writing prospectus, which describes the specific terms of your series of certificates.

If the description of your certificates in this free writing prospectus differs from the related description in the prospectus, you should rely on the information in this free writing prospectus.

Some of the statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The discussion contained in this free writing prospectus as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this free writing prospectus. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

SUMMARY

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. The Transaction Parties

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Issuing Entity

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-A, a common law trust formed under the laws of the State of New York. The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Depositor

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. IndyMac ABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Sponsor, Seller and Servicer

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Trustee and the Custodian

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06S1, and its telephone number is (800) 735-7777.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Swap Provider

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision. Bear Stearns Financial Products Inc., a New York corporation. The principal executive office of the swap provider is located at 383 Madison Avenue, New York, New York 10179.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Rating Agencies

Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”) will issue ratings with respect to the certificates.

The NIMS Insurer

After the closing date, it is anticipated that a separate trust will be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any financial guaranty insurance policy, if any, are referred to in this free writing prospectus as the “NIMS Insurer.” The references to the NIMS Insurer in this free writing prospectus are applicable only if there is one or more NIMS Insurers. If the net interest margin securities are so insured, the NIMS

Insurer will have a number of rights under the pooling and servicing agreement. Any insurance policy issued by a NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIMS Insurer” in this free writing prospectus.

THE MORTGAGE LOANS

The mortgage pool will consist primarily of 30-year fixed-rate and adjustable-rate conventional, non-conforming and sub-prime mortgage loans secured by first and second liens on one- to four-family residential properties. The statistical information presented in this free writing prospectus concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the trust fund as of the closing date. The statistical information presented in this free writing prospectus relates to a statistical calculation pool that consists of 2,810 mortgage loans that are expected to be included in the trust fund as of the closing date. Other mortgage loans will also be included in the trust on the closing date. The aggregate principal balance of the mortgage loans delivered to the trust on the closing date is expected to equal approximately $560,000,000. The mortgage loans included in the trust will have been originated in accordance with IndyMac Bank’s underwriting standards and origination practices described herein.

The pool of mortgage loans for which information is presented in this free writing prospectus is referred to as the statistical calculation mortgage pool, and the mortgage loans for which information is presented in this free writing prospectus are referred to as statistical calculation mortgage loans. Prior to the issuance of the certificates, some of the mortgage loans included in the statistical calculation mortgage pool may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that prepay in full prior to the closing date will be removed. Other mortgage loans will be included in the mortgage pool prior to the issuance of the certificates. However, the removal and inclusion of such mortgage loans and the addition of mortgage loans to the mortgage pool on the closing date will not materially alter the characteristics of the mortgage loans which make up the statistical calculation mortgage pool as described in this free writing prospectus, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. The depositor believes that the information in this free writing prospectus with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

Cut-off Date

As to any mortgage loan, the later of January 1, 2006 and the origination date of that mortgage loan (referred to as the cut-off date).

Closing Date

On or about February 9, 2006.

Statistical Information

The statistical calculation mortgage loans consist of mortgage loans with an aggregate outstanding principal balance of approximately $556,749,877 as of the cut-off date, after giving effect to principal payments due on or before that date.

As of the cut-off date, the mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Outstanding Principal Balance:	$556,749,877
Weighted Average Mortgage Rate:	7.665%
Range of Mortgage Rates:	3.625% to 14.500%
Average Current Principal Balance:	$198,132
Range of Outstanding Principal Balances:	$12,000 to $840,000
Weighted Average Original LTV:	79.96%
Weighted Average Original Term to Maturity:	353 months
Weighted Average Credit Risk Score:	637
Weighted Average Remaining Term to Stated Maturity:	352 months
Geographic Concentrations in excess of 10%:
Southern California	17.00%
Florida	11.83%

See “The Mortgage Pool” in this free writing prospectus.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this free writing prospectus under “Description of the Certificates—Representations and Warranties Relating to Mortgage Loans.”

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue seventeen classes of certificates, fourteen of which are offered by this free writing prospectus and the accompanying prospectus:

Class	Initial Class Certificate Principal Balance (1)	Pass-Through Rate Before and Including the Optional Termination Date (2)(3)	Pass-Through Rate After the Optional Termination Date (2)(3)	Final Scheduled Distribution Date (4)	Initial Rating (S&P) (5)	Initial Rating (Moody’s) (5)	Initial Rating (Fitch)(5)

Offered Certificates

A-1	$218,500,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AAA	Aaa	AAA
A-2	$89,500,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AAA	Aaa	AAA
A-3	$98,500,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AAA	Aaa	AAA
A-4	$30,580,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AAA	Aaa	AAA
M-1	$21,280,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AA+	Aa1	AA+
M-2	$19,320,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AA+	Aa2	AA+
M-3	$11,480,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AA+	Aa3	AA+
M-4	$9,800,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AA	A1	AA
M-5	$9,800,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AA	A2	AA-
M-6	$8,680,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	AA-	A3	A+
M-7	$8,120,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	A+	Baa1	A
M-8	$7,840,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	A-	Baa2	A-
M-9	$5,600,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	BBB+	Baa3	BBB+
M-10	$6,440,000	LIBOR + [_]%	LIBOR + [_]%	March 2036	BBB-	Ba1	BBB

Non-Offered Certificates (6)
Class P	$100	(7)	(7)	N/A	NR	NR	NR
Class C	(8)	(9)	N/A	N/A	NR	NR	NR
Class R	N/A	(7)	N/A	N/A	NR	NR	NR

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% and depends on the amount of mortgage loans actually delivered on the closing date.
(2)

The pass-through rates for the offered certificates may adjust monthly and will be subject to an interest rate cap, as described in this free writing prospectus under “Description of the Certificates—Pass-Through Rates.” LIBOR refers to one-month LIBOR for the related interest accrual period calculated as described in this free writing prospectus under “Description of the Certificates—Calculation of One-Month LIBOR.”

(3)

If on any distribution date, the pass-through rate for a class of offered certificates is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal” and from certain payments under the interest rate swap agreement as described in this free writing prospectus under “Description of the Certificates—The Interest Rate Swap Agreement.”

(4)	Each date was determined as described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.
(5)

The offered certificates will not be offered unless they are assigned the indicated ratings by S&P, Moody’s and Fitch. “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this free writing prospectus.

(6)

The Class P, Class C and Class R Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

(7)	The Class P and Class R Certificates will not accrue any interest.
(8)

The certificate principal balance of the Class C certificates will be equal to the amount of overcollateralization at any time which initially is expected to be approximately 2.60% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date and which will represent the amount of initial overcollateralization required by the pooling and servicing agreement.

(9)	The pass-through rate for the Class C Certificates will be the rate set forth in the pooling and servicing agreement.

Designations

Designation	Class of Certificates
Class A Certificates:	Class A-1, Class A-2, Class A-3 and Class A-4
Subordinated Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10
Regular Certificates:	Class A Certificates and Subordinated Certificates
Residual Certificates:	Class R
Book-Entry Certificates:	Class A Certificates and Subordinated Certificates
Physical Certificates:	Class C, Class P and Class R
Offered Certificates:	Class A and Subordinated Certificates

Record Date

Book-Entry Certificates:

The business day immediately preceding the related distribution date.

Physical Certificates

For the first distribution date, the closing date. For any distribution date thereafter, the last business day of the month preceding the related distribution date.

Denominations

$100,000 and multiples of $1,000 in excess thereof.

Registration of Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

PAYMENTS ON THE CERTIFICATES

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for February 2006.

Interest Distributions

The interest rate for each class of Class A and Subordinated Certificates will be equal to the sum of one-month LIBOR plus the fixed margin described in the table above, subject to a cap. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for each class of Class A and Subordinated Certificates and any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.

In general, on any distribution date, interest collections will be distributed in the following order:

•	concurrently, to each class of Class A Certificates, pro rata, based on their respective interest distribution amounts; and
•	sequentially, to each class of Subordinated Certificates, in the order of their numerical class designations.

Principal Distributions

In general, on any distribution date, principal collections will be distributed in the following order:

•

to the classes of Class A Certificates, in the order of their numerical class designations, beginning with the Class A-1 Certificates, until the class certificate principal balance of each such class has been reduced to zero; and

•

to each class of Subordinated Certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, until the class certificate principal balance of each such class has been reduced to zero.

See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will be net of the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;
•	the trustee fee due to the trustee;
•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the trustee and servicer are entitled to be reimbursed;
•	all prepayment charges (which are distributable only to the Class P Certificates); and
•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts netted from the amount that otherwise could be available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan at a rate of 0.50% per annum (referred to as the servicing fee rate) on the stated principal balance of that mortgage loan.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Optional Termination

The servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the trust fund as of the last day of the related remittance period declines to less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the servicer fails to exercise its option, provided there are unpaid reimbursable amounts outstanding on the NIM, a NIMS Insurer may exercise that option.

See “Description of the Certificates—Optional Termination” in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of Mortgage Loans—Advances” in this free writing prospectus.

Trigger Events

The occurrence of a trigger event (as defined in the glossary of this free writing prospectus) following the stepdown date may have the effect of accelerating or decelerating the amortization of the offered certificates and affecting the weighted average lives of such certificates. The stepdown date will be the earlier to occur of (1) the first distribution date on which the aggregate certificate balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in February 2009 and (y) the first distribution date on which the subordination available to the Class A Certificates is greater than or equal to 43.90%.

See “Description of the Certificates—Priority of Distributions,” “Glossary” and “Yield on the Certificates—General Prepayment Considerations” in this free writing prospectus.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there is not enough money from the mortgage loans on a distribution date to pay all classes of Class A Certificates, the subordinated classes will be the first to forgo payment.

Application of Realized Losses

If, on any distribution date, after the balances of the certificates have been reduced by the amount of principal paid on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the outstanding Subordinated Certificates that are lowest in order of payment priority will be reduced by the amount of that excess.

Overcollateralization

On the closing date, the aggregate of the certificate balances of the Offered Certificates and the Class P Certificates will be less than the total principal balance of the closing date mortgage loans resulting in overcollateralization equal to the initial amount required by the pooling and servicing agreement. The certificate principal balance of the Class C Certificates will equal the amount such overcollateralization. The initial amount of overcollateralization required by the pooling and servicing agreement is expected to be approximately 2.60% of the aggregate stated principal balance of the closing date mortgage. The actual initial level of overcollateralization required by the pooling and servicing agreement may be up to 5% higher but will not be less than the amount specified. On any distribution date, the amount of any overcollateralization will be available to absorb losses from liquidated mortgage loans. If the level of overcollateralization falls below what is required, the excess interest described below will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is restored.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates and expenses of the trust fund. Some of the excess interest may be used to pay interest on the certificates that was previously accrued but not paid, some of the excess interest may be used to reduce any overcollateralization deficiency, and some of the excess interest may be used to reimburse the Subordinated Certificates for losses that they experienced previously.

See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement

Deutsche Bank National Trust Company, as trustee on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Bear Stearns Financial Products, Inc., the swap provider. On each distribution date beginning in February 2006, the supplemental interest trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the supplemental interest trust for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment to the supplemental interest trust, from which payments will be made to certificateholders, to the extent needed to unpaid interest amounts, basis risk shortfalls and realized losses and to restore overcollateralization as described in this free writing prospectus, in each case to the extent the total monthly excess spread is insufficient. Only the net amount of the two obligations will be paid by the appropriate party.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount, which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, for which payments by the trust to the supplemental interest trust will be subordinated to all distributions to the holders of the offered certificates.

Except as described in the preceding sentence, amounts payable by the trust to the supplemental interest trust will be deducted from available funds before distributions to certificateholders.

See “Description of the Certificates — The Interest Rate Swap Agreement” in this free writing prospectus.

TAX STATUS

For federal income tax purposes, the trustee will elect to treat the trust fund (excluding the interest rate swap agreement, the supplemental interest trust and the excess reserve fund account) as one or more REMICs. The certificates (other than the Class R Certificates) will represent ownership of REMIC regular interests (exclusive of any right to receive payments from the excess reserve fund account, any obligation to make payments to the supplemental interest trust and any right to receive payments from the supplemental interest trust). The Class R Certificate will represent ownership of the sole class of residual interests in each REMIC. Holders of regular certificates will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholder’s regular method of accounting.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this free writing prospectus and in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations set forth in “ERISA Considerations” in this free writing prospectus and in the prospectus, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prior to the termination of the Supplemental Interest Trust, Plans or persons purchasing with Plan assets may purchase the offered certificates only if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your lawyer whether you can buy or hold an offered certificate.

A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this free writing prospectus and in the prospectus.

LEGAL INVESTMENT

The Offered Certificates will not constitute mortgage related securities for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

See “Legal Investment” in the prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under “Risk Factors” beginning on page 4 in the prospectus.

You may have difficulty selling your certificates

Each underwriter intends to make a secondary market in the certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

Sub-prime mortgage loans are subject to greater risk of delinquency and loss; Most of the mortgage loans will be newly originated and have little, if any, payment history

All of the statistical calculation mortgage loans were current as of December 31, 2005.  Except with respect to 13 statistical calculation mortgage loans with an aggregate principal balance as of the cut-off date of $1,270,959, none of the statistical calculation mortgage loans have  ever  been delinquent.   With respect to such 13 statistical calculation mortgage loans, none have been delinquent for more than 30 days and none have been delinquent more than one time.   In addition, no losses have been incurred on any of the statistical calculation mortgage loans.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. The majority of the mortgage loans included in the trust fund will have been originated within the 12 months prior to their sale to the trust. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The Subordinated Certificates have a greater risk of loss than the Class A Certificates, and subordination may not be sufficient to protect the Class A Certificates from losses

If you buy a Subordinated Certificate, you will not receive any payments on your certificate until the holders of the Class A Certificates have received all payments to which they are entitled. Additionally, payments on each class of Subordinated Certificates will be subordinate to payments on the classes of Subordinated Certificates with a lower numeric class designation. As a result, the yield on your Subordinated Certificate will be sensitive to losses on the mortgage loans. This sensitivity increases with the subordination of a certificate, so that the yield on the Class M-10 Certificates is the most sensitive. You should carefully consider the risk that you may lose all or a part of the money that you paid for a Subordinated Certificate if losses are greater than expected.

If you buy a Subordinated Certificate you will not receive any principal distributions any earlier, and potentially later (if a trigger event is in effect), than February 2009, unless the Class A Certificates have been paid down to zero before that date. As a result, the rate at which you receive principal distributions on your Subordinated Certificate will be less rapid than would be the case if principal were distributed on a proportionate basis among the

Class A Certificates and the Subordinated Certificates. Because more of the balance of your Subordinated Certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans will affect your Subordinated Certificate. Therefore the risk that you will lose all or part of the money you paid for the Subordinated Certificate also increases.

If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder. The timing of losses on the mortgage loans will also affect an investor’s yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on those classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Subordinated Certificate, such written down amount will not be reinstated (except in the case of subsequent recoveries) and will not accrue interest. However, the amount of any realized losses allocated to the Subordinated Certificates may be distributed to the holders of such certificates according to the priorities set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

Investors in the Class A Certificates should consider the risk that the subordination of the subordinated classes may not be sufficient to protect your certificates from loss.

Excess interest from the mortgage loans may not provide adequate credit enhancement

The mortgage loans are expected to generate more interest than is needed to pay interest on the classes of certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered certificates. If the amount of interest generated by the mortgage loans is more than the amount that is needed to pay interest on the certificates, some of such “excess interest” will be used to make additional principal payments on the certificates to the extent necessary to maintain or restore the required level of overcollateralization, some may be used to pay interest on the certificates that was previously accrued but not paid and, to the extent described herein, some may be used to reimburse the Subordinated Certificates for losses that they experienced previously. The use of excess interest to make additional principal payments on the certificates is intended to reduce the total principal balance of those certificates below the aggregate outstanding principal balance of the mortgage loans, thereby creating or increasing “overcollateralization.” In addition, amounts payable to the supplemental interest trust by the swap counterparty under the interest rate swap agreement may be used to cover unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to restore overcollateralization as described in this free writing prospectus. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificates’ share of losses from liquidated mortgage loans.

However, we cannot assure you that enough excess interest will be generated on the mortgage loans or that amounts available under the supplemental interest trust from the interest rate swap agreement will be available to maintain or restore the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the pass-through rates on the offered certificates and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans, and adjustments of the mortgage rates on adjustable-rate mortgage loans. Because the index used to determine the mortgage rates on the adjustable-rate mortgage loans is different from the index used to determine the pass-through rates on the offered certificates, it is possible that the pass-through rate on one or more of these certificates may be higher than the interest rates on the mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the Class A and Subordinated Certificates. As a result, excess interest may be unavailable for any other purpose.

Investors in the Class A and Subordinated Certificates, particularly the Class M-10 Certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from loss. Excess interest, amounts available, if any, from the supplemental interest trust and overcollateralization are the only forms of credit enhancement for the Class M-10 Certificates.

Risk regarding mortgage rates

The pass-through rates on the Class A and Subordinated Certificates may adjust monthly and are based on one-month LIBOR. The mortgage rates for a substantial majority of the adjustable-rate mortgage loans will be fixed for a period after the origination of each such mortgage loan, after which it will generally adjust annually or semi-annually based on 6-month LIBOR, 1 year LIBOR or 1-year CMT (“Loan Index”) following an initial period after the origination of such mortgage loans during which time the mortgage rates are fixed. In the case of such statistical calculation mortgage loans, this initial period is two years for approximately 74.25% of such statistical calculation mortgage loans, three years for approximately 9.09% of such statistical calculation mortgage loans and five years for approximately 4.22% of such statistical calculation mortgage loans. Because the Loan Index and one-month LIBOR may respond differently to economic and market factors, there is not necessarily a correlation in movement between such indices. For example, it is possible that the interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. In addition, although it is possible that both the mortgage rates and pass-through rates on the offered certificates may decline or increase during the same period, because of the difference between mortgage rate adjustment periods and pass-through rate adjustment periods, mortgage rates may decline or increase more slowly than the offered certificate pass-through rates. These differences in changes to the mortgage rates and the pass-through rates may reduce the interest payable on the offered certificates due to the imposition of the net WAC cap. In addition, 12.44% of the statistical calculation mortgage loans are fixed-rate mortgage loans. The pass-through rates of the offered certificates adjust monthly while the mortgage rates on the fixed-rate mortgage loans are fixed.

Although it is intended that the amount by which a certificateholder’s interest payment has been reduced by operation of the applicable pass-through rate cap will be paid to the certificateholder from excess funds on future distribution dates, we cannot assure you that funds will be available or sufficient to make those payments, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the related net WAC rate, there will be little or no total monthly excess spread. Following payments of total monthly excess spread, some or all of this shortfall in respect of the offered certificates will be funded to the extent of net swap payments, if any, received by the supplemental interest trust from the swap provider under the interest rate swap agreement and available after application of such amounts to cover unpaid interest amounts and realized losses and to restore overcollateralization. If total monthly excess spread and net swap payments under the interest rate swap agreement received by the supplemental interest trust from the swap provider do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. The ratings assigned to the offered certificates do not address the likelihood that payments of the net WAC cap carry forward amounts related to such classes of certificates will be made.

For a more detailed description of the Net WAC Cap and the Maximum Cap, see “Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

There are risks relating to mortgage loans secured by second liens

Approximately 3.79% of the statistical calculation mortgage loans are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property, the first lien of which is not included in the trust. The weighted average combined loan-to-value ratio of the mortgage loans secured by a second lien is approximately 68.39%. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances and in accordance with the pooling and servicing agreement where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charge-off the entire outstanding principal balance of the related mortgage loan. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens. See the chart entitled “Combined Loan-to-Value Ratios” presented in Annex II to this free writing prospectus.

Increased risk of loss due to simultaneous second liens

With respect to approximately 48.19% of the of the statistical calculation mortgage loans, by aggregate outstanding principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the seller also originated a second lien mortgage loan which will not be included in the trust. The weighted average original loan-to-value ratio of such mortgage loans is approximately 79.70% and the weighted average original combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 98.89%. With respect to certain mortgage loans, at the time of origination of the mortgage loan, the seller also originated a second lien mortgage loan which will not be included in the trust fund. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors with a simultaneous second lien have less equity in the mortgaged property. In addition, the loan-to-value ratios shown in this free writing prospectus do not reflect those simultaneous second lien loans. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Increased risk of loss as a result of balloon loans

Approximately 10.00% of the statistical calculation mortgage loans are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Your yield will be affected by the interest only feature of many of the mortgage loans

Approximately 47.44% of the statistical calculation mortgage loans, by aggregate outstanding principal balance as of the cut-off date, require monthly payments of only accrued interest for a substantial period of time after origination. Interest only loans have been originated in significant volume only recently. As a result, the long-term performance characteristics of these loans are largely unknown. During the interest only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these mortgage loans may have a higher risk of default after the interest only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. See the chart entitled “Product Type” presented in Annex II to this free writing prospectus.

During the interest only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, borrowers will generally qualify for larger interest-only mortgage loans than for fully-amortizing mortgage loans.

Cash flow considerations and risks could cause payment delays and losses

Substantial delays could result while liquidating delinquent mortgage loans. Further, liquidation expenses (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the security for the mortgage loans and in turn reduce the proceeds payable to certificateholders. In the event any of the mortgaged properties fail to provide adequate security for the mortgage loans, and the credit enhancement is insufficient, you could experience a loss.

Unpredictability and effect of prepayments

A majority of the borrowers under the statistical calculation mortgage loans generally may not prepay their mortgage loans during the first one, two, three or five years after origination without incurring prepayment charges, which generally are due without regard to the reason why the mortgagor is prepaying the mortgage loan. However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.
•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

None of the prepayment charges will be distributed to holders of the offered certificates.

In addition, prepayments on mortgage loans with adjusted net interest rates in excess of the Net WAC Cap or the Maximum Cap can have the effect of reducing the relevant cap. If any of the Maximum Cap or the Net WAC Cap is in effect on any distribution date, the reduction of the relevant rate cap will have the effect of reducing the pass-through rates of the related certificates on such distribution date.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Rights of the NIMS insurer

Pursuant to the pooling and servicing agreement, unless a NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or a NIMS Insurer is the subject of a bankruptcy proceeding (such events, a “NIMS Insurer Default”) or the net interest margin securities are no longer outstanding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without their consent, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS Insurer:

•

the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement upon a default by the servicer;

•	the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement; and
•	the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIMS Insurer Default exists or the net interest margin securities are no longer outstanding, such NIMS Insurer’s consent will be required before, among other things:

•	the removal of the servicer, any successor servicer or the trustee;
•	the appointment of any co-trustee;
•	any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the servicer with respect to more than 5% of the number of mortgage loans; and

•	any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;
•	the rights granted to the NIMS Insurer are extensive;
•

the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS Insurers’ rights; and

•

the NIMS Insurer’s exercise of its rights and consents may negatively affect the holders of the offered certificates and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates without a NIMS Insurer backed by comparable mortgage loans and with comparable payment priorities and ratings.

Insolvency may affect the timing and amount of distributions on the certificates

The transfer of the mortgage loans by the seller to the depositor will be characterized in the pooling and servicing agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC), as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were to be successful, the FDIC could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur.

Developments in certain states could have a disproportionate effect on the pool of mortgage loans due to geographic concentration of mortgaged properties

The chart entitled “Geographic Distribution” presented in Annex II to this free writing prospectus lists the states with the highest concentrations of statistical calculation mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

•

Economic conditions in states with high concentrations of mortgage loans (which may or may not affect real property values) may affect the ability of borrowers in those states to repay their loans on time.

•

In August, September and October 2005, Hurricanes Katrina, Rita and Wilma struck the Gulf Coast region of the United States. The seller will make a representation and warranty that the physical property subject to any mortgage loan is free of material damage and is in good repair. In the event that a mortgaged property is damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these, or other, hurricanes. Any adverse impact as a result of this event may be borne by the certificateholders, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, property values in these states may be adversely affected by these, or other, hurricanes. Mortgagors in areas affected by the hurricane may also be affected by any decline in the economic environment.

The tabular disclosures in this free writing prospectus reflect certain loans secured by properties in locations that may have been or, prior to the closing date, may be affected by such hurricanes. At the closing date, the sponsor will determine whether any of such loans are secured by properties in locations affected by such hurricanes. Loans in such locations will be specifically identified and will be deemed to have been included in the mortgage pool only if, within a reasonable time after the closing date, the sponsor determines that they did in fact meet the criteria for inclusion in the mortgage pool (including that the loan to value ratio at the closing date was 100 percent or less). In the event that such a determination cannot be made within a reasonable time period after the closing date, the loans will not be added to the pool:

•

declines in the residential real estate market in states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Certificates may not be appropriate for certain investors

The Class A and Subordinated Certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of Class A and Subordinated Certificates. This may be the case because, among other things:

•	the yield to maturity of the Class A and Subordinated Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;
•

the rate of principal distributions on and the weighted average lives of the Class A and Subordinated Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the Class A and Subordinated Certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•

you may not be able to reinvest amounts distributed in respect of principal on a Class A or Subordinated Certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

•	a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

You should also carefully consider the further risks discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and under the heading “Risk Factors” in the prospectus.

Certificates are obligations only of the issuing entity

The certificates will not represent an ownership interest in or obligation of any entity except for the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. The certificates are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the mortgage loans) and proceeds from the mortgage insurance policies will be the sole source of payments on the certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the certificates.

For a discussion of additional risks pertaining to the certificates, see “Risk Factors” in the prospectus.

Impact of terrorist attacks

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act. For a further discussion see “Certain Legal Aspects of the Loan—Servicemembers Civil Relief Act” in the prospectus.

Certain mortgage loans have high loan-to-value ratios or combined loan-to-value ratio which may present a greater risk of loss relating to such mortgage loans

Mortgage loans with a loan-to-value ratio or combined loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 28.05% of the statistical calculation mortgage loans, by aggregate outstanding principal balance as of the cut-off date, had a loan-to-value ratio or combined loan-to-value ratio at origination in excess of 80% and approximately 0.15% of the statistical calculation mortgage loans are covered by any primary mortgage insurance. No mortgage loan had a loan-to-value ratio exceeding 100% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value or combined loan-to-value ratio. See “The Mortgage Pool—General” in this free writing prospectus.

Credit scores may not accurately predict the performance of the mortgage loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Violation of various federal and state laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;
•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and
•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the seller’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans and restrict the servicer’s ability to foreclose in response to the mortgagor’s default. The seller’s failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected mortgage loans whether held by the trust or a subsequent holder of such mortgage loans and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default. See “Certain Legal Aspects of the Loan—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus. The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the mortgage loans are subject to Section 32 of Regulation Z nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related mortgage loan. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

Prepayment interest shortfalls and Relief Act shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws will not be covered by the servicer.

On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Environmental risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

The Interest Rate Swap Agreement and the Swap Provider

On each distribution date beginning February 2006 through and including each distribution date on or prior to the distribution date in January 2010, any net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be available as described in this free writing prospectus to cover certain unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to restore overcollateralization as described in this free writing prospectus. However, no net swap payments will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds approximately 4.7530% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to restore overcollateralization. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may limit the pass-through rates on the certificates.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required under the interest rate swap agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the holders of the offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Subordinated Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment before such effects are borne by the Class A Certificates and one or more classes of Subordinated Certificates may suffer a loss as a result of such payment. The trust will make a net swap payment to the supplemental interest trust for payment to the swap provider unless and until one-month LIBOR exceeds approximately 4.7530% per annum.

Net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be used to cover certain unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to restore overcollateralization as described in this free writing prospectus to the extent total monthly excess spread is insufficient. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of total monthly excess spread may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the trust from amounts paid to the supplemental interest trust under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider under the interest rate swap agreement.

THE MORTGAGE POOL

General

The depositor will purchase mortgage loans from IndyMac Bank, F.S.B. (“IndyMac Bank”) pursuant to a pooling and servicing agreement, dated as of the cut-off date, among IndyMac Bank, as seller and servicer, the depositor and Deutsche Bank national Trust Company as trustee and Supplemental Interest Trust Administrator, and will assign to the trustee for the benefit of holders of the certificates the statistical calculation mortgage loans (other than those removed prior to the closing date) and additional similar mortgage loans (together, the “Closing Date Mortgage Loans”). The Closing Date Mortgage Loans are expected to have an aggregate outstanding principal balance as of the cut-off date of approximately $560,000,000. The Closing Date Mortgage Loans will have been acquired or originated by the seller in the normal course of its business.

Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under “—Assignment of Mortgage Loans,” will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the certificateholders in that mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller’s mortgage portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See “Loan Program—Representations by Sellers; Repurchases” in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller’s repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. IndyMac Bank is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates, are limited to the servicer’s contractual servicing obligations under the pooling and servicing agreement.

Certain information with respect to the mortgage loans in the statistical calculation mortgage pool is set forth below (such mortgage loans, the “Statistical Calculation Mortgage Loans”). Prior to the closing date, the Statistical Calculation Mortgage Loans will experience some amortization, mortgage loans may be removed from the statistical calculation mortgage pool and other mortgage loans may be substituted for such mortgage loans. The depositor believes that the information set forth in this free writing prospectus with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool will vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Statistical Calculation Mortgage Loans as of the cut-off date, which are referred to as the “cut-off date principal balances.”

As of the cut-off date, the aggregate Stated Principal Balance of the Statistical Calculation Mortgage Loans is approximately $556,749,877. Approximately 96.21% of the Statistical Calculation Mortgage Loans are secured by first liens on the related mortgaged property and approximately 3.79% of the Statistical Calculation Mortgage Loans are secured by second liens on the related mortgaged property. At origination, 96.14% of the Statistical Calculation Mortgage Loans had stated terms to maturity of 30 years. All of the Statistical Calculation Mortgage Loans provide for payments due on the first day of each month (a “due date”). Scheduled monthly payments made by the mortgagors on the mortgage loans (“scheduled payments”) either earlier or later than the scheduled due dates thereof is not expected to affect the amortization schedule or the relative application of those payments to principal and interest.

With the exception of 996 of the Statistical Calculation Mortgage Loans, representing approximately 47.44%, of the Statistical Calculation Mortgage Loans (these Statistical Calculation Mortgage Loans are referred to in this free writing prospectus as the “interest-only mortgage loans”), all of the Statistical Calculation Mortgage Loans will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The terms of the interest-only mortgage loans only require the related mortgagor to pay interest on the principal balance of the mortgage loan for either the first two, three, five or ten years after its origination, but require that the entire principal balance of the mortgage loan be fully amortized over the related remaining term of the mortgage loan following such interest only period.

Approximately 52.56% of the Statistical Calculation Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments, and approximately 10.00% of the Statistical Calculation Mortgage Loans are balloon loans and provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity.

Approximately 1,774 Statistical Calculation Mortgage Loans, representing approximately 64.91 % of the cut-off date principal balance of the mortgage loans contain prepayment charges. Prepayment charges provide that if the borrower were to prepay the mortgage loan in full at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Charge Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Charge Period for the mortgage loans vary from one year to five years, depending on the terms set forth in the related mortgage note. The amount of the prepayment charge varies.

The mortgage rate of each of the fixed-rate mortgage loans will be fixed for the life of the loan. The Mortgage Rates for a substantial majority of the adjustable-rate mortgage loans will be fixed for a period after the origination of each such mortgage loan, after which it will adjust semi-annually or annually based on the applicable Loan Index. The adjustable-rate mortgage loans include 2/28 Adjustable Mortgage Loans, 3/27 Adjustable Mortgage Loans, 3/1 Adjustable Mortgage Loans, 5/25 Adjustable Mortgage Loans and 5/1 Adjustable Mortgage Loans. The rates on these loans adjust periodically on a date (the “Adjustment Date”), in most cases, after an initial period during which their rate is fixed that ends on their initial Adjustment Date. The change in the interest rate of any adjustable rate loan on any single Adjustment Date may not exceed a maximum known as its “Periodic Rate Cap.” The interest rate for each of these mortgage loans is computed as a margin specified in the related mortgage note over the applicable Loan Index. “6-month LIBOR” is equal to the average of interbank offered rates for six month U.S. dollar deposits, respectively, in the London market based on quotations of major banks, as published either (x) by Fannie Mae either 30 or 45 days before the Adjustment Date or (y) in the “Money Rates” section of The Wall Street Journal as of the first business day of the month before the Adjustment Date. The “1-year CMT” is the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve. The following tables summarize these characteristics of the different loan programs for the adjustable-rate Statistical Calculation Mortgage Loans.

	Initial Fixed Period	Base Index	Periodic Rate Adjustment Period
2/28 LIBOR Adjustable Mortgage Loans	2 years	6-month LIBOR	6 mos.
3/27 LIBOR Adjustable Mortgage Loans	3 years	6-month LIBOR	6 mos.
3/1 CMT Adjustable Mortgage Loans	3 years	1-year CMT	1 year
5/25 LIBOR Adjustable Mortgage Loans	5 years	6-month LIBOR	6 mos.
5/1 CMT Adjustable Mortgage Loans	5 years	1-year CMT	1 year
3/1 LIBOR Adjustable Mortgage Loans	3 years	1-year LIBOR	1 year
5/1 LIBOR Adjustable Mortgage Loans	5 years	1-year LIBOR	1 year

The 2/28 Adjustable Mortgage Loans will include performance loans (“Performance Loans”) that provide borrowers the potential of a margin reduction for good payment history. The payment history for the Performance Loan is evaluated in the second month preceding the month in which the initial Adjustment Date occurs. If the related borrower has made scheduled payments in full since the origination of that loan with a maximum of one late payment (which cannot be in the month of evaluation) the loan is eligible for a reduction (ranging from 0.50% to 1.00%) in the margin used to calculate the mortgage rate. Approximately 1.62% of the Statistical Calculation Mortgage Loans are Performance Loans.

The “Loan-to-Value Ratio” of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the Collateral Value of the related mortgaged property. The “Combined Loan-to-Value Ratio” of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related first and second lien mortgage liens and the denominator of which is the Collateral Value of the related mortgaged property. The “Collateral Value” of the mortgaged property, other than with respect to mortgage loans the proceeds of which were used to refinance an existing mortgage loan (a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that mortgage loan and (b) the sales price for the mortgaged property, if applicable. In the case of Refinance Loans, the Collateral Value of the related mortgaged property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

Mortgage Loan Statistics

The Statistical Calculation Mortgage Loans consist of 2,810 adjustable-rate and fixed-rate mortgage loans having an aggregate outstanding principal balance as of the cut-off date of approximately $556,749,877, after application of scheduled payments due on or before the cut-off date whether or not received and application of all unscheduled payments of principal received prior to the cut-off date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans have the characteristics set forth in Annex II of this free writing prospectus as of the cut-off date (the sum in any column may not equal the total indicated due to rounding).

The depositor believes that the information set forth in this free writing prospectus and in Annex II with respect to the Statistical Calculation Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans will vary.

See Annex II to this free writing prospectus.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each Closing Date Mortgage Loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-A, including all principal and interest received on or with respect to the Closing Date Mortgage Loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with each transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage for any non-MERS mortgage loan, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 30% of the Mortgage Loans (the “Delayed Delivery Loans”), the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. If so provided in the pooling and servicing agreement, for non-MERS mortgage loans, assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), and if any document in a mortgage file is found to be missing or noncompliant with the review criteria set forth in the pooling and servicing agreement, such defect is material and the seller does not cure that defect within 90 days of notice thereof from the trustee (or within a longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan (a “deleted mortgage loan”) from the trust fund and substitute in its place another mortgage loan (a “replacement mortgage loan”); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date (a “Substitution Adjustment Amount”)),

•	have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,
•

with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate based upon the same Loan Index and a margin at least equal to and not greater than 50 basis points higher than the deleted mortgage loan, (b) have a mortgage rate subject to a maximum rate that is no less than the maximum rate applicable to the deleted mortgage loan, (c) have Adjustment Dates that are no more or less frequent than the deleted mortgage loan and (d) not be a Performance Loan,

•	have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio not higher than that of the deleted mortgage loan,
•	have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan and
•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the mortgage loans in the trust fund that are not already held through the MERS® System may, at the discretion of the servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

THE ORIGINATOR AND THE SELLER

The Originator and the Seller

IndyMac Bank, F.S.B. (“IndyMac Bank”) will have originated the mortgage loans to be included in the trust and will be the seller of the mortgage loans. The principal executive offices of IndyMac Bank are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans. IndyMac Inc began operating a mortgage conduit program in 1993 that, among other types of mortgage loans, purchased “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and that do not conform to Fannie Mae or Freddie Mac underwriting guidelines) and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties. The “sub-prime mortgage loans” include loans made to borrowers with prior credit difficulties as well as other conventional non-conforming mortgage loans secured by first or second liens on one- to four-family residential properties.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

During the years 2003, 2004 and 2005, IndyMac Bank originated approximately $19.92 billion, $23.96 billion and $49.95 billion, respectively, of conventional mortgage loans.

Underwriting Standards

IndyMac Bank’s underwriting standards for mortgage loans are primarily intended to evaluate the borrower’s creditworthiness and the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. The underwriting standards used to underwrite sub-prime mortgage loans are less stringent than the standards IndyMac Bank applies to its most creditworthy borrowers and less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank underwriting standards for sub-prime mortgage loans similar to the mortgage loans generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

In the process of underwriting mortgage loans, IndyMac Bank may use its “electronic Mortgage Information and Transaction System” (or “e-MITS”), a proprietary, internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank’s historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank’s traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank’s underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

Each of the mortgage loans were underwritten or re-underwritten by IndyMac Bank and assigned to one of six credit levels generally indicating the severity of the borrower’s derogatory credit items. Some of the mortgage loans were underwritten or re-underwritten and made to borrowers who did not have significantly derogatory credit items and were not, therefore, assigned to a credit level. The credit levels are, in order of decreasing creditworthiness, 1++, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for mortgage loans purchased or originated was primarily based on the prospective mortgagor’s FICO Credit Score. After December 2000, the credit level was further evaluated based on the prospective mortgagor’s mortgage payment history, foreclosure and bankruptcy history. Higher frequency of late mortgage payments and recency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. For purposes of this free writing prospectus, borrowers with credit histories not considered to be inferior (i.e., those not assigned a credit level at origination because of their relatively better credit history) are reported as having a credit level of 0.

IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Income/No Asset, No Ratio and No Doc.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower’s credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally purchases and acquires sub-prime mortgage loans having a credit level of 1+ or greater only under the Full/Alternate, Limited and Stated Income Documentation Programs. Mortgage loans reported here with a credit level indicated as “Not Sub-Prime” could, generally, have been originated under any of IndyMac Bank’s documentation programs.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1.             Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a “third party loan originator” is a mortgage loan eligible for purchase pursuant to this program.

2.             Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel are generally initially underwritten by a “third party seller” to the third party seller’s underwriting guidelines. IndyMac Bank reviews each third party seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

SERVICING OF MORTGAGE LOANS

The Servicer

IndyMac Bank will act as servicer under the pooling and servicing agreement. The principal executive offices of the servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and sub-prime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a servicer and special servicer. The servicer is referred to as the “master servicer” throughout the prospectus.

The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others.

The servicer will not have any custodial responsibilities for the mortgage loans.

If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

As of December 31, 2003, December 31, 2004 and September 30, 2005, IndyMac Bank provided servicing for approximately $31.65, $45.10 and $60.00 billion, respectively, in conventional mortgage loans.

Foreclosure, Delinquency and Loss Experience

IndyMac Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998.

The delinquency, foreclosure and loss statistics set forth in the tables below may be affected by the size and relative lack of seasoning of the portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank’s new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank’s foreclosure, delinquency and loss experience for future periods. Accordingly, the information in the tables below (which includes mortgage loans with underwriting, payment and other characteristics which differ from those of the mortgage loans in the trust fund) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the delinquency, foreclosure and loss experience presented these tables will be indicative of the experience on the mortgage loans in the future.

The following tables summarize the delinquency and foreclosure experience as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005 on approximately $2.03 billion, $1.92 billion, $1.32 billion, $2.76 billion and $4.28 billion, respectively, in outstanding principal balance of credit level 1+ through credit level 4 sub-prime mortgage loans serviced by IndyMac Bank. The tables below exclude sub-prime mortgage loans where the borrower has filed for bankruptcy but has remained current in mortgage payments.

	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	September 30, 2005
Total Number of Sub-prime Mortgage Loans in Portfolio	18,181	18,260	12,163	18,234	25,544
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1):
30-59 days	3.00%	3.61%	4.63%	2.85%	3.28%
60-89 days	0.69%	0.91%	2.02%	1.13%	1.40%
90 days or more (excluding pending foreclosures)	0.89%	0.84%	1.55%	1.77%	1.31%
Total delinquencies	4.58%	5.36%	8.20%	5.75%	5.98%
Foreclosures pending	8.86%	8.93%	9.65%	2.92%	2.77%
REOs	1.46%	3.60%	3.87%	0.99%	0.77%
Total delinquencies, foreclosures pending and REOs	14.90%	17.89%	21.71%	9.66%	9.45%

___________________

(1)	As a percentage of the total number of sub-prime loans master serviced or serviced by IndyMac Bank.

IndyMac Bank does not write off mortgage loans of the type covered by this free writing prospectus forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

The following table summarizes cumulative net losses on the dates indicated of sub-prime mortgage loans originated or acquired by IndyMac Bank and serviced or master serviced by IndyMac Bank and securitized by the depositor or CWABS, Inc. and does not include loans that were part of First Federal’s portfolio before its acquisition by IndyMac Bancorp:

	Cumulative Net Losses	Principal Balance	Loss Ratio(1)
As of December 31, 2001	$ 19,858,882	$ 3,717,799,425	0.53%
As of December 31, 2002	$ 37,571,198	$ 4,392,799,445	0.86%
As of December 31, 2003	$ 66,731,879	$ 4,792,776,713	1.39%
As of December 31, 2004	$ 95,231,401	$ 6,992,717,455	1.36%
As of September 30, 2005	$ 110,060,981	$ 9,482,852,500	1.16%

___________________

(1)	Loss Ratio represents cumulative net losses as a percentage of the aggregate outstanding principal balance of sub-prime mortgage loans securitized.

Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer’s control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

The expense fees are payable out of the interest payments of each mortgage loan. The expense fees consist of (a) the monthly servicing fee payable to the servicer and (b) the monthly fee payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement. The servicer will be obligated to pay certain ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the servicer out of its fee. The amount of the servicing fee will be subject to adjustment with respect to prepaid mortgage loans, as described herein under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.” The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account and the Excess Reserve Fund Account. Finally, the servicer is also entitled to any interest paid in connection with prepayments received in the month in which the prepayment is distributed to certificateholders (“Prepayment Interest Excess”). The “adjusted net mortgage rate” of a mortgage loan is the mortgage loan’s mortgage rate minus the expense fee rate.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and the trust fund is entitled to the interest paid by the borrower only to the first day of the month in which the amount prepaid is to be distributed. Similarly, if the servicer purchases a mortgage loan as described in this free writing prospectus under “—Certain Modifications and Refinancings,” the trust fund is entitled to the interest paid by the servicer only to the first day of the month in which the purchase price is to be distributed. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments on such mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans will result. Conversely, principal prepayments on such mortgage loans received by the servicer from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall (a “prepayment interest shortfall”) in the amount of interest to be distributed to certificateholders with respect to such prepaid mortgage loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the servicer will be required to reduce its servicing fee, but the reduction for any distribution date will be limited to an amount (this amount is referred to as “Compensating Interest”) equal to the lesser of (i) prepayment interest shortfalls and (ii) the product of:

•	0.125% multiplied by
•	one-twelfth multiplied by
•	the pool balance as of the first day of the prior month.

Advances

Except as described below, the servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the mortgage loans that do not constitute Available Funds for that distribution date, an amount (an “advance”) equal to:

•

all of the payments of principal and interest on the mortgage loans due during the related Remittance Period and delinquent as of the “determination date” (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month, except that if the next business day is less than two business days before the related distribution date, then the determination date will be the business day preceding the 18th day of the month)

minus

•	the total of
•	the servicing fee for the related period

plus

•	an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make advances with respect to delinquent payments of principal or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the servicer to make or deposit in the certificate account, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

Over the past three years, IndyMac Bank has complied with all advancing obligations required of it as servicer or servicer for a pool of securitized mortgage loans.

Certain Modifications and Refinancings

The servicer may modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the trust fund immediately preceding the modification. Any modification of a mortgage loan may not be made unless the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. The servicer attempts to identify mortgagors who are likely to refinance their mortgage loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the first day of the month in which the proceeds are to be distributed at the applicable mortgage rate minus the sum of the servicing fee rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the servicer. The servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. The purchase price will be treated by the servicer as a prepayment in full of the related mortgage loan, and will be distributed by the trustee in accordance with the terms of the pooling and servicing agreement. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Default Management Services

In connection with the servicing of defaulted mortgage loans, the servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The servicer will be entitled to reasonable compensation for providing those services.

Certain Matters regarding the Servicer

For a description of the servicer’s discretion to waive certain charges and extend due dates in connection with the mortgage loans, see “The Agreements—Collection Procedures” in the prospectus. For a description of the servicer’s ability to enter into sub-servicing agreements, see “—Sub-Servicing by Sellers” in the prospectus. For a description of available remedies after the occurrence of an event of default under the pooling and servicing agreement, see “The Agreements—Events of Default; Rights Upon Event of Default” in the prospectus. For a discussion of the circumstances in which the servicer may resign or be removed, see “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the prospectus. For a discussion of the appointment of a successor servicer if the trustee is unwilling or unable to act as successor to the servicer, see “The Agreements—Events of Default; Rights Upon Event of Default” in the prospectus. For a description of permissible amendments to the pooling and servicing agreement, see “—Amendment” in the prospectus.

THE SPONSOR

The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the servicer of the Closing Date Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by sub-prime mortgage loans since 1996. The following table describes the approximate volume of sub-prime mortgage loan securitizations sponsored by IndyMac Bank since 2002.

Year	Approximate Volume
2002	$.67 billion
2003	$.40 billion
2004	$2.20 billion
2005	$3.32 billion

As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

With respect to 5 of the 16 sub-prime securitizations organized by the sponsor since 2000, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans or a group of mortgage loans included in the related trust, resulting in a sequential distribution of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

STATIC POOL DATA

Certain static pool data for securitizations of sub-prime mortgage loans sponsored by IndyMac Bank over the past five years is available on the internet at http://regab.indymacbank.com. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from the other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus. In addition, performance of a securitization pool may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is unlikely to be indicative of the future performance of the Mortgage Loans in this free writing prospectus.

This static pool data is not deemed part of the this free writing prospectus, prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or
•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

THE DEPOSITOR

The depositor is IndyMac ABS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

In connection with the issuance of the certificates, the depositor will form Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-A, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-A is sometimes referred to in this free writing prospectus and the prospectus as the “issuing entity,” the “trust” or the “trust fund.” The trustee will serve as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity will be December 31.

The issuing entity’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC’s custody but the mortgage files will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as Trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purchases, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06S1. Certificateholders may access monthly statements from the trustee’s website. Certificateholders may obtain assistance in operating the website by calling the trustee’s investor relations desk at (800) 735-7777.

DBNTC is providing the information in the preceding two paragraphs at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

(i)	in any way relating to the failure of the servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling and servicing agreement,

(ii)	that constitutes a specific liability of the trustee under certain sections of the pooling and servicing agreement or
(iii)

incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the pooling and servicing agreement or reckless disregard of the trustee’s obligations and duties under the pooling and servicing agreement.

Any amounts payable to the trustee or any director, officer, employee or agent of the trustee in respect of indemnification or pursuant to any other right of reimbursement from the trust that the trustee or any director, officer, employee or agent of the trustee may have under the pooling and servicing agreement may be withdrawn by the trustee from the distribution account at any time.

The indemnification provided to the trustee in the pooling agreement will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee’s performance in accordance with the provisions of the pooling agreement. The servicer is required to indemnify the trustee against any loss, liability or expense resulting from a breach of the servicer’s obligations and duties under the pooling and servicing agreement, including its failure to perform its duties and service the mortgage loans in accordance with the terms of the pooling and servicing agreement.

The trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the pooling and servicing agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the trustee will not be liable, individually or as trustee:

•	for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,
•

with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the voting rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

•

for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

•	for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

The trustee may at any time resign by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The depositor or the servicer may remove the trustee and appoint a successor trustee if:

•	the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,
•

the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•

a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

In addition, the holders of certificates evidencing at least 51% of the voting rights of each class of certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each rating agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the certificates.

AFFILIATIONS AND RELATED TRANSACTIONS

The depositor is a direct wholly owned subsidiary of the sponsor. The sponsor is the servicer and the originator of the mortgage loans.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicer, the trustee, any originator of the mortgage loans or the swap counterparty.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates were issued do not purport to be complete. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2006-A will consist of the following certificates: (a) Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Class A Certificates”), (b) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinated Certificates”), (c) the Class C and Class P Certificates, which are not offered certificates and (d) the Class R Certificates (the “Residual Certificates”), which are not offered certificates. The classes of offered certificates will have the respective initial class certificate balances and pass-through rates described on the cover page or described in this free writing prospectus.

The “class certificate balance” of any class of Class A or Subordinated Certificates as of any distribution date is the aggregate certificate principal balance issued with respect to such class on the closing date reduced by the sum of:

•	all amounts previously distributed to holders of certificates of that class as payments of principal, and
•

in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts applicable to such class of Subordinated Certificates before that distribution date; provided, however, that the class certificate balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries distributed as principal to any class of certificates but not by more than the amount of Applied Realized Loss Amounts previously allocated to reduce the class certificate balance of such class of certificates.

After such allocation, a corresponding decrease will be made on such distribution date to the Unpaid Realized Loss Amount for any class that had its class certificate balance increased by such allocation of Subsequent Recoveries. Although Subsequent Recoveries, if any, will be allocated to increase the class certificate balance of a class of Subordinated Certificates, as described above, such Subsequent Recoveries will be included in the Principal Distribution Amount and will be distributed in the priority set forth below under “—Distributions of Interest and Principal,” and therefore such Subsequent Recoveries are unlikely to be used to make any principal payments on the class or classes of certificates for which the class certificate balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in class certificate balance for any interest accrual period preceding the distribution date on which such increase occurs. Once the class certificate balance of a class of certificates has been reduced to zero, that class of certificates will no longer have the benefit of Subsequent Recoveries.

The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form. The offered certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof. A single certificate of those classes may be issued in an amount different than described above.

Book-Entry Certificates

Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their offered certificates through the Depository Trust Company (the “Depository”) in the United States, or upon request, through Clearstream, Luxembourg (“Clearstream”) or the Euroclear System (“Euroclear”), in Europe. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of those classes of certificates and which will be held by a nominee of the Depository. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of the Depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $100,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the Depository that its nominee will be CEDE & Co. (“Cede”). Accordingly, Cede is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be Cede, as nominee of the Depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the Depository. Monthly and annual reports on the trust fund provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose Depository accounts the book-entry certificates of those beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Payments on Mortgage Loans; Accounts

On or prior to the closing date, the trustee will establish an account (the “distribution account”), which shall be held by the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each distribution date, the servicer will withdraw from the certificate account the amount of Available Funds (calculated for this purpose without considering amounts payable or reimburseable to the trustee)

and remit them to the trustee and the trustee will deposit that amount in the distribution account. Funds credited to the certificate account and the distribution account may be invested for the benefit and at the risk of the servicer in Permitted Investments, as defined in the pooling and servicing agreement.

“Available Funds” with respect to any distribution date will be equal to the sum of:

i.

all scheduled installments of interest (net of the related expense fees) and principal due on the due date on those mortgage loans in the related Remittance Period and either received prior to the related determination date or advanced;

ii.

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer’s normal servicing procedures (collectively referred to as insurance proceeds) and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise (“liquidation proceeds”) during the preceding calendar month (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and any Subsequent Recoveries;

iii.

all partial or full prepayments on the mortgage loans and interest received during the related Prepayment Period (other than Prepayment Interest Excess) together with all Compensating Interest thereon; and

iv.

amounts received with respect to that distribution date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the seller or the servicer as of that distribution date;

minus

v.	amounts in reimbursement for advances previously made and other amounts as to which the servicer and trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement;

minus

vi.

any Net Swap Payment or Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider).

The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the offered certificates.

Distributions on the Certificates

Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter (a “distribution date”), commencing in February 2006, to the persons in whose names the certificates are registered on the Record Date. The “Record Date” for (x) the physical certificates is the closing date for the first distribution date and the close of business on the last business day of the month preceding the month of the distribution date for each distribution date thereafter and (y) the offered certificates, as long as they are book-entry certificates, the close of business on the business day before the distribution date.

Distributions on each distribution date will be made by wire transfer to any certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities or by check upon the written request of the certificateholder; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office that the trustee may designate for such purposes from time to time.

As more fully described herein, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

•	to interest on each class of certificates;
•

to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under “—Distributions of Interest and Principal;”

•	to principal on the classes of certificates then entitled to receive distributions of principal in order to maintain the Overcollateralization Target Amount;
•	to unpaid interest and Applied Realized Loss Amounts in the order and subject to the priorities described herein under “—Distributions of Interest and Principal;”
•

to deposit into the Excess Reserve Fund Account to cover any other Net WAC Cap Carry Forward Amount on the offered certificates subject to certain limitations set forth herein under “—Distributions of Interest and Principal;”

•	to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider;
•	to the holders of the Class C Certificates, the amounts described in the pooling and servicing agreement; and
•	to the holders of the Class R Certificates, any remaining amount.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to certificateholders and the source of payments for the fees and expenses:

Type	Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Servicing Fee	Servicer	0.50% per annum of the principal balance of each mortgage loan (3)	Compensation	All collections on the mortgage loans (4)	Monthly
Additional Servicing Compensation	Servicer	Prepayment Interest Excess (5)	Compensation	Interest collections with respect to each mortgage loan	Time to time
Trustee Fee		All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the mortgage loans excluding prepayment charges	Time to time
		All investment income earned on amounts on deposit in the Certificate Account, Distribution Account and Excess Reserve Fund Account	Compensation	Investment income related to the Certificate Account, the Distribution Account and the Excess reserve Fund Account	Monthly
		Excess Proceeds (6)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
	Trustee	0.0075% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	All collections on the mortgage loans	Monthly

Net Swap Payment	Swap Provider	Net Swap Payment	Payment of Net Swap Payment to Swap Provider	Aggregate interest and principal collected or advanced on the mortgage loans	Monthly
Insurance expenses	Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time
Advances and Servicing Advances	Servicer	To the extent of funds available, the amount of any advances and servicing advances	Reimbursement of Expenses

With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (7)

Time to time
Nonrecoverable Advances and Servicing Advances	Servicer	The amount of any advances and servicing advances deemed nonrecovreable	Reimbursement of Expenses	All collections on the mortgage loans	Time to time
Reimbursement for certain expenses, costs and liabilities incurred by the servicer or the depositor in connection with any legal action relating to the pooling agreement or the certificates (3)	Servicer	The amount of the expenses, costs and liabilities incurred	Reimbursement of Expenses	All collections on the mortgage loans	Time to time
Indemnification expenses	Seller, Servicer or Depositor	Amounts for which the seller, the servicer and the depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
Indemnification expenses	Trustee	Amounts for which the trustee is entitled to indemnification (9)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

Reimbursement for any amounts payable by the trustee for recording of assignments of mortgages to the extent not paid by the servicer	Trustee	The amounts paid by the Trustee	Reimbursement of Expenses	All collections on the mortgage loans	Time to time
Reimbursement for trustee’s costs associated with the transfer of servicing to the trustee in the event of termination of the servicer to the extent not paid by the servicer	Trustee	The amount of costs incurred by the trustee in connection with the transfer of servicing to the trustee in the event of termination of the servicer to the extent not paid by the servicer	Reimbursement of Expenses	All collections on the mortgage loans	Time to time
Reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	Trustee	The amount incurred by the trustee in connection with a tax audit of the trust	Reimbursement of Expenses	All collections on the mortgage loans	Time to time

Reimbursement for enforcement expenses incurred by the servicer, the trustee or the NIMS insurer in respect of a breach by the sponsor of its representations and warranties in the mortgage loan purchase agreement or the pooling agreement

Servicer, Trustee or NIMS Insurer

The amount of expenses incurred by the servicer, the trustee or the NIMS insurer in respect of a breach by the sponsor of its representations and warranties in the mortgage loan purchase agreement or the pooling agreement

			Reimbursement of Expenses	All collections on the mortgage loans	Time to time
Any tax imposed under the Internal Revenue Code on a REMIC formed under the pooling agreement in the event the REMIC engages in a prohibited transaction _____________	United States Treasury	The amount of any tax under the Internal Revenue Code on a REMIC formed under the pooling agreement in the event the REMIC engages in a prohibited transaction	Compliance with Internal revenue Code	All collections on the mortgage loans	Time to time
(1)

If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.
(3)

The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)

The servicing fee is generally payable from interest collections on the mortgage loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the servicing fee.

(5)

Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(6)	The servicer will be entitled to liquidation proceeds on a liquidated mortgage loan in excess of the unpaid principal balance and accrued interest.
(7)

Reimbursement of servicing advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(8)

Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses.”

(9)	The trustee entitled to indemnification of certain expenses as described in this free writing prospectus under “The Trustee.”

Pass Through Rates

The pass-through rate for the interest accrual period for each distribution date for each class of the Class A Certificates and the Subordinated Certificates will be equal to the least of:

(a)	One-Month LIBOR plus the related Pass-Through Margin for that class;

(b)           the “Maximum Cap,” which, for any distribution date, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the mortgage loans and (y) the percentage equivalent of a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination event with respect to the Swap Provider) made by the Swap Provider, if any, multiplied by 12 and the denominator of which is the aggregate stated principal balance of the mortgage loans; and

(c)          the “Net WAC Cap,” which, for any distribution date, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the mortgage loans (assuming for purposes of the first Distribution Date, the Expense Adjusted Net Mortgage Rates equal 0.00% for those mortgage loans included in the trust on the Closing Date that have a first pay date on March 1, 2006) minus (y) the percentage equivalent of a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, multiplied by 12 and the denominator of which is the aggregate stated principal balance of the mortgage loans.

“Expense Adjusted Net Maximum Mortgage Rate” for any distribution date and a mortgage loan will be the per annum rate equal to the maximum mortgage rate (or the mortgage rate for such mortgage loan, in the case of the fixed-rate mortgage loans) of such mortgage loan as of the first day of the month preceding the month in which the distribution date occurs minus the Expense Fee Rate.

“Expense Adjusted Net Mortgage Rate” for any distribution date and a mortgage loan will be the per annum rate equal to the mortgage rate of such mortgage loan as of the first day of the month preceding the month in which the distribution date occurs minus the Expense Fee Rate.

“Expense Fee Rate” for any distribution date will equal the sum of the servicing fee rate and the trustee fee rate which will be 0.5075% per annum.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfalls experienced by the mortgage loans. With respect to any distribution date, the “net interest shortfall” will be equal to:

•

the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans during the related prepayment period exceeds the Compensating Interest for that distribution date; and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction.

Net interest shortfalls on any distribution date will be allocated pro rata among all Class A Certificates and the classes of Subordinated Certificates on such distribution date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such distribution date, in each case before taking into account any reduction in such amounts from such net interest shortfalls.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Distributions of Interest and Principal

On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

(i)            Interest Distributions will be made from the Interest Remittance Amount for that distribution date in the following order of priority:

(a)            concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, the Accrued Certificate Interest and any Unpaid Interest Amount for such classes; and

(b)           sequentially to the Class M-l Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, the Accrued Certificate Interest for each such class on that distribution date.

(ii)           Principal Distributions will be made to the holders of the classes of Class A and Subordinated Certificates then entitled to distributions of principal from Principal Distribution Amount for that distribution date in the following order of priority:

(a)           If (x) such distribution date is before the Stepdown Date or (y) if a Trigger Event is in effect on such distribution date, as follows:

i.    sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Principal Distribution Amount for that distribution date, until their respective class certificate balances have been reduced to zero; provided, however, that with respect to any distribution date on which the aggregate class certificate balance of the Subordinated Certificates have been reduced to zero and the Overcollateralization Amount for that distribution date is zero, the amount to be distributed to the Class A Certificates pursuant to this clause will be distributed concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their class certificate balances; and

ii. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Principal Distribution Amount remaining for that distribution date, until their respective class certificate balances have been reduced to zero.

(b)            If such distribution date is on and after the Stepdown Date and as long as a Trigger Event is not in effect, as follows:

i. sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the lesser of the (A) the Principal Distribution Amount for that distribution date and (B) the Class A Principal Distribution Amount for that distribution date, until their respective class certificate balances have been reduced to zero; provided, however, that with respect to any distribution date on which the aggregate class certificate balance of the Subordinated Certificates have been reduced to zero and the

Overcollateralization Amount for that distribution date is zero, the amount to be distributed to the Class A Certificates pursuant to this clause will be distributed concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their class certificate balances; and

ii.      sequentially and in each case to the extent of the Principal Distribution Amount remaining, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount; to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount; to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount; to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount; to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount; to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount; to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount; to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount; to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount; and to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount; in that order, in each case until their respective class certificate balances have been reduced to zero.

(iii)          Any amount of Available Funds remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority with respect to the offered certificates:

(a)            to fund the Extra Principal Distribution Amount for that distribution date to be paid as a component of the Principal Distribution Amount in the same order of priority as described in clause (ii) above;

(b)           to the holders of the Class M-1 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

(c)            to the holders of the Class M-2 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

(d)           to the holders of the Class M-3 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

(e)            to the holders of the Class M-4 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-4 Certificates, any Unpaid Realized Loss Amount for that class;

(f)            to the holders of the Class M-5 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-5 Certificates, any Unpaid Realized Loss Amount for that class;

(g)           to the holders of the Class M-6 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-6 Certificates, any Unpaid Realized Loss Amount for that class;

(h)           to the holders of the Class M-7 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-7 Certificates, any Unpaid Realized Loss Amount for that class;

(i)            to the holders of the Class M-8 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-8 Certificates, any Unpaid Realized Loss Amount for that class;

(j)            to the holders of the Class M-9 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-9 Certificates, any Unpaid Realized Loss Amount for that class;

(k)           to the holders of the Class M-10 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-10 Certificates, any Unpaid Realized Loss Amount for that class;

(l)            to the Excess Reserve Fund Account, the aggregate amount of any Net WAC Carry Forward Amounts for such distribution date to be distributed in the order and priority described under “Excess Reserve Fund Account” below;

(m)          to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider;

(n)           to the holders of the Class C Certificates, the amounts described in the pooling and servicing agreement; and

(o)	to the holders of the Class R Certificates, the remaining amount.

If, on a particular distribution date, amounts applied in the order described above are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on the certificates of equal priority based on the amount of interest that each class would otherwise have been entitled to receive in the absence of a shortfall. Any unpaid amount will be carried forward and added to the amount holders of the certificates will be entitled to receive on the next distribution date. Such a shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. See “—Overcollateralization Provisions” below for the meanings of certain other defined terms used in this section.

If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate class certificate balance of the certificates exceeds the aggregate Stated Principal Balance of the mortgage loans, the class certificate balance of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class M-10 Certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. Any such reduction to a class of Subordinated Certificates is referred to as an “Applied Realized Loss Amount.”

On each distribution date, the holders of the Class P Certificates will be entitled to receive all prepayment charges collected in connection with any mortgage loans during the related Remittance Period. The Class P Certificates are not offered hereby.

The Interest Rate Swap Agreement

Deutsche Bank National Trust Company, as trustee on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (the “Swap Provider”). On each distribution date, the Trustee, on behalf of the Supplemental Interest Trust, may receive certain net amounts from the Swap Provider, from which distributions to the trust will be made as described in this free writing prospectus in respect of Unpaid Interest Amounts, Net WAC Cap Carry Forward Amount and amounts necessary to maintain the required level of overcollateralization and to cover Realized Losses, in each case to the extent not covered by Total Monthly Excess Spread. The Supplemental Interest Trust will not be an asset of any REMIC.

Under the Interest Rate Swap Agreement, on each distribution date beginning February 2006 through and including the distribution date in January 2010, the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.7530% per annum, (y) the Notional Amount (as defined below) for that distribution date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, (y) the Notional Amount (as defined below) for that distribution date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a “Net Swap Payment,” will be required to be made on each such distribution date (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the Floating Swap Payment for such distribution date exceeds the Fixed Swap Payment for such distribution date. On each distribution date on which the Supplemental Interest Trust is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the calculation amount specified in the table below for such distribution date (such amount, the “Notional Amount”). The Interest Rate Swap Agreement will terminate immediately following the distribution date in January

2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Distribution Date in	Calculation Amount of Interest Rate Swap Agreement ($)
February 2006	560,000,000
March 2006	555,658,000
April 2006	549,480,000
May 2006	541,446,000
June 2006	531,560,000
July 2006	519,834,000
August 2006	506,304,000
September 2006	491,021,000
October 2006	474,061,000
November 2006	455,527,000
December 2006	435,928,000
January 2007	415,583,000
February 2007	395,988,000
March 2007	377,325,000
April 2007	359,548,000
May 2007	342,611,000
June 2007	326,479,000
July 2007	311,114,000
August 2007	296,478,000
September 2007	282,419,000
October 2007	266,809,000
November 2007	251,011,000
December 2007	227,622,000
January 2008	205,384,000
February 2008	185,555,000
March 2008	168,813,000
April 2008	154,287,000
May 2008	145,112,000
June 2008	137,098,000
July 2008	129,540,000
August 2008	122,415,000
September 2008	115,696,000
October 2008	109,358,000
November 2008	103,380,000
December 2008	97,740,000
January 2009	92,419,000
February 2009	87,401,000
March 2009	82,665,000
April 2009	78,196,000
May 2009	73,978,000
June 2009	69,997,000
July 2009	66,238,000
August 2009	62,691,000
September 2009	59,341,000
October 2009	56,178,000
November 2009	53,191,000
December 2009	50,370,000
January 2010	47,704,000

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no

“Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver” (which generally relates to the failure of either party to the interest rate swap agreement to perform its payment obligations under the Interest Rate Swap Agreement) (as may be amended in the Interest Rate Swap Agreement),

•

“Bankruptcy” which generally relates to the insolvency of, or inability to pay debts as they become due, by either party to the Interest Rate Swap Agreement (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” which generally relates to the merger, consolidation or transfer of substantially all of the assets of the Swap Provider without the assumption of obligations under the Interest Rate Swap Agreement by the surviving entity, as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (solely with respect to the Swap Provider) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of such Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Class A Certificates and Subordinated Certificates.

In the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Supplement Interest Trust Administrator of the Swap Termination Payment paid by the terminated Swap Provider, the Supplemental Interest Trust Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account established by the Supplemental Interest Trust Administrator and the Supplemental Interest Trust Administrator shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider and distribute such amount in accordance with the Swap Agreement and to the extent such funds are available.  On the Distribution Date immediately after the termination date of the original Swap Agreement, the Supplemental Interest Trust Administrator shall withdraw any funds remaining in such account and distribute such amount in accordance with the Swap Agreement.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each Rating Agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) deliver collateral satisfactory to each relevant Rating Agency such that the Swap Provider Trigger Event will not cause a downgrading or withdrawal of the then-current rating of the certificates, (2) obtain a substitute Swap Provider with credit ratings at least equal to the levels specified in the Interest Rate Swap Agreement that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (3) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).

The Swap Provider

The Swap Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider maintains a ratings classification of “AAA” from S&P and “Aaa” from Moody’s. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of S&P and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179.

Based upon a reasonable good faith estimate of maximum probable exposure, the “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As set forth in the Interest Rate Swap Agreement, the Swap Provider may be replaced if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10% of the aggregate actual class certificate principal balance of the related class or classes of certificates.

Payments Under the Interest Rate Swap Agreement

Amounts payable by the trust to the Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Available Funds before distributions to the holders of the Class A Certificates and Subordinated Certificates. On each distribution date, such amounts will be distributed by the trust to the Supplemental Interest Trust, and paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Supplemental Interest Trust in respect of any Swap Termination Payment triggered by a

Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Subordinated Certificates and will be paid by the trust to the Supplemental Interest Trust as set forth in the pooling and servicing agreement.

Net Swap Payments payable by the Swap Provider to the Supplemental Interest Trust will be deposited by the Supplemental Interest Trust Administrator in the Supplemental Interest Trust. On each distribution date, to the extent required after the distributions of Available Funds and distributions from the Excess Reserve Fund Account are made on that distribution date, the Supplemental Interest Trust Administrator will withdraw the following amounts from the Supplemental Interest Trust for distribution to the certificates in the following order of priority:

(1)           first, to pay any Unpaid Interest Amounts on the Class A Certificates, pro rata, including any accrued Unpaid Interest Amounts from a prior distribution date and then to the Subordinated Certificates, sequentially in order of their payment priority, to pay any Unpaid Interest Amounts including any accrued Unpaid Interest Amounts from prior distribution dates;

(2)           second, to pay any principal on the Certificates, then entitled to receive principal distributions, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(3)           third, sequentially in order of their payment priority, to pay the Subordinated Certificates any Unpaid Realized Losses remaining on the Subordinated Certificates; and

(4)           fourth, to pay the Net WAC Cap Carry Forward Amount on the Class A and Subordinated Certificates remaining unpaid in the same order of priority as described above.

The Supplemental Interest Trust Administrator

Deutsche Bank National Trust Company (the “Supplemental Interest Trust Administrator”) will be the trustee of the Supplemental Interest Trust. The Supplemental Interest Trust Administrator will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Administrator will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the trust. The Supplemental Interest Trust Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Any resignation or removal of Deutsche Bank National Trust Company as Trustee will also result in the resignation or removal, as applicable, of Deutsche Bank National Trust Company as the trustee of the Supplemental Interest Trust.

Excess Reserve Fund Account

The pooling and servicing agreement will establish an account (the “Excess Reserve Fund Account”), which will be held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Any Net WAC Cap Carry Forward Amount paid from the total monthly excess spread will be paid from and to the extent of funds available therefor in the Excess Reserve Fund Account. The ratings on the certificates will not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount. On each distribution date, any Net WAC Cap Carry Forward Amounts will be paid as follows:

From amounts on deposit in the Excess Reserve Fund Account, as follows:

1.	concurrently, to each class of Class A Certificates, pro rata, the amount of the Net WAC Cap Carry Forward Amount for each such class; and
2.	sequentially, to the Subordinated Certificates, in order of their payment priority, any remaining Net WAC Cap Carry Forward Amount for each such class.

At least six (6) Business Days prior to the related distribution date, the seller will make available to the trustee a statement containing (i) the aggregate certificate balances of each of the Class A Certificates and Subordinated Certificates owned by the seller or any of its affiliates during the immediately preceding interest accrual period and/or as of the date of such statement to the trustee and (ii) the names of the seller and/or any of its affiliates that own such Class A Certificates or Subordinated Certificates during the immediately preceding interest accrual period and/or as of the date of the such statement to the trustee. The seller and its affiliates will agree that (i) the seller and its affiliates will own not less than 100% of any class of certificates and (ii) neither the seller nor any of its affiliates will undertake to sell any certificates held by such entities or purchase any additional certificates from the date of such statement to the trustee until the first day following the related distribution date.

Overcollateralization Provisions

The pooling and servicing agreement will require that the Total Monthly Excess Spread, if any, on each distribution date and, to the extent available, Net Swap Amounts payable to the Supplemental Interest Trust by the Swap Provider under the Interest Rate Swap Agreement be applied as an accelerated payment of principal of the certificates, but only to the limited extent hereafter described.

The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount and, to the extent available, the application of the Net Swap Amounts payable to the Supplemental Interest Trust by the Swap Provider under the Interest Rate Swap Agreement to make payments of principal on the Offered Certificates will have the effect of accelerating the amortization of the certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the certificates on any distribution date will, to the extent not otherwise required to be held in the Excess Reserve Fund Account, be distributed to the Class C Certificateholders and will not be available on any future distribution date to cover any Extra Principal Distribution Amount, Unpaid Interest Amounts or Applied Realized Losses.

With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the preceding due date over (b) the class certificate balance of the Class A and Subordinated Certificates and the Class P Certificates as of that date (assuming the payment of 100% of the Principal Remittance Amount on those certificates on that distribution date) will be the “Overcollateralization Amount” as of that distribution date. The pooling and servicing agreement will require that a portion of the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of that distribution date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal will be an Extra Principal Distribution Amount for that distribution date. The required level of the Overcollateralization Amount with respect to a distribution date is the “Overcollateralization Target Amount.” As described in the definition above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event is in effect, the Overcollateralization Target Amount will not “step down.”

Overcollateralization Reduction Amount. If the Overcollateralization Target Amount is permitted to decrease or “step down” on a distribution date in the future, or if an Excess Overcollateralization Amount otherwise exists, the pooling and servicing agreement will provide that some or all of the principal which would otherwise be distributed to the holders of the certificates on that distribution date will (to the extent not otherwise required to be deposited in the Excess Reserve Fund Account) be distributed to the Class C Certificateholders on that distribution date until the Excess Overcollateralization Amount is reduced to zero. This will have the effect of decelerating the amortization of the certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount. With respect to any distribution date, the excess, if any, of (a) the Overcollateralization Amount on that distribution date over (b) the Overcollateralization Target Amount will be the “Excess Overcollateralization Amount” with respect to that distribution date. The amount distributable to the Class C Certificateholders to effect such a deceleration will be in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Principal Remittance Amount.

Glossary

As used in this free writing prospectus, the following terms have the meanings set forth below.

“Accrued Certificate Interest” for each class of Class A and Subordinated Certificates on any distribution date will equal (x) the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to that distribution date at the related pass-through rate minus (y) any net interest shortfall allocated to that class.

“Basic Principal Distribution Amount” means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Excess Overcollateralization Amount, if any, for that distribution date.

“Class A Principal Distribution Amount” is the lesser of:

(A)     the aggregate class certificate balance of the Class A Certificates immediately before that distribution date; and

(B)     the lesser of (x) approximately 56.10% of the aggregate Stated Principal Balance of all the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the Class A mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-1 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and

(B)	the class certificate balance of the Class M-1 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 63.70% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B)     an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-2 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and

(C)	the class certificate balance of the Class M-2 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 70.60% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B)     an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-3 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and

(D)	the class certificate balance of the Class M-3 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 74.70% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B)     an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-4 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date) and

(E)	the class certificate balance of the M-4 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 78.20% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B)     an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-5 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

(E)     the class certificate balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date) and

(F)	the class certificate balance of the M-5 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 81.70% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-6 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

(E)     the class certificate balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

(F)     the class certificate balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date) and

(G)	the class certificate balance of the M-6 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 84.80% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-7 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

(E)     the class certificate balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

(F)     the class certificate balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

(G)     the class certificate balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date) and

(H)	the class certificate balance of the M-7 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 87.70% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-8 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

(E)     the class certificate balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

(F)     the class certificate balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

(G)     the class certificate balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

(H)     the class certificate balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for that distribution date) and

(I)	the class certificate balance of the M-8 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 90.50% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-9 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

(E)     the class certificate balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

(F)     the class certificate balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

(G)     the class certificate balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

(H)     the class certificate balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for that distribution date),

(I)      the class certificate balance of the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount for that distribution date) and

(J)	the class certificate balance of the M-9 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 92.50% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Class M-10 Principal Distribution Amount” for any distribution date is the excess of:

(i)	the sum of

(A)     the aggregate class certificate balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

(B)     the class certificate balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

(C)     the class certificate balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

(D)     the class certificate balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

(E)     the class certificate balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

(F)     the class certificate balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

(G)     the class certificate balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

(H)     the class certificate balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for that distribution date),

(I)      the class certificate balance of the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount for that distribution date),

(J)      the class certificate balance of the Class M-9 Certificates (after taking into account distribution of the Class M-9 Principal Distribution Amount for that distribution date) and

(K)	the class certificate balance of the M-10 Certificates immediately before that distribution date over (ii) the lesser of

(A)     approximately 94.80% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

(B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $2,800,000.

“Credit Enhancement Percentage” means, for any distribution date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class certificate balances of all classes of certificates subordinated to such class and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during that Remittance Period, to the extent received or advanced, and principal prepayments received in the Prepayment Period related to that distribution date).

“Cumulative Net Loss Trigger Event” exists with respect to any distribution date on or after the Stepdown Date, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred from the cut-off date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of such Remittance Period) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds (A) 1.50% for the first month, plus an additional 1/12th of 1.90% for each month thereafter, from February 2008 through January 2009, (B) 3.40% for the first month, plus an additional 1/12th of 1.90% for each month thereafter, from February 2009 through January 2010, (C) 5.30% for the first month, plus an additional 1/12th of 1.50% for each month thereafter, from February 2010 through January 2011, (D) 6.80% for the first month, plus an additional 1/12th of 0.10% for each month thereafter, from February 2011 to January 2012 and (E) 6.90%, from February 2012 and thereafter.

“Excess Overcollateralization Amount” is described in “—Overcollateralization Provisions.”

“Extra Principal Distribution Amount” means, as of any distribution date, the lesser of (x) the Total Monthly Excess Spread for that distribution date and (y) the Overcollateralization Deficiency for that distribution date.

“Interest Remittance Amount” for any distribution date is the portion of clauses (i) through (iii) of Available Funds attributable to interest minus any Net Swap Payment owed to the Swap Provider on that distribution date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that distribution date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

“Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Net WAC Cap Carry Forward Amount” for any class of certificates and any distribution date, is an amount equal to the aggregate amount of Net WAC Shortfall for such class on that distribution date (to the extent not covered by payments from the Excess Reserve Fund Account or the Supplemental Interest Trust), plus any unpaid Net WAC Shortfall for such class from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of certificates, without giving effect to the applicable Net WAC Cap).

“Net WAC Shortfall” for any class of certificates and any distribution date on which the pass-through rate for the certificates is the related Net WAC Cap, is an amount equal to excess of (x) the amount of interest such class of certificates would have accrued for such distribution date had such pass-through rate not been limited by the related Net WAC Cap over (y) the amount of interest such class of certificates accrued for such distribution date at the related Net WAC Cap.

“Overcollateralization Amount” is described in “—Overcollateralization Provisions.”

“Overcollateralization Deficiency” is described in “—Overcollateralization Provisions.”

“Overcollateralization Target Amount” means, with respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to the initial target percentage set forth in the pooling and servicing agreement of the aggregate principal balance, as of the cut-off date, of the Mortgage Loans delivered to the Issuing Entity on the closing date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the post-stepdown date target percentage set forth in the pooling and servicing agreement of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period; to the extent received or advanced; and principal prepayments received during the related Prepayment Period) and (y) approximately $2,800,000 or (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The initial target percentage is expected to be approximately 2.60% and the post-stepdown date percentage  is expected to be approximately 5.20%.  The actual initial target percentage and the post-stepdown date percentage required by the pooling and servicing agreement may be up to 5% higher but will not be less than 2.60% and 5.20%, respectively.  The Overcollateralization Amount on the Closing Date will equal the Overcollateralization Target Amount.

The “Prepayment Period” means for any distribution date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first distribution date, January 1, 2006) and ending on the fifteenth day of the calendar month in which such distribution date occurs.

The “Principal Distribution Amount” for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date minus (iii) the excess of (x) the sum of the Net Swap Payments payable to the Swap Provider over (y) the Interest Remittance Amount for such distribution date.

“Principal Remittance Amount” means, with respect to any distribution date, the amount equal to the sum of the following amounts (without duplication): (i) each payment of principal on a mortgage loan due during the related Remittance Period and received or advanced, plus all full and partial principal prepayments received during the related Prepayment Period, (ii) the liquidation proceeds on the mortgage loans allocable to principal and Subsequent Recoveries actually collected by the servicer during the preceding calendar month, (iii) the principal portion of the purchase price with respect to each deleted mortgage loan that was repurchased as of that distribution date, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a mortgage loan as of that distribution date, (v) the principal portion of any proceeds from mortgage insurance and (vi) the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

“Realized Loss” is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to the principal balance of the mortgage loan.

The “Remittance Period” with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

“60+ Day Delinquent Loan” means each mortgage loan with respect to which any portion of a Scheduled Payment is 60 days or more past due (without giving effect to any grace period) as of the last day of any prior month and all REO property.

“Stated Principal Balance” means, as to any mortgage loan and due date, the unpaid principal balance of that mortgage loan as of that due date as specified in the amortization schedule for such due date, after giving effect to (x) the principal portion of payments due on or before that due date whether or not received from the related mortgagor and (y) any liquidation proceeds allocable to principal received in the prior calendar month and principal prepayments received prior to the end of the Prepayment Period that includes such due date.

“Stepdown Date” means the earlier to occur of (i) the first Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in February 2009 and (B) the first distribution date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 43.90%.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

A “Trigger Event,” with respect to each distribution date on or after the Stepdown Date, is in effect if (A) the quotient (expressed as a percentage) of (x) the three month rolling average of 60+ Day Delinquent Loans, as of the last day of the preceding calendar month, and (y) the Stated Principal Balance of the mortgage loans, as of the last day of the preceding calendar month equals or exceeds 36.40% of the Credit Enhancement Percentage for the Class A Certificates, or (B) a Cumulative Net Loss Trigger Event is in effect.

“Total Monthly Excess Spread” as to any distribution date equals the excess, if any, of (x) the Available Funds over (y) the amounts paid pursuant to clauses (i) and (ii) above under “—Distributions of Interest and Principal,” assuming for purposes of this calculation that the Extra Principal Distribution Amount included in the Principal Distribution Amount distributed is zero.

“Unpaid Interest Amounts” for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for that distribution date and any portion of Accrued Certificate Interest from prior distribution dates remaining unpaid over (ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) interest on that excess for the related Interest Accrual Period at the applicable pass-through rate (to the extent permitted by applicable law).

“Unpaid Realized Loss Amount,” with respect to any class of Subordinated Certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates and any increase in the class certificate balance of that class due to the allocation of Subsequent Recoveries to the class certificate balance of that class. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the class certificate balance of that class.

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the offered certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 A.M., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by the servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Optional Termination

The servicer or the NIMS Insurer, if any, will have the right to repurchase all remaining mortgage loans and REO properties and thereby effect early retirement of the certificates on any distribution date (the “Optional Termination Date”) following the date on which the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period and REO properties first equals an amount less than 10% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date. If the servicer exercises its option, the purchase price distributed with respect to the certificates will be the sum of (i) 100% of their then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO properties and the appraised value is less than the Stated Principal Balance of the mortgage loans) together with any related Net WAC Cap Carry Forward Amount and (ii) any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option. Distributions on the certificates in respect of any optional termination will first be paid as set forth under “Description of the Certificates—Distributions of Interest and Principal” herein. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

In connection with the issuance of any net interest margin securities, the servicer may agree to refrain from exercising this option while those securities are outstanding.

Rights of the NIMS Insurer under the Pooling and Servicing Agreement

After the closing date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer that would issue a policy will be a third party beneficiary of the pooling and servicing agreement. The NIMS Insurer will have a number of rights under the pooling and servicing agreement, which will include the following:

•

the right to consent to the servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a mortgage loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 125 days, if the waivers or extensions relate to more than 5% of the mortgage loans as of the cut-off date and any subsequent cut-off date;

•	the right to consent to the servicer’s entering into any sub-servicing agreement with any servicing entity with respect to any of the mortgage loans;
•

the right to direct the trustee to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and the assets of the trust fund following the occurrence of an event of default under the pooling and servicing agreement;

•

the right to approve or reject the appointment of any successor servicer other than the trustee, if the servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the pooling and servicing agreement; and
•	each of the rights under “Risk Factors—Rights of the NIMS Insurer.”

Form of Reports to the Certificateholders

Under the terms of the pooling and servicing agreement, the certificateholders will receive important information concerning matters about the distribution of and performance of the mortgage loans for the related Remittance Period from the trustee on each distribution date. Such information will be made available each month to the certificateholders, the NIMS Insurer, the servicer and the rating agencies by calling the trustee’s investor relations desk at (800) 735-7777. Parties that are unable to use the distribution options provided by the trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

The primary source of information available to investors concerning the Class A and Subordinated Certificates will be the monthly reports made available via the trustee’s internet, which will include information as to the outstanding certificate principal balance of the Class A and Subordinated Certificates and the status of the applicable form of credit enhancement. Investors may read and any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be prepared and signed by the depositor.

Modifications to the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee with the consent of the NIMS Insurer and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding class of certificates.

The pooling and servicing agreement also may be amended from time to time by the depositor, the servicer, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates for the purpose of either adding, changing, or eliminating any provisions of the pooling and servicing agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders without consent of those adversely affected.

None of the depositor, the servicer nor the trustee may enter into an amendment of the pooling and servicing agreement that would significantly change the permitted activities of the trust fund without the consent of the NIMS Insurer and the certificateholders evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates. Promptly after the execution of any such amendment requiring consent the trustee will furnish a copy of such amendment to each certificateholder.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults in Delinquent Payments

The yield to maturity of the Class A and Subordinated Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Subordinated Certificates may not receive reimbursement for Applied Realized Loss Amounts in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Class A and Subordinated Certificates, the aggregate amount of distributions on the Class A and Subordinated Certificates and the yields to maturity of the Class A and Subordinated Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or servicer). For those mortgage loans that contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment charges. The fixed-rate mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase by the servicer in connection with a modification and any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described herein) will result in distributions on the Class A and Subordinated Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Class A and Subordinated Certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. The Subordinated Certificates will not receive distributions of principal for at least the first three years after the closing date, unless the Class A Certificates are paid in full.

Certain of the Statistical Calculation Mortgage Loans are adjustable-rate mortgages (“ARMs”). As is the case with fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to “lock in” a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until two, three or five years after the origination thereof (the “Delayed First Adjustment Date Adjustable Mortgage Loans”). The prepayment experience of the Delayed First Adjustment Date Adjustable Mortgage Loans may differ from that of the other ARMs. The Delayed First Adjustment Date Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on these Delayed First Adjustment Date Adjustable Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

In addition, certain of the mortgage loans do not provide for any payments of principal for any of the first two, three, five, or ten years following their origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan. During their interest-only periods, these mortgage loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

As described under “The Mortgage Pool—Assignment of the Mortgage Loans” herein, with respect to the Delayed Delivery Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any such related mortgage file to the depositor or other designee of the depositor or, at the depositor’s direction, to the trustee within the time periods described under “The Mortgage Pool—Assignment of the Mortgage Loans” herein, the seller will be obligated to repurchase the related mortgage loan from the trust fund or, in certain circumstances, remove the mortgage loan from the trust fund and substitute in its place another mortgage loan. Any repurchases pursuant to this provision would have the effect of accelerating the rate of prepayments on the mortgage loans.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Subordinated Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Basis Risk

Each Interest Accrual Period for the Class A and Subordinated Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The pass-through rates for the Class A and Subordinated Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described herein.

Class A Certificates

The pass-through rates for the Class A certificate may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are either fixed or based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in any Loan Index. It is possible that a decrease in a Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class of Class A Certificates were to be higher than the related Net WAC Cap, the pass-through rate on those Class A Certificates would be lower than otherwise would be the case. Although holders of the offered certificates are entitled to receive any Net WAC Cap Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Class A certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

Subordinated Certificates

The pass-through rates for the Subordinated Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in any Loan Index and will not correlate with the fixed mortgage rates. It is possible that a decrease in a Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for the offered certificates were to be higher than the Net WAC Cap, the pass-through rate on one or more classes of the Subordinated Certificates would be lower than otherwise would be the case. Although holders of the Subordinated Certificates are entitled to receive any Net WAC Cap Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Subordinated Certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of those certificates. If the Overcollateralization Amount is less than the Overcollateralization Target Amount, 100% of the Total Monthly Excess Spread and funds available in the Supplemental Interest Trust (in each case only to the extent needed to maintain the Overcollateralization Target Amount) will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Overcollateralization Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the offered certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the offered certificates. The Swap Provider will only be required to make Swap Payments if One-Month LIBOR exceeds 4.7530% per annum. In addition, Net Swap Payments and Swap Termination Payments paid by the Swap Provider will first be applied to cover interest shortfalls on the offered certificates and may be insufficient to make accelerated payments of principal on the offered certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time and from class to class.

Subordinated Certificates

The Subordinated Certificates provide credit enhancement for the senior certificates and may absorb losses on the Class A mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on such assumption. If the Overcollateralization Amount has been reduced to zero, Realized Losses on the mortgage loans will reduce the class certificate balance of the class of the Subordinated Certificates then outstanding with the lowest relative payment priority. As a result of such reductions, less interest will accrue on such class of Subordinated Certificates than would otherwise be the case.

The Principal Distribution Amount includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the Liquidated Mortgage Loan, the total principal balances of the mortgage loans will decline more than the aggregate class certificate balances of the offered certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss.

The Subordinated Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the mortgage loans is consistent with such holder’s expectations.

For all purposes, the Class M-10 Certificates will have the lowest payment priority of any class of Subordinated Certificates.

Structuring Assumptions

The prepayment model used in this free writing prospectus represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

With respect to the fixed-rate mortgage loans, a 100% prepayment assumption (PPC) assumes a constant prepayment rate (“CPR”) of 4.0% per annum of the then outstanding principal balance of the fixed-rate mortgage loans in the first month of the life of the related mortgage loans and an additional approximately 1.7273.0% (precisely 19.0%/11 months) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of the fixed-rate mortgage loans, 100% prepayment assumption assumes a CPR of 23.0% per annum each month. A 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth.

The prepayment assumption with respect to the adjustable-rate mortgage loans assumes:

(a)

a CPR of 2.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the related mortgage loans and building linearly (rounded to the nearest hundredth) to a CPR of 30.0% in the 12th month;

(b)	beginning in the 12th month and until the 22nd month, a CPR of 30.0%;
(c)	beginning in the 23rd month and until the 27th month, a CPR of 50.0%; and
(d)	beginning in the 28th month and thereafter during the life of such mortgage loans, a CPR of 35.0%.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class certificate balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

•	the assumed mortgage loans are as set forth below;
•	the closing date for the certificates occurs on February 9, 2006;
•

distributions on the certificates are made on the 25th day of each month (regardless of whether it falls on a business day), commencing on February 25, 2006, in accordance with the priorities described herein;

•	the mortgage loan prepayment rates with respect to the mortgage loans are a multiple of the applicable prepayment assumption, as stated in the Prepayment Scenarios below;
•	prepayments include 30 days’ interest thereon;
•	the optional termination is not exercised (except with respect to the weighted average life to call);
•	the Overcollateralization Target Amount is initially as specified herein and thereafter decreases in accordance with the provisions herein;
•

with respect to adjustable rate loans, (a) the mortgage rate for each mortgage loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the gross margin plus the applicable Loan Index (subject to the applicable periodic adjustment cap and maximum interest rate), (b) the assumed level of 6-month LIBOR, 1-year LIBOR and 1-year CMT is 4.7594%, 4.8369% and 4.4240%, respectively, per annum and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

•	One-Month LIBOR remains constant at 4.5891% per annum;
•	a weighted average expense fee rate of 0.5075% per annum is paid monthly;
•	no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;
•

scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;
•	the initial class certificate balance of each class of certificates is as set forth on the cover page hereof;
•	interest accrues on each class of certificates at the applicable interest rate set forth on the cover hereof or as described herein; and
•	no Swap Early Termination Events occur.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables herein.

Principal Balances ($)	Gross WAC (%)	Original Amortization Term (months)	Original Term to Maturity (months)	Age (months)	Gross Margin (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (months)	Lifetime Rate Cap (%)	Lifetime Rate Floor (%)	Initial Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Index (%)	Original IO Term (months)
137,685.83	8.5000	360	180	4	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
64,249,579.26	8.4618	360	360	1	5.5018	23	6	14.4661	5.6492	3.0000	1.0000	LIBOR_6MO	0
13,950,104.13	7.8531	360	360	1	5.5624	23	6	13.8531	5.9705	3.0000	1.0000	LIBOR_6MO	0
78,042,237.92	8.2444	360	360	1	5.5417	23	6	14.2412	5.7264	3.0000	1.0000	LIBOR_6MO	0
12,742,962.66	8.3390	360	360	1	5.5208	24	6	14.3390	5.7010	3.0000	1.0000	LIBOR_6MO	0
8,587,675.57	7.7903	480	360	0	5.0516	24	6	13.7903	5.3625	3.0000	1.0000	LIBOR_6MO	0
977,674.22	7.5833	480	360	1	5.0000	24	6	13.5833	5.0000	3.0000	1.0000	LIBOR_6MO	0
18,539,749.69	7.5869	480	360	0	5.1130	24	6	13.5869	5.1268	3.0000	1.0000	LIBOR_6MO	0
1,287,773.97	7.4565	480	360	0	5.4471	24	6	13.4565	5.4471	3.0000	1.0000	LIBOR_6MO	0
40,819,843.59	7.4864	240	360	2	4.8461	22	6	13.3001	4.9087	3.3496	1.0097	LIBOR_6MO	120
10,019,820.73	7.4121	240	360	1	5.4006	23	6	13.4121	5.7267	3.0000	1.0000	LIBOR_6MO	120
99,815,187.40	7.2210	240	360	1	5.4216	23	6	13.2210	5.5658	3.0098	1.0057	LIBOR_6MO	120
12,304,834.67	6.9894	240	360	1	5.1996	23	6	12.9181	5.3692	3.0804	1.0000	LIBOR_6MO	120
254,275.76	9.2600	240	360	1	5.5000	23	6	15.2600	9.2600	3.0000	1.0000	LIBOR_6MO	120
13,337,298.98	7.2665	336	360	3	5.3839	21	6	13.2922	5.4651	3.1443	1.0609	LIBOR_6MO	24
3,034,362.09	7.3893	336	360	3	5.1991	21	6	13.2570	5.2103	3.0000	1.0000	LIBOR_6MO	24
34,567,743.81	6.8767	336	360	3	5.4762	21	6	12.8670	5.6473	3.0000	1.0000	LIBOR_6MO	24
3,290,543.51	6.7206	336	360	3	5.3815	21	6	12.7206	5.3815	3.0000	1.0000	LIBOR_6MO	24
9,955,181.37	8.4844	360	360	3	6.6096	33	6	15.2407	6.6726	1.8655	1.3782	LIBOR_6MO	0
1,018,649.48	8.7490	360	360	1	5.9374	35	6	14.7490	6.3725	3.0000	1.0000	LIBOR_6MO	0
952,955.40	6.6389	360	360	2	5.1872	34	6	12.6389	5.8258	3.0000	1.0000	LIBOR_6MO	0
5,796,553.39	7.5410	360	360	1	5.3808	35	6	13.5410	5.5836	3.0000	1.0000	LIBOR_6MO	0
809,699.33	8.1250	480	360	0	5.6126	36	6	14.1250	5.6126	3.0000	1.0000	LIBOR_6MO	0
341,180.14	7.5000	480	360	0	3.8750	36	6	13.5000	3.8750	3.0000	1.0000	LIBOR_6MO	0
1,470,685.55	7.8128	480	360	0	5.1855	36	6	13.8128	5.3664	3.0000	1.0000	LIBOR_6MO	0
7,627,469.89	7.2932	240	360	3	5.3528	33	6	13.7132	5.4563	2.3031	1.2100	LIBOR_6MO	120
1,086,405.27	5.8750	240	360	1	5.7453	35	6	11.8750	5.7453	3.0000	1.0000	LIBOR_6MO	120
6,435,581.52	7.0652	240	360	1	5.3651	35	6	13.0652	5.5386	3.0000	1.0000	LIBOR_6MO	120
866,375.30	6.9247	300	360	4	10.9077	32	6	12.9247	6.6563	3.0000	1.0000	LIBOR_6MO	60
629,654.38	6.4030	300	360	4	5.4030	32	6	12.4030	6.4030	3.0000	1.0000	LIBOR_6MO	60
2,629,873.23	7.0544	324	360	4	5.0871	32	6	13.0544	5.3314	3.0000	1.0000	LIBOR_6MO	36
406,333.25	7.3750	324	360	2	5.5000	34	6	13.3750	5.5000	3.0000	1.0000	LIBOR_6MO	36
2,516,140.77	6.4494	324	360	3	5.4720	33	6	12.4494	5.5063	3.0000	1.0000	LIBOR_6MO	36
2,425,148.40	7.8382	360	360	1	5.0880	35	12	13.8382	5.0880	2.9111	2.0000	CMT_1YR	0
165,963.22	8.8750	360	360	0	5.2500	36	12	14.8750	5.2500	3.0000	2.0000	CMT_1YR	0
2,598,086.96	7.8904	360	360	0	5.3126	36	12	13.8904	5.4170	3.0000	2.0000	CMT_1YR	0
997,448.98	7.8284	480	360	0	5.0915	36	12	13.8284	5.0915	3.0000	2.0000	CMT_1YR	0
1,312,416.99	7.7082	480	360	0	5.2623	36	12	13.7082	5.2623	3.0000	2.0000	CMT_1YR	0
115,067.83	8.5000	324	360	3	5.8750	33	12	14.5000	5.8750	3.0000	2.0000	CMT_1YR	36
125,528.54	7.0000	324	360	2	2.7500	34	12	13.0000	2.7500	3.0000	2.0000	CMT_1YR	36
334,742.78	7.6250	360	360	0	5.0000	36	12	13.6250	5.0000	2.0000	2.0000	LIBOR_1YR	0

271,576.17	9.0000	360	360	1	7.1250	35	12	15.0000	7.1250	2.5000	2.0000	LIBOR_1YR	0
855,211.47	7.0369	360	360	0	3.4876	60	6	12.6956	3.4876	5.0000	1.0000	LIBOR_6MO	0
228,325.15	7.0000	360	360	0	5.5000	60	6	13.0000	5.5000	5.0000	1.0000	LIBOR_6MO	0
785,581.58	8.2108	360	360	0	5.7280	60	6	13.8938	6.5070	4.4728	1.0000	LIBOR_6MO	0
656,752.65	7.5000	480	360	0	5.9055	60	6	13.5000	5.9055	5.0000	1.0000	LIBOR_6MO	0
7,484,926.96	6.6736	240	360	1	3.3607	59	6	12.0209	3.3607	5.0319	1.0319	LIBOR_6MO	120
339,951.00	8.2695	240	360	0	5.2084	60	6	13.7807	5.2084	5.0000	1.0000	LIBOR_6MO	120
948,751.35	7.1051	240	360	1	4.4660	59	6	12.6692	4.6578	4.6165	1.0000	LIBOR_6MO	120
6,126,834.07	6.9948	240	360	0	4.9131	60	6	12.6253	4.9131	5.0286	1.0286	LIBOR_6MO	120
3,424,033.42	7.2747	300	360	3	3.4133	57	6	13.1938	3.4133	5.1905	1.1905	LIBOR_6MO	60
2,015,097.20	6.6045	300	360	3	5.6210	57	6	12.6045	5.6772	4.8877	1.0000	LIBOR_6MO	60
468,546.42	7.0915	360	360	2	2.7500	58	12	13.0915	2.7500	5.0000	2.0000	CMT_1YR	0
144,337.71	5.3750	240	360	8	2.2500	52	12	10.3750	2.2500	5.0000	2.0000	CMT_1YR	120
172,199.41	7.2500	360	360	0	3.2500	60	12	12.2500	3.2500	5.0000	2.0000	LIBOR_1YR	0
510,211.16	7.7149	480	360	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
354,054.86	8.2500	480	360	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
3,257,464.99	7.2473	480	360	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
470,482.59	7.0709	180	180	10	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
119,694.68	7.8750	180	180	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
114,497.88	10.9292	180	180	1	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
375,913.25	7.6739	240	240	6	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
45,204.36	7.2500	240	240	13	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
13,162,590.83	8.0661	360	360	2	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
2,011,101.75	7.1892	360	360	3	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
1,808,702.18	7.6249	360	360	3	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
21,581,630.44	7.8538	360	360	1	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
1,599,691.15	8.8529	240	360	1	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120
301,751.30	7.3750	240	360	1	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120
645,726.66	7.2154	240	360	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120
1,710,829.29	7.2286	240	360	2	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120
206,800.23	7.1000	240	360	4	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120
12,582,477.09	8.0371	360	180	3	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
122,061.85	9.4274	360	180	4	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
844,975.79	8.2955	360	180	2	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
3,144,454.10	8.3674	360	180	3	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
51,146.34	8.3750	360	180	5	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
2,948,135.24	6.9361	180	180	2	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
19,896.42	8.7500	180	180	5	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
603,308.02	6.4905	180	180	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
30,959.53	10.9900	240	240	6	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
25,689.97	9.8750	360	360	5	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
14,064.91	11.8750	360	360	5	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	0
334,441.03	7.2293	240	360	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120
503,421.75	7.8646	240	360	0	0.0000	0	0	0.0000	0.0000	0.0000	0.0000	N/A	120

Weighted Average Lives of the Offered Certificates

The weighted average life of an offered certificate is determined by (a) multiplying the amount of the reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in class certificate balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” herein and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” herein.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

Decrement Tables

The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios1

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Fixed Rate Loans	50%	75%	100%	125%	150%
Adjustable Rate Loans	50%	75%	100%	125%	150%

______________________

1 Percentages of the applicable vector for the fixed-rate mortgage loans and percentages of the applicable vector for the adjustable-rate mortgage loans.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class A-1 Prepayment Scenario					Class A-2 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	75	63	50	38	25	100	100	100	100	100
January 25, 2008	34	5	0	0	0	100	100	47	0	0
January 25, 2009	*	0	0	0	0	100	8	0	0	0
January 25, 2010	0	0	0	0	0	35	0	0	0	0
January 25, 2011	0	0	0	0	0	3	0	0	0	0
January 25, 2012	0	0	0	0	0	0	0	0	0	0
January 25, 2013	0	0	0	0	0	0	0	0	0	0
January 25, 2014	0	0	0	0	0	0	0	0	0	0
January 25, 2015	0	0	0	0	0	0	0	0	0	0
January 25, 2016	0	0	0	0	0	0	0	0	0	0
January 25, 2017	0	0	0	0	0	0	0	0	0	0
January 25, 2018	0	0	0	0	0	0	0	0	0	0
January 25, 2019	0	0	0	0	0	0	0	0	0	0
January 25, 2020	0	0	0	0	0	0	0	0	0	0
January 25, 2021	0	0	0	0	0	0	0	0	0	0
January 25, 2022	0	0	0	0	0	0	0	0	0	0
January 25, 2023	0	0	0	0	0	0	0	0	0	0
January 25, 2024	0	0	0	0	0	0	0	0	0	0
January 25, 2025	0	0	0	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	1.63	1.22	1.00	0.85	0.74	3.85	2.57	2.00	1.73	1.50
Weighted Average Life to Call**(2)	1.63	1.22	1.00	0.85	0.74	3.85	2.57	2.00	1.73	1.50

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class A-3 Prepayment Scenario					Class A-4 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	86	33	100	100	100	100	100
January 25, 2009	100	100	37	0	0	100	100	100	32	0
January 25, 2010	100	79	37	0	0	100	100	100	32	0
January 25, 2011	100	51	17	0	0	100	100	100	32	0
January 25, 2012	80	31	1	0	0	100	100	100	32	0
January 25, 2013	61	15	0	0	0	100	100	71	31	0
January 25, 2014	45	4	0	0	0	100	100	48	19	0
January 25, 2015	32	0	0	0	0	100	84	33	12	0
January 25, 2016	21	0	0	0	0	100	63	22	4	0
January 25, 2017	12	0	0	0	0	100	47	15	0	0
January 25, 2018	4	0	0	0	0	100	35	9	0	0
January 25, 2019	0	0	0	0	0	93	26	4	0	0
January 25, 2020	0	0	0	0	0	76	20	0	0	0
January 25, 2021	0	0	0	0	0	58	13	0	0	0
January 25, 2022	0	0	0	0	0	47	8	0	0	0
January 25, 2023	0	0	0	0	0	38	4	0	0	0
January 25, 2024	0	0	0	0	0	31	1	0	0	0
January 25, 2025	0	0	0	0	0	25	0	0	0	0
January 25, 2026	0	0	0	0	0	20	0	0	0	0
January 25, 2027	0	0	0	0	0	15	0	0	0	0
January 25, 2028	0	0	0	0	0	12	0	0	0	0
January 25, 2029	0	0	0	0	0	7	0	0	0	0
January 25, 2030	0	0	0	0	0	3	0	0	0	0
January 25, 2031	0	0	0	0	0	*	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	8.04	5.31	3.50	2.26	1.94	16.76	11.54	8.50	4.70	2.33
Weighted Average Life to Call**(2)	8.03	5.31	3.50	2.26	1.94	12.46	8.29	6.04	3.44	2.33

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-1 Prepayment Scenario					Class M-2 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	97	100	100	100	100	100
January 25, 2010	100	69	65	100	97	100	69	45	100	57
January 25, 2011	84	52	30	93	71	84	52	30	17	8
January 25, 2012	69	39	20	37	38	69	39	20	10	5
January 25, 2013	58	29	14	6	20	58	29	14	6	0
January 25, 2014	48	22	9	4	6	48	22	9	4	0
January 25, 2015	39	16	6	*	0	39	16	6	0	0
January 25, 2016	33	12	4	0	0	33	12	4	0	0
January 25, 2017	27	9	3	0	0	27	9	1	0	0
January 25, 2018	22	7	0	0	0	22	7	0	0	0
January 25, 2019	18	5	0	0	0	18	5	0	0	0
January 25, 2020	15	4	0	0	0	15	4	0	0	0
January 25, 2021	11	2	0	0	0	11	0	0	0	0
January 25, 2022	9	0	0	0	0	9	0	0	0	0
January 25, 2023	7	0	0	0	0	7	0	0	0	0
January 25, 2024	6	0	0	0	0	6	0	0	0	0
January 25, 2025	5	0	0	0	0	5	0	0	0	0
January 25, 2026	4	0	0	0	0	4	0	0	0	0
January 25, 2027	3	0	0	0	0	1	0	0	0	0
January 25, 2028	*	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	9.08	6.12	5.06	5.89	5.82	9.05	6.10	4.89	4.87	4.23
Weighted Average Life to Call**(2)	8.28	5.52	4.61	4.63	3.68	8.28	5.51	4.46	4.50	3.71

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-3 Prepayment Scenario					Class M-4 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100	100	100
January 25, 2010	100	69	45	70	16	100	69	45	28	16
January 25, 2011	84	52	30	17	8	84	52	30	17	8
January 25, 2012	69	39	20	10	5	69	39	20	10	4
January 25, 2013	58	29	14	6	0	58	29	14	6	0
January 25, 2014	48	22	9	2	0	48	22	9	0	0
January 25, 2015	39	16	6	0	0	39	16	6	0	0
January 25, 2016	33	12	4	0	0	33	12	3	0	0
January 25, 2017	27	9	0	0	0	27	9	0	0	0
January 25, 2018	22	7	0	0	0	22	7	0	0	0
January 25, 2019	18	5	0	0	0	18	5	0	0	0
January 25, 2020	15	3	0	0	0	15	0	0	0	0
January 25, 2021	11	0	0	0	0	11	0	0	0	0
January 25, 2022	9	0	0	0	0	9	0	0	0	0
January 25, 2023	7	0	0	0	0	7	0	0	0	0
January 25, 2024	6	0	0	0	0	6	0	0	0	0
January 25, 2025	5	0	0	0	0	5	0	0	0	0
January 25, 2026	3	0	0	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	9.03	6.08	4.80	4.50	3.79	9.00	6.06	4.74	4.32	3.60
Weighted Average Life to Call**(2)	8.28	5.51	4.38	4.17	3.54	8.28	5.51	4.34	4.00	3.36

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-5 Prepayment Scenario					Class M-6 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100	100	34
January 25, 2010	100	69	45	28	16	100	69	45	28	16
January 25, 2011	84	52	30	17	8	84	52	30	17	8
January 25, 2012	69	39	20	10	0	69	39	20	10	0
January 25, 2013	58	29	14	6	0	58	29	14	4	0
January 25, 2014	48	22	9	0	0	48	22	9	0	0
January 25, 2015	39	16	6	0	0	39	16	5	0	0
January 25, 2016	33	12	0	0	0	33	12	0	0	0
January 25, 2017	27	9	0	0	0	27	9	0	0	0
January 25, 2018	22	7	0	0	0	22	7	0	0	0
January 25, 2019	18	3	0	0	0	18	0	0	0	0
January 25, 2020	15	0	0	0	0	15	0	0	0	0
January 25, 2021	11	0	0	0	0	11	0	0	0	0
January 25, 2022	9	0	0	0	0	9	0	0	0	0
January 25, 2023	7	0	0	0	0	7	0	0	0	0
January 25, 2024	6	0	0	0	0	3	0	0	0	0
January 25, 2025	1	0	0	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	8.97	6.03	4.69	4.19	3.46	8.93	5.99	4.64	4.08	3.35
Weighted Average Life to Call**(2)	8.28	5.51	4.30	3.89	3.24	8.28	5.51	4.28	3.80	3.14

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-7 Prepayment Scenario					Class M-8 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	31	100	100	100	100	31
January 25, 2010	100	69	45	28	16	100	69	45	28	16
January 25, 2011	84	52	30	17	8	84	52	30	17	2
January 25, 2012	69	39	20	10	0	69	39	20	8	0
January 25, 2013	58	29	14	0	0	58	29	14	0	0
January 25, 2014	48	22	9	0	0	48	22	5	0	0
January 25, 2015	39	16	0	0	0	39	16	0	0	0
January 25, 2016	33	12	0	0	0	33	12	0	0	0
January 25, 2017	27	9	0	0	0	27	5	0	0	0
January 25, 2018	22	2	0	0	0	22	0	0	0	0
January 25, 2019	18	0	0	0	0	18	0	0	0	0
January 25, 2020	15	0	0	0	0	15	0	0	0	0
January 25, 2021	11	0	0	0	0	11	0	0	0	0
January 25, 2022	9	0	0	0	0	4	0	0	0	0
January 25, 2023	4	0	0	0	0	0	0	0	0	0
January 25, 2024	0	0	0	0	0	0	0	0	0	0
January 25, 2025	0	0	0	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	8.87	5.95	4.59	3.98	3.26	8.77	5.88	4.51	3.89	3.18
Weighted Average Life to Call**(2)	8.28	5.51	4.26	3.73	3.07	8.28	5.51	4.23	3.67	3.02

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-9 Prepayment Scenario					Class M-10 Prepayment Scenario
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 25, 2007	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	31	100	100	100	100	31
January 25, 2010	100	69	45	28	16	100	69	45	28	9
January 25, 2011	84	52	30	17	0	84	52	30	11	0
January 25, 2012	69	39	20	0	0	69	39	20	0	0
January 25, 2013	58	29	14	0	0	58	29	1	0	0
January 25, 2014	48	22	0	0	0	48	22	0	0	0
January 25, 2015	39	16	0	0	0	39	10	0	0	0
January 25, 2016	33	8	0	0	0	33	0	0	0	0
January 25, 2017	27	0	0	0	0	27	0	0	0	0
January 25, 2018	22	0	0	0	0	22	0	0	0	0
January 25, 2019	18	0	0	0	0	15	0	0	0	0
January 25, 2020	15	0	0	0	0	5	0	0	0	0
January 25, 2021	4	0	0	0	0	0	0	0	0	0
January 25, 2022	0	0	0	0	0	0	0	0	0	0
January 25, 2023	0	0	0	0	0	0	0	0	0	0
January 25, 2024	0	0	0	0	0	0	0	0	0	0
January 25, 2025	0	0	0	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity**	8.66	5.79	4.44	3.80	3.10	8.49	5.65	4.32	3.68	2.99
Weighted Average Life to Call**(2)	8.28	5.51	4.23	3.64	2.98	8.28	5.51	4.22	3.60	2.94

____________________

(1)	All percentages rounded to the nearest whole percentage.

(2)	This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*	If applicable, indicates a percentage between 0.00% and 0.50%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the class certificate balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the class certificate balance described in (i) above.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of certificates is expected to be as follows:

Last Scheduled Distribution Date
Class A-1 Certificates	March 2036
Class A-2 Certificates	March 2036
Class A-3 Certificates	March 2036
Class A-4 Certificates	March 2036
Class M-1 Certificates	March 2036
Class M-2 Certificates	March 2036
Class M-3 Certificates	March 2036
Class M-4 Certificates	March 2036
Class M-5 Certificates	March 2036
Class M-6 Certificates	March 2036
Class M-7 Certificates	March 2036
Class M-8 Certificates	March 2036
Class M-9 Certificates	March 2036
Class M-10 Certificates	March 2036

The last scheduled distribution date for each class of offered certificates is the last possible date on which the initial class certificate balance set forth on the cover page hereof for that class is expected to be reduced to zero.

Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.

See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” herein and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Supplemental Interest Trust, the excess reserve fund account and the interest rate swap agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Class A and Subordinated Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Subordinated Certificates, and the Class C Certificates (exclusive of any right to receive payments from the excess reserve fund account, any obligation to make payments to the supplemental interest trust and any right to receive payments from the supplemental interest trust) and the Class P Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at the prepayment assumption. No representation is made that the mortgage loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See “Federal Income Tax Consequences—REMICs” in the prospectus.

Each holder of a Class A or Subordinated Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the excess reserve fund account and the supplemental interest trust in respect of the Net WAC Cap Carry Forward Amount. The excess reserve fund account is not an asset of any REMIC.

The treatment of amounts received by a holder of a Class A or Subordinated Certificate under such holder’s right to receive the Net WAC Cap Carry Forward Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Subordinated Certificate must allocate its purchase price for such Class A or Subordinated Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the excess reserve fund account in respect of the Net WAC Cap Carry Forward Amount in accordance with the relative fair market values of each property right. The trustee will, as required by the Pooling and Servicing Agreement, treat payments made to the holders of the Class A and Subordinated Certificates with respect to the Net WAC Cap Carry Forward Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trustee may as required by the Pooling and Servicing Agreement, treat the right to receive payments from the excess reserve fund account in respect of Net WAC Cap Carry Forward Amounts as having more than a de minimis value. Upon request, the trustee will make available information regarding such amounts as has been provided to it by the Depositor. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest, the right to receive payments from the excess reserve fund account in respect of the Net WAC Cap Carry Forward Amount as discrete property rights. Holders of the Class A and Subordinated Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A and Subordinated Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trustee’s treatment of payments of the Net WAC Cap Carry Forward Amount is respected, ownership of the right to the Net WAC Cap Carry Forward Amount will entitle the owner to amortize the price paid for the right to the Net WAC Cap Carry Forward Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Class A or Subordinated Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Cap Carry Forward Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Subordinated Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the excess reserve fund account pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Cap Carry Forward Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Cap Carry Forward Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Subordinated Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Cap Carry Forward Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A or Subordinated Certificate may have income that exceeds cash distributions on the Class A or Subordinated Certificate, in any period and over the term of the Class A or Subordinated Certificate. As a result, the Class A or Subordinated Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Cap Carry Forward Amounts would be subject to the limitations described above.

Upon the sale of a Class A or Subordinated Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments from the excess reserve fund account in respect of the Net WAC Cap Carry Forward Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Class A or Subordinated Certificate, as the case may be. A holder of a Class A or Subordinated Certificate will have gain or loss from such a termination of the right to receive payments from the excess reserve fund account in respect of the Net WAC Cap Carry Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the excess reserve fund account in respect of the Net WAC Cap Carry Forward Amount.

Gain or loss realized upon the termination of the right to receive payments from the excess reserve fund account in respect of the Net WAC Cap Carry Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Cap Carry Forward Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Cap Carry Forward Amount. Holders of the Class A and Subordinated Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Class A and Subordinated Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Subordinated Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Cap Carry Forward Amount is treated as separate rights of the Class A and Subordinated Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the excess reserve fund account and the supplemental interest trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to

REMIC compliance under the pooling and servicing agreement and (iii) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See “Description of the Securities” and “Federal Income Tax Consequences REMICs” in the prospectus. The responsibility for filing annual federal information returns and other tax reports, as required by the pooling and servicing agreements, will be borne by the trustee. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Subordinated Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (a “Plan”), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) should consult with its counsel with respect to the potential consequences under ERISA and/or Section 4975 of the Code of the Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit “parties in interest” (under ERISA) and “disqualified persons” (under the Code) with respect to an employee benefit or similar plan subject to ERISA and/or to the excise tax provisions set forth under Section 4975 of the Code from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans subject to that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. However, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans, or with assets of Plans that are subject to ERISA, are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute “equity interests” for purposes of the Plan Assets Regulation.

The U.S. Department of Labor has granted to the underwriters substantially identical individual administrative exemptions (collectively, the “Exemption”), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption extends exemptive relief to certificates rated in the four highest generic rating categories, including Subordinated Certificates, in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are met.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least “BBB-” or its equivalent from at least one of S&P, Fitch or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). An offered certificate that satisfies the requirements of the Exemption other than a rating requirement may be eligible for purchase by an insurance company general account that includes plan assets, in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

ERISA Considerations While the Supplemental Interest Trust is in Existence

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinated certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a subordinated certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Fitch or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the servicer, any servicer, the underwriters and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the depositor, the trustee, the Supplemental Interest Trust Administrator, the servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The Department of Labor has stated in a footnote to the preamble of an amendment to the Underwriters’ Exemption (62 Fed. Reg. 28502) that a trust may include assets which are specifically identified by the sponsor or originator as of the closing date and are not all transferred to the trust on the closing date for administrative or other reasons but will be transferred to the trust shortly after the closing date. Mortgages in locations affected by the hurricanes in August and September 2005 will be specifically identified and will be deemed to have been included in the pool only if, within a reasonable time after the closing date, the depositor determines that they did in fact meet the criteria for inclusion in the pool (including that the loan to value ratio at the closing date was 100 percent or less).

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Thacher Proffitt &Wood LLP, New York, New York. Certain legal matters will be passed on for the underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the offered Certificates that they are assigned the following ratings by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and by Fitch, Inc. (“Fitch”), collectively, the “rating agencies.”

Class	Moody’s Rating	S&P Rating	Fitch Rating
A	Aaa	AAA	AAA
M-1	Aa1	AA+	AA+
M-2	Aa2	AA+	AA+
M-3	Aaa3	AA+	AA+
M-4	A1	AA	AA
M-5	A2	AA	AA-
M-6	A3	AA-	A+
M-7	Baa1	A+	A
M-8	Baa2	A-	A-
M-9	Baa3	BBB+	BBB+
M-10	Ba1	BBB-	BBB

The ratings assigned to mortgage pass-through certificates generally address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. The ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans, nor do they address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The ratings of the agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies described above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by any other rating agency. The rating assigned by another rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

INDEX OF DEFINED TERMS

1-year CMT
60+ Day Delinquent Loan
6-month LIBOR
Accrued Certificate Interest
adjusted net mortgage rate
Adjustment Date
advance
Applied Realized Loss Amount
ARMs
Available Funds
Basic Principal Distribution Amount
Cede
Class A Certificates
Class A Principal Distribution Amount
class certificate balance
Class M-1 Principal Distribution Amount
Class M-10 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Class M-7 Principal Distribution Amount
Class M-8 Principal Distribution Amount
Class M-9 Principal Distribution Amount
Clearstream
Closing Date Mortgage Loans
Code
Collateral Value
Combined Loan-to-Value Ratio
Compensating Interest
conventional non-conforming mortgage loans
CPR
Credit Enhancement Percentage
Cumulative Net Loss Trigger Event
cut-off date principal balances
DBNTC
Delayed Delivery Loans
Delayed First Adjustment Date Adjustable Mortgage Loans
deleted mortgage loan
Depository
determination date
distribution account
distribution date
Downgrade Provisions
DTC
due date
due-on-sale
e-MITS
ERISA
Euroclear
Excess Overcollateralization Amount
Excess Reserve Fund Account
Exemption

Expense Adjusted Net Maximum Mortgage Rate
Expense Adjusted Net Mortgage Rates
Expense Fee Rate
Extra Principal Distribution Amount
Global Securities
IndyMac Bank
Interest Rate Swap Agreement
Interest Remittance Amount
interest-only mortgage loans
LIBOR Determination Date
Liquidated Mortgage Loan
liquidation proceeds
Loan Index
Loan-to-Value Ratio
Master Servicer
Maximum Cap
net interest shortfall
Net Swap Payment
Net WAC Cap Carry Forward Amount
Net WAC Rate
Net WAC Shortfall
NIMS Insurer
NIMS Insurer Default
Notional Amount
Notional Principal Contract Regulations
One-Month LIBOR
Optional Termination Date
Overcollateralization Amount
Overcollateralization Deficiency
Overcollateralization Target Amount
Performance Loans
Periodic Rate Cap
Plan
Prepayment Charge Period
Prepayment Interest Excess
prepayment interest shortfall
Prepayment Penalty Period
Prepayment Period
Principal Distribution Amount
Principal Remittance Amount
rating agencies
Realized Loss
Record Date
Reference Banks
Refinance Loan
Relief Act Reduction
REMIC
Remittance Period
replacement mortgage loan
Residual Certificates
scheduled payments
Securities Act
SMMEA
Stated Principal Balance

Statistical Calculation Mortgage Loans
Stepdown Date
Subordinated Certificates
sub-prime mortgage loans
Subsequent Recoveries
Substitution Adjustment Amount
Supplemental Interest Trust
Supplemental Interest Trust Administrator
Swap Default
Swap Early Termination
Swap Provider
Swap Provider Trigger Event
Swap Termination Payment
Telerate Page 3750
Termination Event
Total Monthly Excess Spread
Trigger Event
Unpaid Interest Amounts
Unpaid Realized Loss Amount

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2006-A (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream,

Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The term “U.S. Person” means:

(1) a citizen or resident of the United States,

(2) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

STATISTICAL CALCULATION MORTGAGE LOANS

Current Principal Balance (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Range of Current Mortgage Loan Principal Balance ($)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
0.01 - 50,000.00	228	$ 8,041,067	1.44%
50,000.01 - 100,000.00	468	35,603,173	6.39
100,000.01 - 150,000.00	507	63,288,961	11.37
150,000.01 - 200,000.00	428	75,190,205	13.51
200,000.01 - 250,000.00	339	76,006,748	13.65
250,000.01 - 300,000.00	293	80,765,637	14.51
300,000.01 - 350,000.00	198	64,368,082	11.56
350,000.01 - 400,000.00	153	57,229,308	10.28
400,000.01 - 450,000.00	73	30,769,358	5.53
450,000.01 - 500,000.00	67	32,008,236	5.75
500,000.01 - 550,000.00	22	11,585,958	2.08
550,000.01 - 600,000.00	14	8,077,652	1.45
600,000.01 - 650,000.00	8	5,065,973	0.91
650,000.01 - 700,000.00	5	3,427,918	0.62
700,000.01 - 750,000.00	4	2,919,000	0.52
750,000.01 - 800,000.00	1	756,000	0.14
800,000.01 - 850,000.00	2	1,646,600	0.30
Total	2,810	$ 556,749,877	100.00%

As of January 1, 2006 the average current principal balance of the Statistical Calculation Mortgage Loans is approximately $198,132.

_________________________

 The values in all tables in this Annex II are calculated as of January 1, 2006.

MORTGAGE RATE

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Current Gross Mortgage Rate (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
3.501- 4.000	1	$ 210,320	0.04%
4.501- 5.000	2	689,779	0.12
5.001- 5.500	25	8,102,499	1.46
5.501- 6.000	96	27,742,235	4.98
6.001- 6.500	230	59,825,590	10.75
6.501- 7.000	377	92,149,962	16.55
7.001- 7.500	424	96,359,694	17.31
7.501- 8.000	464	92,103,920	16.54
8.001- 8.500	361	64,040,895	11.50
8.501- 9.000	318	52,266,168	9.39
9.001- 9.500	182	26,192,865	4.70
9.501- 10.000	141	16,496,489	2.96
10.001- 10.500	84	8,821,716	1.58
10.501- 11.000	31	4,034,662	0.72
11.001- 11.500	29	3,209,434	0.58
11.501- 12.000	26	2,295,392	0.41
12.001- 12.500	13	1,584,965	0.28
12.501- 13.000	5	508,292	0.09
14.001- 14.500	1	115,000	0.02
Total	2,810	$ 556,749,877	100.00%

As of January 1, 2006, the weighted average mortgage rate of the Statistical Calculation Mortgage Loans is approximately 7.665%.

FICO SCORE

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

FICO Score	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
500 and below	6	$ 911,800	0.16%
501- 520	56	8,091,707	1.45
521- 540	81	15,101,583	2.71
541- 560	114	20,881,218	3.75
561- 580	160	32,058,937	5.76
581- 600	299	52,367,333	9.41
601- 620	447	83,725,539	15.04
621- 640	448	90,850,916	16.32
641- 660	391	82,264,087	14.78
661- 680	287	60,228,876	10.82
681- 700	183	41,326,078	7.42
701- 720	118	25,886,797	4.65
721- 740	91	20,947,266	3.76
741- 760	56	9,646,102	1.73
761- 780	45	7,588,390	1.36
781- 800	21	3,455,408	0.62
801- 820	7	1,417,840	0.25
Total	2,810	$ 556,749,877	100.00%

As of January 1, 2006, the non-zero weighted average FICO score of the Statistical Calculation Mortgage Loans is approximately 637.

CREDIT LEVELS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Credit Level	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
0	466	$ 65,697,489	11.80%
1++	1924	406,846,460	73.08
1+	209	48,296,968	8.67
1	86	17,125,737	3.08
2	31	4,870,601	0.87
3	26	3,636,429	0.65
4	68	10,276,194	1.85
Total	2,810	$ 556,749,877	100.00%

(1)	Credit Levels are assigned as described under the heading “—Underwriting Standards.”

LIEN STATUS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Lien Status	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
First Lien	2,522	$ 535,648,031	96.21%
Second Lien	288	21,101,846	3.79
Total	2,810	$ 556,749,877	100.00%

ORIGINAL LOAN-TO-VALUE RATIOS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Original Loan-to-value Ratios (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
50.00 and below	102	$ 12,944,749	2.33%
50.01- 55.00	37	6,026,424	1.08
55.01- 60.00	54	8,456,888	1.52
60.01- 65.00	94	16,139,047	2.90
65.01- 70.00	157	27,136,186	4.87
70.01- 75.00	176	31,902,352	5.73
75.01- 80.00	1332	297,998,339	53.52
80.01- 85.00	156	32,252,398	5.79
85.01- 90.00	426	81,396,255	14.62
90.01- 95.00	120	22,840,462	4.10
95.01- 100.00	156	19,656,779	3.53
Total	2,810	$ 556,749,877	100.00%

As of January 1, 2006, the weighted average original loan-to-value ratio of the Statistical Calculation Mortgage Loans is approximately 79.96%.

COMBINED LOAN-TO-VALUE RATIOS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Original Loan-to-value Ratios (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
50.00 and below	101	$ 12,194,749	2.19%
50.01- 55.00	36	5,982,424	1.07
55.01- 60.00	54	8,456,888	1.52
60.01- 65.00	89	15,362,575	2.76
65.01- 70.00	149	24,790,261	4.45
70.01- 75.00	153	26,984,973	4.85
75.01- 80.00	217	42,760,240	7.68
80.01- 85.00	154	32,119,694	5.77
85.01- 90.00	464	93,297,275	16.76
90.01- 95.00	181	40,515,046	7.28
95.01- 100.00	1212	254,285,752	45.67
Total	2,810	$ 556,749,877	100.00%

As of January 1, 2006, the weighted average original loan-to-value ratio of the Statistical Calculation Mortgage Loans is approximately 98.89%.

TYPE OF DOCUMENTATION PROGRAM

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Type of Documentation Program	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
Full	1,548	$ 283,750,082	50.97%
Limited Income & Asset	59	12,119,436	2.18
Stated Doc	1160	252,857,902	45.42
No Ratio	6	1,838,996	0.33
No Income No Asset	36	6,022,461	1.08
No Doc	1	161,000	0.03
Total	2,810	$ 556,749,877	100.00%

LOAN PURPOSE

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Loan Purpose	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
Purchase	1,524	$ 313,410,331	56.29%
Rate & Term Refi	126	22,161,262	3.98
Cash Out Refi	1160	221,178,285	39.73
Total	2,810	$ 556,749,877	100.00%

OCCUPANCY TYPE(1)

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Occupancy Type	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
Owner Occupied	2,523	$ 513,369,562	92.21%
Second Home	18	3,282,358	0.59
Investor Occupied	269	40,097,957	7.20
Total	2,810	$ 556,749,877	100.00%

(1) Based on representations of the related mortgagors at the time of origination.

PROPERTY TYPE

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Property Type	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
Single Family Residence	1,864	$ 358,718,555	64.43%
PUD	449	98,059,600	17.61
Condo Unit	246	45,729,881	8.21
2 Unit	107	26,133,603	4.69
Townhouse	74	11,511,368	2.07
High Rise Condo	38	8,676,940	1.56
4 Unit	16	4,186,025	0.75
3 Unit	16	3,733,904	0.67
Total	2,810	$ 556,749,877	100.00%

GEOGRAPHIC DISTRIBUTION

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Geographic Distribution	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
Southern California	354	$ 94,631,745	17.00%
Florida	338	65,883,443	11.83
New York	176	51,156,528	9.19
Northern California	152	44,673,386	8.02
Maryland	141	32,668,164	5.87
New Jersey	130	31,361,949	5.63
Virginia	118	28,569,259	5.13
Texas	233	26,478,422	4.76
Georgia	168	24,871,513	4.47
Massachusetts	98	24,840,679	4.46
Other	902	131,614,788	23.64
Total	2,810	$ 556,749,877	100.00%

ZIP CODE

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Zip Code	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
92336	6	$ 1,940,539	0.35%
10306	6	1,914,992	0.34
33024	8	1,804,355	0.32
20109	5	1,474,220	0.26
20735	5	1,461,613	0.26
92563	5	1,457,788	0.26
11040	3	1,358,000	0.24
93550	5	1,339,000	0.24
92879	3	1,330,000	0.24
11706	4	1,282,560	0.23
Other	2,760	541,386,810	97.24
Total	2,810	$ 556,749,877	100.00%

REMAINING TERM TO MATURITY

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Remaining Term to Maturity (months)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
180 and below	289	$ 21,036,015	3.78%
181- 240	6	449,453	0.08
301- 360	2,515	535,264,410	96.14
Total	2,810	$ 556,749,877	100.00%

As of January 1, 2006, the weighted average remaining term to maturity of the Statistical Calculation Mortgage Loans is approximately 352 months.

PRODUCT TYPE

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Product Type	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
15 Year Balloon	233	$ 16,784,817	3.01%
15 Year Fixed	56	4,251,198	0.76
20 Year Fixed	6	449,453	0.08
2/6 Month LIBOR	1,065	197,226,415	35.42
2/6 Month LIBOR-24 Month IO	206	53,915,209	9.68
2/6 Month LIBOR-120 Month IO	592	162,266,703	29.15
30 Year Fixed	263	38,379,732	6.89
30 Year Fixed -120 Month IO	27	5,271,886	0.95
3/1 ARM 1 Year CMT	34	7,455,542	1.34
3/1 ARM 1 Year CMT-36 Month IO	2	239,200	0.04
3/1 ARM 1 Year LIBOR	3	602,800	0.11
3/6 Month LIBOR	120	20,226,827	3.63
3/6 Month LIBOR-36 Month IO	19	5,520,123	0.99
3/6 Month LIBOR-60 Month IO	5	1,487,347	0.27
3/6 Month LIBOR-120 Month IO	71	15,061,532	2.71
5/1 ARM 1 Year CMT	2	465,827	0.08
5/1 ARM 1 Year CMT-120 Month IO	1	143,500	0.03
5/1 ARM 1 Year LIBOR	1	171,200	0.03
5/6 Month LIBOR	14	2,511,211	0.45
5/6 Month LIBOR-60 Month IO	19	5,407,563	0.97
5/6 Month LIBOR-120 Month IO	54	14,813,984	2.66
Balloon Other	17	4,097,809	0.74
Total	2,810	$ 556,749,877	100.00%

PREPAYMENT CHARGE TERM

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Prepayment Charge Term (months)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
0	1036	$ 195,336,181	35.09%
12	131	32,144,813	5.77
24	1,104	237,311,253	42.62
36	536	91,448,381	16.43
60	3	509,250	0.09
Total	2,810	$ 556,749,877	100.00%

INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Initial Periodic Rate Cap (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
1.001- 1.500	71	$ 10,670,227	2.19%
1.501- 2.000	9	2,143,914	0.44
2.501- 3.000	2018	442,755,256	90.82
4.501- 5.000	104	29,736,086	6.10
5.501- 6.000	6	2,209,500	0.45
Total	2,208	$ 487,514,982	100.00%

SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Subsequent Periodic Rate Cap (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
0.501- 1.000	2,085	$ 464,775,040	95.34%
1.001- 1.500	72	11,010,227	2.26
1.501- 2.000	51	11,729,715	2.41
Total	2,208	$ 487,514,982	100.00%

GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Gross Margin (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
4.000 and below	127	$ 38,148,011	7.82%
4.001- 4.500	30	6,519,627	1.34
4.501- 5.000	262	72,741,018	14.92
5.001- 5.500	912	209,186,471	42.91
5.501- 6.000	512	106,086,981	21.76
6.001- 6.500	190	27,295,382	5.60
6.501- 7.000	91	16,097,989	3.30
7.001- 7.500	60	8,011,223	1.64
7.501- 8.000	15	1,520,593	0.31
8.001- 8.500	6	1,102,749	0.23
8.501- 9.000	2	353,137	0.07
9.001 and above	1	451,800	0.09
Total	2,208	$ 487,514,982	100.00%

As of January 1, 2006, the weighted average gross margin of the Statistical Calculation Mortgage Loans is approximately 5.353%.

MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Maximum Mortgage Rate (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
8.501- 9.000	1	$ 210,320	0.04%
10.001- 10.500	2	519,500	0.11
10.501- 11.000	12	3,789,845	0.78
11.001- 11.500	34	11,266,959	2.31
11.501- 12.000	89	27,758,507	5.69
12.001- 12.500	182	51,089,246	10.48
12.501- 13.000	280	75,053,588	15.40
13.001- 13.500	324	80,880,677	16.59
13.501- 14.000	358	78,587,007	16.12
14.001- 14.500	293	55,966,450	11.48
14.501- 15.000	267	47,651,092	9.77
15.001- 15.500	139	23,598,404	4.84
15.501- 16.000	99	13,848,968	2.84
16.001- 16.500	57	7,381,510	1.51
16.501- 17.000	19	3,076,225	0.63
17.001- 17.500	22	2,856,010	0.59
17.501- 18.000	16	2,021,122	0.41
18.001- 18.500	11	1,528,853	0.31
18.501- 19.000	3	430,700	0.09
Total	2,208	$ 487,514,982	100.00%

As of January 1, 2006, the weighted average maximum mortgage rate of the Statistical Calculation Mortgage Loans is approximately 13.624%.

MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Minimum Mortgage Rate (%)	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
4.000 and below	118	$ 35,709,810	7.32%
4.001- 4.500	24	4,811,005	0.99
4.501- 5.000	218	60,096,040	12.33
5.001- 5.500	853	196,273,692	40.26
5.501- 6.000	512	106,949,962	21.94
6.001- 6.500	220	35,516,253	7.29
6.501- 7.000	113	22,527,750	4.62
7.001- 7.500	81	13,559,012	2.78
7.501- 8.000	32	5,175,756	1.06
8.001- 8.500	14	2,370,441	0.49
8.501- 9.000	11	1,837,346	0.38
9.001- 9.500	3	675,689	0.14
9.501- 10.000	4	715,967	0.15
10.001- 10.500	1	216,000	0.04
11.001- 11.500	1	374,400	0.08
11.501- 12.000	1	118,900	0.02
13.001- 13.500	1	287,960	0.06
13.501- 14.000	1	299,000	0.06
Total	2,208	$ 487,514,982	100.00%

As of January 1, 2006, the weighted average minimum mortgage rate of the Statistical Calculation Mortgage Loans is approximately 5.494%.

NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS

(ALL STATISTICAL CALCULATION MORTGAGE LOANS)

Next Rate Adjustment Date	Number of Statistical Calculation Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Aggregate Principal Balance of Statistical Calculation Mortgage Loans
March 2007	1	$ 159,959	0.03%
May 2007	1	163,535	0.03
June 2007	5	1,530,837	0.31
July 2007	7	2,191,624	0.45
August 2007	26	6,571,628	1.35
September 2007	121	32,445,851	6.66
October 2007	185	45,252,204	9.28
November 2007	221	48,617,237	9.97
December 2007	290	70,809,224	14.52
January 2008	926	190,643,107	39.11
February 2008	80	15,023,120	3.08
June 2008	2	597,943	0.12
July 2008	9	1,568,947	0.32
August 2008	11	2,724,918	0.56
September 2008	81	15,017,898	3.08
October 2008	14	2,640,857	0.54
November 2008	19	3,740,959	0.77
December 2008	17	3,700,786	0.76
January 2009	91	19,427,962	3.99
February 2009	10	1,173,100	0.24
May 2010	1	143,500	0.03
June 2010	1	190,000	0.04
July 2010	2	434,000	0.09
August 2010	3	655,515	0.13
September 2010	6	1,117,610	0.23
October 2010	13	4,016,295	0.82
November 2010	8	2,285,041	0.47
December 2010	7	1,260,152	0.26
January 2011	40	10,785,464	2.21
February 2011	10	2,625,708	0.54
Total	2,208	$ 487,514,982	100.00%

As of January 1, 2006, the weighted average number of months to the next adjustment date for the Statistical Calculation Mortgage Loans is approximately 26 months.

                                                                     [Version 1]

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PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 6
--------------------------------------------------------------------------------

PROSPECTUS

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac ABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o        loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

o        loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o        loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

o        closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o        home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o        loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o        home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

o        mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

THE SECURITIES

IndyMac ABS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is August 22, 2005.

                   TABLE OF CONTENTS

Important Notice About Information in this
  Prospectus and Each Accompanying Prospectus
  Supplement .......................................
Risk Factors........................................
The Trust Fund......................................
   General..........................................
   The Loans........................................
   Mortgage-Backed Securities.......................
   Substitution of Trust Fund Assets................
   Available Information............................
   Incorporation of Certain Documents by Reference..
   Reports to Securityholders.......................
Use of Proceeds.....................................
The Depositor.......................................
Loan Program........................................
   Underwriting Standards...........................
   Qualifications of Sellers........................
   Representations by Sellers; Repurchases..........
Description of the Securities.......................
   General..........................................
   Distributions on Securities......................
   Advances.........................................
   Mandatory Auction................................
   Reports to Securityholders.......................
   Categories of Classes of Securities..............
   Indices Applicable to Floating Rate and Inverse
     Floating Rate Classes..........................
   Derivative Transactions..........................
   Book-Entry Registration of Securities............
Credit Enhancement..................................
   General..........................................
   Subordination....................................
   Letter of Credit.................................
   Insurance Policies, Surety Bonds and Guaranties..
   Over-Collateralization...........................
   Reserve Accounts.................................
   Pool Insurance Policies..........................
   Financial Instruments............................
   Deposit Agreements...............................
   Cross-Collateralization..........................
Yield and Prepayment Considerations.................
The Agreements......................................
   Assignment of the Trust Fund Assets..............
   Assignment of Mortgage-Backed Securities.........
   Payments on Trust Fund Assets; Deposits to
     Security Account...............................
   Pre-Funding Account..............................
   Sub-Servicing by Sellers.........................
   Collection Procedures............................
   The Surety Provider..............................
   Hazard Insurance.................................
   Realization Upon Defaulted Loans.................
   Servicing and Other Compensation and Payment of
     Expenses.......................................
   Evidence as to Compliance........................
   Certain Matters Regarding the Master Servicer
     and the Depositor..............................
   Events of Default; Rights Upon Event of Default..
   Amendment........................................
   Termination; Optional Termination................
   The Trustee......................................
Certain Legal Aspects of the Loans..................
   General..........................................
   Foreclosure and Repossession.....................
   Environmental Risks..............................
   Rights of Redemption.............................
   Anti-Deficiency Legislation and Other
     Limitations on Lenders.........................
   Due-On-Sale Clauses..............................
   Prepayment Charges And Late Payment Fees.........
   Applicability of Usury Laws......................
   Home Improvement Contracts.......................
   Installment Contracts............................
   Servicemembers Civil Relief Act..................
   Junior Mortgages and Rights of Senior Mortgagees.
   Other Loan Provisions and Lender Requirements....
   Priority of Additional Advances..................
   The Title I Program..............................
   Consumer Protection Laws.........................
FEDERAL INCOME TAX CONSEQUENCES.....................
   General..........................................
   REMICs...........................................
   Notes............................................
   Grantor Trust Funds..............................
   Partnership Trust Funds..........................
STATE AND OTHER TAX CONSEQUENCES....................
ERISA Considerations................................
Legal Investment....................................
Method of Distribution..............................
Legal Matters.......................................
Financial Information...............................
Rating..............................................
Index of Principal Terms............................

   IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o        this prospectus, which provides general information, some of which may not apply to a particular series; and

         o        the accompanying prospectus supplement for a particular
                  series, which describes the specific terms of the securities of that series.

The prospectus will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                             -----------------------

If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena,
California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The
Trust Fund-Incorporation of Certain Documents by Reference" beginning on page
36.

                                  RISK FACTORS

         You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

LIMITED LIQUIDITY....................................  No market for the securities of any series will exist before those securities are issued. We cannot assure you
                                                       that a secondary market will develop. Even if a secondary
                                                       market develops, we cannot assure you that it will provide you with liquidity of investment or that it will continue
                                                       for the life of the securities of that series.

LIMITED SOURCE OF
PAYMENTS - NO RECOURSE
TO SELLERS, DEPOSITOR
OR MASTER SERVICER...................................  The applicable prospectus supplement may provide that securities will be payable from trust funds other than
                                                       their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have enough assets to distribute the
                                                       full amount due to you as a securityholder, your yield
                                                       will be impaired, and the return of your principal may be
                                                       impaired, without you having recourse to anyone else.
                                                       Furthermore, at the times specified in the applicable
                                                       prospectus supplement, certain assets of the trust fund
                                                       and/or any balance remaining in the security account
                                                       immediately after making all payments due on the
                                                       securities of that series, may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to
                                                       payments from the trust fund. Those assets will no longer
                                                       be available to make payments to you. Those payments are
                                                       generally made only after other specified payments that
                                                       may be described in the applicable prospectus supplement
                                                       have been made.

                                                       You will not have any recourse against the depositor or
                                                       any servicer if you do not receive a required distribution on the securities. You will also not have recourse against the assets of the trust fund of any other series of
                                                       securities.

                                                       The securities will not represent an interest in the
                                                       depositor, any servicer, any seller to the depositor, or
                                                       anyone else except the trust fund. The only obligation of
                                                       the depositor to a trust fund will come from certain
                                                       representations and warranties made by it about assets
                                                       transferred to the trust fund. If these representations
                                                       and warranties are untrue, the depositor may be required
                                                       to repurchase some of the transferred assets. IndyMac ABS,
                                                       Inc., which is the depositor, does not have significant
                                                       assets and is unlikely to have significant assets in the
                                                       future. If the depositor were required to repurchase a
                                                       loan because of a breach of a representation, its only
                                                       sources of funds for the repurchase would be:

                                                       o      funds obtained from the enforcement of a
                                                              corresponding obligation of a seller or originator
                                                              of the loan or

                                                       o      funds from a reserve account or similar credit
                                                              enhancement established to pay for loan repurchases.

                                                       The only obligations of the master servicer to a trust
                                                       fund (other than its master servicing obligations) will
                                                       come from certain representations and warranties made by
                                                       it in connection with its loan servicing activities. If
                                                       these representations and warranties turn out to be
                                                       untrue, the master servicer may be required to repurchase
                                                       or substitute for some of the loans. However, the master
                                                       servicer may not have the financial ability to make the
                                                       required repurchase or substitution.

                                                       The only obligations to a trust fund of a seller of loans
                                                       to the depositor will come from certain representations
                                                       and warranties made by it in connection with its sale of
                                                       the loans and certain document delivery requirements. If
                                                       these representations and warranties turn out to be
                                                       untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial
                                                       ability to make the required repurchase or substitution.

                                                       As described in this prospectus, a master servicer may be
                                                       obligated to enforce the sellers' obligations. However,
                                                       the master servicer will not be obligated to purchase or
                                                       replace any loan if a seller defaults on its obligation or for any other reason.

CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO PROTECT
YOU FROM LOSSES......................................  Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities, and the amount of any
                                                       credit enhancement will be limited as described in the
                                                       applicable prospectus supplement. Furthermore, the amount
                                                       of a credit enhancement may decline over time pursuant to
                                                       a schedule or formula or otherwise, and could be depleted
                                                       from payments or for other reasons before the securities
                                                       covered by the credit enhancement are paid in full. In
                                                       addition, a credit enhancement may not cover all potential sources of loss. For example, credit enhancement may or
                                                       may not cover fraud or negligence by a loan originator or
                                                       other parties. Also, the trustee may be permitted to
                                                       reduce, substitute for or even eliminate all or a portion
                                                       of a credit enhancement as long as the trustee's actions
                                                       would not cause the rating agencies that have rated the
                                                       securities at the request of the depositor to change
                                                       adversely their ratings of the securities. Consequently,
                                                       securityholders may suffer losses even though a credit
                                                       enhancement exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS

     YOUR YIELD WILL BE AFFECTED
     BY PREPAYMENTS AND BY THE
     ALLOCATION OF DISTRIBUTIONS
     TO THE SECURITIES...............................  The timing of principal payments on the securities of a series will be affected by a number of factors, including:

                                                       o      the extent of prepayments on the loans in the
                                                              related trust fund,

                                                       o      how payments of principal are allocated among the
                                                              classes of securities of a series as specified in
                                                              the related prospectus supplement,

                                                       o      whether the party entitled to any right of optional
                                                              termination of the trust fund exercises that right,
                                                              and

                                                       o      the rate and timing of payment defaults and losses
                                                              on the trust fund assets.

                                                       Prepayments include prepayments resulting from refinancing or liquidation of a loan due to defaults, casualties and
                                                       condemnations, as well as repurchases by the depositor or
                                                       a seller due to a breach of representations and
                                                       warranties. Prepayments may be affected by a variety of
                                                       factors, including:

                                                       o      general economic conditions,

                                                       o      interest rates,

                                                       o      the availability of alternative financing and

                                                       o      homeowner mobility.

                                                       The rate and timing of prepayment of the loans will affect the yields to maturity and weighted average lives of the
                                                       securities. Any reinvestment risks from faster or slower
                                                       prepayments of loans will be borne entirely by the holders of one or more classes of the related series of
                                                       securities.

     YOUR YIELD WILL BE AFFECTED
     BY DELAYED INTEREST PAYMENTS....................  Interest payable on the securities of a series on each distribution date will include all interest accrued during the period specified in the related prospectus supplement.
                                                       If interest accrues on your securities over a period
                                                       ending two or more days prior to the related distribution
                                                       date, your effective yield will be lower than the yield
                                                       that you would obtain if interest on your securities were
                                                       to accrue through the day immediately preceding each
                                                       distribution date. In addition, your effective yield (at
                                                       par) will be less than the indicated coupon rate.

THE TYPES OF LOANS
INCLUDED IN THE TRUST FUND
MAY BE ESPECIALLY PRONE TO
DEFAULTS WHICH MAY EXPOSE
YOUR SECURITIES TO GREATER
LOSSES.................................................The securities will be directly or indirectly backed by certain types of loans.  Certain types of
                                                       loans included in the trust fund may have a
                                                       greater likelihood of delinquency and foreclosure, and
                                                       a greater likelihood of loss in the event of delinquency
                                                       and foreclosure.  You should be aware that if the
                                                       properties fail to provide adequate security
                                                       for the loans included in the trust fund, any
                                                       resulting losses, to the extent not covered by credit
                                                       enhancement, will be allocated to the related securities
                                                       in the manner described in the related prospectus
                                                       supplement and consequently would adversely affect
                                                       the yield to maturity on those securities.  The depositor
                                                       cannot assure you that the realizable values of the
                                                       properties have been or will be at the
                                                       appraised values on the dates of origination of the
                                                       related loans.  The prospectus supplement
                                                       for each series of securities will describe the mortgage
                                                       loans which are included in the trust fund related to
                                                       your security and the risks associated with those
                                                       loans which you should carefully consider in
                                                       connection with the purchase of your security. The
                                                       following describes in general risks associated with
                                                       certain types of loans:

     BALLOON LOANS...................................  Some of the loans held in the trust fund may not be fully amortizing over their terms to maturity. These loans will
                                                       require substantial principal payments ("BALLOON
                                                       payments") at their stated maturities. A loan with balloon payments involves a greater degree of risk than a fully
                                                       amortizing loan because, typically, a borrower must be
                                                       able to refinance its loan or sell the property to make
                                                       the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates
                                                       at the time of sale or refinancing, the borrower's equity
                                                       in the property, the relative strength of the local
                                                       housing market, the financial condition of the borrower,
                                                       and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the
                                                       holders of one or more classes of securities of the
                                                       related series.

     MULTIFAMILY LOANS...............................  Multifamily lending may expose the lender to a greater risk of loss than single family residential lending.
                                                       Owners of multifamily residential properties rely on
                                                       monthly rent payments from tenants to:

                                                       o      pay for maintenance and other operating expenses of
                                                              those properties,

                                                       o      fund capital improvements, and

                                                       o      service any loan or other debt that may be secured
                                                              by those properties.

                                                       Various factors, many of which are beyond the control of
                                                       the owner or operator of a multifamily property, may
                                                       affect the economic viability of that property.

                                                       Changes in payment patterns by tenants may result from a
                                                       variety of social, legal and economic factors. Economic
                                                       factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing.
                                                       Shifts in economic factors may trigger changes in payment
                                                       patterns including increased risks of defaults by tenants
                                                       and higher vacancy rates. Adverse economic conditions,
                                                       either local or national, may limit the amount of rent
                                                       that can be charged and may result in a reduction in
                                                       timely lease payments or a reduction in occupancy levels.
                                                       Occupancy and rent levels may also be affected by
                                                       construction of additional housing units, competition and
                                                       local politics, including rent stabilization or rent
                                                       control laws and policies. In addition, the level of
                                                       mortgage interest rates may encourage tenants to purchase
                                                       single family housing. We cannot determine and have no
                                                       basis to predict whether, or to what extent, economic,
                                                       legal or social factors will affect future rental or
                                                       payment patterns.

                                                       The location and construction quality of a particular
                                                       property may affect the occupancy level as well as the
                                                       rents that may be charged for individual units. The
                                                       characteristics of a neighborhood may change over time or
                                                       in relation to newer developments. The effects of poor
                                                       construction quality will increase over time in the form
                                                       of increased maintenance and capital improvements. Even
                                                       good construction will deteriorate over time if adequate
                                                       maintenance is not performed in a timely fashion.

     JUNIOR LIENS......................................The mortgages and deeds of trust securing the closed-
                                                       end second-lien loans will be, the home equity line of
                                                       credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of
                                                       trust. Accordingly, the proceeds from any liquidation,
                                                       insurance policy or condemnation proceeding will be
                                                       available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related
                                                       senior mortgagees have been satisfied in full, including
                                                       any related foreclosure costs. In addition, if a junior
                                                       mortgagee forecloses on the property securing a junior
                                                       mortgage, the junior mortgagee will have to foreclose
                                                       subject to any senior mortgage and must take one of the
                                                       following steps to protect its interest in the property:

                                                       o      pay the senior mortgage in full at or prior to the
                                                              foreclosure sale, or

                                                       o      assume the payments on the senior mortgage if the
                                                              mortgagor is in default under that mortgage.

                                                       Unless the master servicer is obligated under the
                                                       applicable agreement to advance such funds, the trust fund may effectively be prevented from foreclosing on the
                                                       related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to
                                                       any senior mortgagees.

                                                       Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale
                                                       under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender.
                                                       In some states, including California, if a lender
                                                       simultaneously originates a loan secured by a senior lien
                                                       on a particular property and a loan secured by a junior
                                                       lien on the same property, that lender as the holder of
                                                       the junior lien may be precluded from obtaining a
                                                       deficiency judgment with respect to the excess of:

                                                       o      the aggregate amount owed under both the senior and
                                                              junior loans, over

                                                       o      the proceeds of any sale under a deed of trust or
                                                              other foreclosure proceedings.

                                                       See "Certain Legal Aspects of the Loans-Anti-Deficiency
                                                       Legislation; Bankruptcy Laws; Tax Liens."

     PARTIALLY UNSECURED LOANS.........................The trust fund for any series may include closed-end second-lien loans, home equity line of credit loans and
                                                       home improvement contracts that were originated with
                                                       loan-to-value ratios or combined loan-to-value ratios in
                                                       excess of the value of the related property.

                                                       Under these circumstances, the trust fund for the related
                                                       series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a
                                                       borrower defaults under a loan that is unsecured in part,
                                                       the related trust fund generally will have recourse only
                                                       against the borrower's assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding
                                                       relating to a borrower on a partially unsecured loan, the
                                                       borrower's unsecured obligation on that loan will be
                                                       treated as an unsecured loan and may be discharged by the
                                                       bankruptcy court. Losses on any partially unsecured loans
                                                       that are not otherwise covered by a credit enhancement
                                                       will be borne by the holders of one or more classes of
                                                       securities of the related series.

     HOME EQUITY LINES OF CREDIT.......................Generally, a home equity line of credit has a draw period that lasts for the first ten years (during which no
                                                       principal or minimal amount of principal is due) and,
                                                       unless otherwise specified in the related prospectus
                                                       supplement, a repayment term following the draw period of
                                                       zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to
                                                       related securityholders or payments of principal may be
                                                       received more slowly than anticipated, which will affect
                                                       the yield on one or more classes of securities of the
                                                       related series.

                                                       Home equity lines of credit that do not have a repayment
                                                       term following the draw period are effectively balloon
                                                       loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of
                                                       the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more
                                                       classes of securities of the related series may suffer a
                                                       loss if the related credit enhancement is not sufficient
                                                       to cover such shortfall.

DECLINES IN PROPERTY
VALUES MAY RESULT IN
LOSSES BORNE BY YOU....................................The value of the properties underlying the loans held in the trust fund may decline over time. Among factors
                                                       that could reduce the value of the properties are:

                                                       o      an overall decline in the residential real estate
                                                              market in the areas in which the properties are
                                                              located,

                                                       o      a decline in the general condition of the
                                                              properties caused by the borrowers' failure to
                                                              maintain these properties adequately, and

                                                       o      natural disasters, such as earthquakes and floods,
                                                              that are not covered by insurance.

                                                       In the case of loans secured by subordinate liens,
                                                       declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a
                                                       senior mortgage on the same property.

                                                       If property values decline, the actual rates of
                                                       delinquencies, foreclosures and losses on all underlying
                                                       loans could be higher than those currently experienced in
                                                       the mortgage lending industry in general. If these losses
                                                       are not otherwise covered by a credit enhancement, they
                                                       will be borne by the holders of one or more classes of
                                                       securities of the related series.

DELAYS IN LIQUIDATION MAY
RESULT IN LOSSES BORNE BY YOU........................  Even if the properties underlying the loans held in the trust fund provide adequate security for the loans,
                                                       substantial delays could occur before defaulted loans are
                                                       liquidated and their proceeds are forwarded to investors.
                                                       Property foreclosure actions are regulated by state
                                                       statutes and rules and are subject to many of the delays
                                                       and expenses of other lawsuits if defenses or
                                                       counterclaims are made, sometimes requiring several years
                                                       to complete. In addition, in some states, if the proceeds
                                                       of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower
                                                       defaults, these restrictions may impede the master
                                                       servicer's ability to dispose of the property and obtain
                                                       sufficient proceeds to repay the loan in full. In
                                                       addition, the master servicer will be entitled to deduct
                                                       from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including
                                                       payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation
                                                       expenses.

                                                       If, as a result of such delays and deductions, any
                                                       properties fail to provide adequate security for the
                                                       related loans in the trust fund and insufficient funds are available from any applicable credit enhancement, you
                                                       could experience a loss on your investments.

DISPROPORTIONATE EFFECT
OF LIQUIDATION EXPENSES MAY
ADVERSELY AFFECT YOU.................................  Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of
                                                       the loan at the time of default. Therefore, if a servicer
                                                       takes the same steps for a defaulted loan having a small
                                                       remaining principal balance as it does for a defaulted
                                                       loan having a large remaining principal balance, the
                                                       amount realized after expenses is a smaller percentage of
                                                       the outstanding principal balance of the small loan than
                                                       it is for the defaulted loan with a large remaining
                                                       principal balance.

VIOLATIONS OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE MORTGAGE
LOANS AND YOUR SECURITIES .............................Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and
                                                       collecting loans secured by consumers' dwellings.
                                                       Among other things, these laws may regulate interest
                                                       rates and other charges, require disclosures, impose
                                                       financial privacy requirements, mandate specific
                                                       business practices, and prohibit unfair and deceptive
                                                       trade practices. In addition, licensing requirements
                                                       may be imposed on persons that broker, originate,
                                                       service or collect loans.

                                                       Additional requirements may be imposed under federal,
                                                       state or local laws on so-called "high cost mortgage
                                                       loans", which typically are defined as loans secured by
                                                       consumers' dwellings that have interest rates or
                                                       origination costs in excess of prescribed levels. These
                                                       laws may limit certain loan terms, such as prepayment
                                                       penalties, or the ability of a creditor to refinance a
                                                       loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan
                                                       brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against
                                                       persons acquiring the loans, such as the trust fund.

                                                       The federal laws that may apply to loans held in the trust include the following:

                                                       o      the federal Truth in Lending Act and its
                                                              regulations, which (among other things) require
                                                              disclosures to the borrowers regarding the terms of
                                                              any applicable loan and provide consumers who
                                                              pledged their principal dwelling as collateral in a
                                                              non-purchase money transaction with a right of
                                                              rescission that generally extends for three days
                                                              after proper disclosures are given; a loan
                                                              originator's failure to comply with the Truth in
                                                              Lending Act  could subject both the originator and
                                                              the assignee of such loan to monetary penalties and
                                                              could result in an obligor's rescinding the loan
                                                              against either the loan originator or the assignee.

                                                       o      the Equal Credit Opportunity Act and its
                                                              regulations, which (among other things) prohibit
                                                              discrimination in the extension of credit on the
                                                              basis of age, race, color, sex, religion, marital
                                                              status, national origin, receipt of public
                                                              assistance or the exercise of any right under the
                                                              Consumer Credit Protection Act;

                                                       o      the Fair Credit Reporting Act, which (among other
                                                              things) regulates the use and reporting of
                                                              information related to the borrower's credit
                                                              experience;

                                                       o      Home Equity Loan Consumer Protection Act, which
                                                              (among other things) limits changes made to
                                                              open-end loans secured by the consumer's dwelling,
                                                              and restricts the ability to accelerate balances or
                                                              suspend credit privileges on such loans;

                                                       o      the Home Ownership and Equity Protection Act of
                                                              1994, which (among other things) imposes additional
                                                              disclosure and other requirements on creditors with
                                                              respect to non-purchase money mortgage loans
                                                              secured by the consumer's principal dwelling that
                                                              have interest rates or origination costs in excess
                                                              of prescribed levels. These provisions can impose
                                                              specific statutory liabilities upon creditors who
                                                              fail to comply with their provisions and may affect
                                                              the enforceability of the related loans. In
                                                              addition, any assignee of the creditor would
                                                              generally be subject to all claims and defenses
                                                              that the consumer could assert against the
                                                              creditor, including the right to rescind the loan;

                                                       o      In addition to the Homeownership and Equity
                                                              Protection Act, a number of legislative proposals
                                                              have been introduced at both the federal and state
                                                              level that are designed to discourage predatory
                                                              lending practices. Some states have enacted, and
                                                              other states or local governments may enact, laws
                                                              that impose requirements and restrictions greater
                                                              than those in the Homeownership and Equity
                                                              Protection Act. These laws prohibit inclusion of
                                                              some provisions in applicable loans that have
                                                              interest rates or origination costs in excess of
                                                              prescribed levels, and require that borrowers be
                                                              given certain disclosures prior to the consummation
                                                              of such loans. Purchasers or assignees of a loan,
                                                              including the related trust, could be exposed to
                                                              all claims and defenses that the mortgagor could
                                                              assert against the originator of the loan for a
                                                              violation of state law. Claims and defenses
                                                              available to the mortgagor could include monetary
                                                              penalties, rescission and defenses to a foreclosure
                                                              action or an action to collect;

                                                       o      the Real Estate Settlement Procedures Act and its
                                                              regulations, which (among other things) prohibit
                                                              the payment of referral fees for real estate
                                                              settlement services (including mortgage lending and
                                                              brokerage services) and regulate escrow accounts
                                                              for taxes and insurance and billing inquiries made
                                                              by borrowers; and

                                                       o      Holder in Due Course Rules, which apply to home
                                                              improvement contracts, which are comprised of the
                                                              Preservation of Consumers' Claims and Defenses
                                                              regulations of the Federal Trade Commission and
                                                              other similar federal and state statutes and
                                                              regulations. The Holder in Due Course Rules protect
                                                              the homeowner from defective craftsmanship or
                                                              incomplete work by a contractor. These laws permit
                                                              the obligor to withhold payment if the work does
                                                              not meet the quality and durability standards
                                                              agreed to by the homeowner and the contractor. The
                                                              holder in due course rules have the effect of
                                                              subjecting any assignee of the seller in a consumer
                                                              credit transaction to all claims and defenses which
                                                              the obligor in the credit sale transaction could
                                                              assert against the seller of the goods.

                                                       The penalties for violating these federal, state or local
                                                       laws vary depending on the applicable law and the
                                                       particular facts of the situation. However, private
                                                       plaintiffs typically may assert claims for actual damages
                                                       and, in some cases, also may recover civil money penalties or exercise a right to rescind a loan against either the
                                                       originator of the loan or the assignee thereof. Violations of certain laws may limit the ability to collect all or
                                                       part of the principal or interest on a loan and, in some
                                                       cases, borrowers even may be entitled to a refund of
                                                       amounts previously paid. Federal, state and local
                                                       administrative or law enforcement agencies also may be
                                                       entitled to bring legal actions, including actions for
                                                       civil money penalties or restitution, for violations of
                                                       certain of these laws.

                                                       Depending on the particular alleged misconduct, it is
                                                       possible that claims may be asserted against various
                                                       participants in secondary market transactions, including
                                                       assignees that hold the loans, such as the trust fund.
                                                       Losses on loans from the application of these federal,
                                                       state and local laws that are not otherwise covered by a
                                                       credit enhancement will be borne by the holders of one or
                                                       more classes of securities.

VIOLATIONS OF ENVIRONMENTAL
LAWS MAY RESULT IN LOSSES
ON THE LOANS AND
YOUR SECURITIES........................................Federal, state and local laws and regulations impose a wide range of requirements on activities that may
                                                       affect the environment, health and safety. In certain
                                                       circumstances, these laws and regulations impose
                                                       obligations on owners or operators of residential
                                                       properties such as those that secure the loans held in
                                                       the trust fund. Failure to comply with these laws and
                                                       regulations can result in fines and penalties that could
                                                       be assessed against the trust as owner of the related
                                                       property.

                                                       In some states, a lien on the property due to
                                                       contamination has priority over the lien of an existing
                                                       mortgage. Also, a mortgage lender may be held liable as an
                                                       "owner" or "operator" for costs associated with the
                                                       release or threat of release of petroleum and/or hazardous substances under certain circumstances if the lender has
                                                       actually participated in the management of the property.
                                                       If the trust is considered the owner or operator of a
                                                       property, it will suffer losses as a result of any
                                                       liability imposed for environmental hazards on the
                                                       property.

RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT.............................  Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in
                                                       one of the four highest rating categories of at least one
                                                       nationally recognized rating agency. A rating is based on
                                                       the adequacy of the value of the related trust assets and
                                                       any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or
                                                       guarantees, primarily on the claims paying ability of any
                                                       related surety provider, insurer, letter of credit
                                                       provider or guarantor, and reflects the rating agency's
                                                       assessment of how likely it is that holders of the class
                                                       of securities will receive the payments to which they are
                                                       entitled. A rating is not an assessment of how likely it
                                                       is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it
                                                       is that the securities of a series will be redeemed early.
                                                       A rating is not a recommendation to purchase, hold or sell securities because it does not address the market price or the securities or the suitability of the securities for
                                                       any particular investor.

                                                       A rating does not take into account the possibility that
                                                       prepayment at higher or lower rates than an investor
                                                       anticipates may cause a reduction in that investor's
                                                       yield. A rating does not take into account the possibility that an investor purchasing a security at a premium might
                                                       lose money on its initial investment under certain
                                                       prepayment scenarios. In addition, if the rating relates
                                                       to a series with a pre-funding account, it does not take
                                                       into account:

                                                       o      the ability of the related trust fund to acquire
                                                              subsequent loans,

                                                       o      any prepayment of the securities resulting from the
                                                              distribution of amounts remaining in the
                                                              pre-funding account after the end of the funding
                                                              period, or

                                                       o      the effect on an investor's yield resulting from
                                                              any such distribution.

                                                       A rating may not remain in effect for any given period of
                                                       time and the rating agency could lower or withdraw the
                                                       rating entirely in the future. For example, the rating
                                                       agency could lower or withdraw its rating due to:

                                                       o      a decrease in the adequacy of the value of the
                                                              trust assets or any related credit enhancement,

                                                       o      an adverse change in the financial or other
                                                              condition of a credit enhancement provider, or

                                                       o      a change in the rating of the credit enhancement
                                                              provider's long term debt.

                                                       The amount, type and nature of credit enhancement
                                                       established for a class of securities will be determined
                                                       based on criteria established by each rating agency rating classes of that series. These criteria are sometimes based upon an actuarial analysis of the behavior of similar
                                                       loans in a larger group. That analysis is often the basis
                                                       upon which each rating agency determines the amount of
                                                       credit enhancement required for a class. The historical
                                                       data supporting any actuarial analysis may not accurately
                                                       reflect future experience, and the data derived from a
                                                       large pool of similar loans may not accurately predict the delinquency, foreclosure or loss experience of any
                                                       particular pool of loans. Properties may not retain their
                                                       values. If residential real estate markets experience an
                                                       overall decline in property values such that the
                                                       outstanding principal balances of the loans in a
                                                       particular trust fund and any secondary financing on the
                                                       related properties become equal to or greater than the
                                                       value of the properties, the rates of delinquencies,
                                                       foreclosures and losses could be higher than those now
                                                       generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain
                                                       mortgagors from making timely payments on their loans. If
                                                       that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne,
                                                       at least in part, by the holders of one or more classes of securities of the related series.

RISKS ASSOCIATED WITH THE
BOOK-ENTRY REGISTRATION OF
SECURITIES

     LIMIT ON LIQUIDITY..............................  Securities issued in book-entry form may have only limited liquidity in the resale market because investors may not
                                                       want to buy securities for which they may not be able to
                                                       obtain physical instruments.

     LIMIT ON ABILITY TO TRANSFER
     OR PLEDGE.......................................  Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating
                                                       organizations, its indirect participants and certain
                                                       banks. Therefore, your ability to transfer or pledge
                                                       securities issued in book-entry form may be limited.

     DELAYS IN DISTRIBUTIONS.........................  You may experience some delay in receiving distributions on book-entry securities because the trustee will send the distributions to The Depository Trust Company for it to
                                                       credit the accounts of its participants. In turn, these
                                                       participants will then credit the distributions to your
                                                       account either directly or indirectly through indirect
                                                       participants.

PRE-FUNDING ACCOUNTS

     PRE-FUNDING ACCOUNTS WILL NOT
     BE USED TO COVER LOSSES ON
     THE LOANS.......................................  The prospectus supplement for a series of securities may provide that on the closing date for that series,  the
                                                       depositor will deposit cash into a pre-funding  account.
                                                       The amount deposited into the pre-funding account will
                                                       never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series.
                                                       The pre-funding account will only be used to purchase
                                                       additional loans from the depositor during the period
                                                       beginning with the related closing date and ending not
                                                       more than one year after the closing date. The depositor
                                                       will acquire these additional loans from the seller or
                                                       sellers specified in the related prospectus supplement.
                                                       The trustee for the related series will maintain the
                                                       pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect
                                                       of the related loans.

UNUSED AMOUNTS ON DEPOSIT IN ANY
PRE-FUNDING ACCOUNT WILL BE
PAID AS PRINCIPAL TO
SECURITYHOLDERS......................................  Any amounts remaining in a pre-funding account at the end of the period specified in the applicable prospectus
                                                       supplement will be distributed as a prepayment of
                                                       principal to the related securityholders on the first
                                                       distribution date after the end of that period. Any such
                                                       distribution will be made in the amounts and according to
                                                       the priorities specified in the related prospectus
                                                       supplement. The holders of one or more classes of the
                                                       related series of securities will bear the entire
                                                       reinvestment risk resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES........................................... The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the
                                                      depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans
                                                      from the depositor to the trust fund as a sale for
                                                      accounting purposes. If these characterizations are
                                                      correct, then if the seller were to become bankrupt, the
                                                      loans would not be part of the seller's bankruptcy estate
                                                      and would not be available to the seller's creditors. On
                                                      the other hand, if the seller becomes bankrupt, its
                                                      bankruptcy trustee or one of its creditor's may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this
                                                      position to a bankruptcy court could prevent timely
                                                      payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the
                                                      depositor's bankruptcy estate and would not be available
                                                      to the depositor's creditors. On the other hand, if the
                                                      depositor becomes bankrupt, its bankruptcy trustee or one
                                                      of its creditor's may attempt to recharacterize the sale
                                                      of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a
                                                      bankruptcy court could prevent timely payments on the
                                                      securities and even reduce the payments on the securities.

                                                      If the master servicer becomes bankrupt, the bankruptcy
                                                      trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash
                                                      collections may be commingled with the master servicer's
                                                      own funds before each distribution date for securities
                                                      will be specified in the applicable prospectus supplement.
                                                      If the master servicer becomes bankrupt and cash
                                                      collections have been commingled with the master
                                                      servicer's own funds for at least ten days, the trust fund will probably not have a perfected interest in those
                                                      collections. In this case the trust might be an unsecured
                                                      creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor,
                                                      which might be nothing. Collections commingled less than
                                                      ten days but still in an account of the master servicer
                                                      might also be included in the bankruptcy estate of the
                                                      master servicer even though the trust may have a perfected security interest in them. Their inclusion in the
                                                      bankruptcy estate of the master servicer may result in
                                                      delays in payment and failure to pay amounts due on the
                                                      securities.

                                                      Federal and state statutory provisions affording
                                                      protection or relief to distressed borrowers may affect
                                                      the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in
                                                      a proceeding under the federal Bankruptcy Code, a lender
                                                      may not foreclose on a property without the permission of
                                                      the bankruptcy court. Additionally, in certain instances a bankruptcy court may allow a borrower to reduce the
                                                      monthly payments, change the rate of interest, and alter
                                                      the loan repayment schedule for under-collateralized
                                                      loans. The effect of these types of proceedings can be to
                                                      cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of
                                                      payments on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES.................................  Debt securities that are compound interest securities will be, and certain other debt may be, securities issued with
                                                       original issue income discount for federal tax purposes. A holder of debt securities issued with original issue
                                                       discount is required to include original issue discount in ordinary gross income for federal income tax purposes as
                                                       it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be
                                                       treated as original issue discount for this purpose.

                                                       See "Federal Income Tax Consequences-Taxation of Debt
                                                       Securities-Interest and Acquisition Discount" and "-Market
                                                       Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES

     INCLUSION OF TAXABLE INCOME
     IN EXCESS OF CASH RECEIVED......................  If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax
                                                       return as ordinary income your pro rata share of the
                                                       taxable income of that REMIC, regardless of the amount or
                                                       timing of your possible receipt of any cash on the
                                                       certificate. As a result, your offered certificate may
                                                       have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the
                                                       amount of economic income, if any, attributable to the
                                                       certificate. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present
                                                       value of the phantom income may significantly exceed the
                                                       present value of the tax losses. Therefore, the after-tax
                                                       yield on any REMIC residual certificate may be
                                                       significantly less than that of a corporate bond or other
                                                       instrument having similar cash flow characteristics. In
                                                       fact, some offered certificates that are residual
                                                       interests, may have a negative value.

                                                       You have to report your share of the taxable income and
                                                       net loss of the REMIC until all the certificates in the
                                                       related series have a principal balance of zero. See
                                                       "Federal Income Tax Consequences - Taxation of Holders of
                                                       Residual Interest Securities."

SOME TAXABLE INCOME OF A
RESIDUAL INTEREST CANNOT BE OFFSET...................  A portion of the taxable income from a REMIC residual certificate may be treated as "excess inclusion income"
                                                       as defined in the Internal Revenue Code of 1986, as
                                                       amended (the "CODE"). You will have to pay tax on the
                                                       excess inclusions regardless of whether you have other
                                                       credits, deductions or losses. In particular, the tax on
                                                       excess inclusion income:

                                                       o      generally will not be reduced by losses from other
                                                              activities,

                                                       o      for a tax-exempt holder, will be treated as
                                                              unrelated business taxable income, and

                                                       o      for a foreign holder, will not qualify for any
                                                              exemption from withholding tax.

INDIVIDUALS, ESTATES, TRUSTS AND
CERTAIN PASS-THROUGH ENTITIES
SHOULD NOT INVEST IN REMIC
RESIDUAL CERTIFICATES..................................The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual
                                                       interest in the REMIC. However, individuals will only be
                                                       able to deduct these expenses as miscellaneous itemized
                                                       deductions, which are subject to numerous restrictions and limitations under the Code.  Therefore, the certificates
                                                       that are residual interests generally are not appropriate
                                                       investments for:

                                                       o      individuals,

                                                       o      estates,

                                                       o      trusts beneficially owned by any individual or
                                                              estate, and

                                                       o      pass-through entities having any individual, estate
                                                              or trust as a shareholder, member or partner.

                                                       In addition, the REMIC residual certificates will be
                                                       subject to numerous transfer restrictions. These
                                                       restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate
                                                       otherwise in the related prospectus supplement, you will
                                                       not be able to transfer a REMIC residual certificate to a
                                                       foreign person under the Code or to an entity treated as a partnership under the Code, unless all of its beneficial
                                                       owners are United States persons.

                                                       See "Federal Income Tax Consequences - Taxation of Holders
                                                       of Residual Interest Securities."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS..........................................  The market value of the assets relating to a series of securities at any time may be less than the principal
                                                       amount of the securities of that series then outstanding,
                                                       plus accrued interest. After an event of default and a
                                                       sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related
                                                       prospectus supplement generally will be entitled to
                                                       receive the proceeds of that sale to the extent of unpaid
                                                       fees and other amounts owing to them under the related
                                                       transaction documents before any distributions to
                                                       securityholders. Upon any such sale, the proceeds may be
                                                       insufficient to pay in full the principal of and interest
                                                       on the securities of the related series.

DERIVATIVE TRANSACTIONS..............................  A trust fund may enter into privately negotiated, over-the-counter hedging transactions with various
                                                       counterparties for the purpose of effectively fixing the
                                                       interest rate it pays on one or more borrowings or series
                                                       of borrowings These transactions may include such
                                                       instruments as interest rate and securities-based swaps,
                                                       caps, collars and floors, and are referred to as
                                                       derivative transactions.

     CREDIT RISKS....................................  If a trust fund enters into derivative transactions, it is expected to do so with banks, financial institutions and
                                                       recognized dealers in derivative transactions. Entering
                                                       into a derivative transaction directly with a counterparty subjects a trust fund to the credit risk that the
                                                       counterparty may default on its obligation to the trust
                                                       fund. By contrast, in transactions done through exchange
                                                       markets, credit risk is reduced by the collection of
                                                       variation margin and by the interposition of a clearing
                                                       organization as the guarantor of all transactions.
                                                       Clearing organizations transform the credit risk of
                                                       individual counterparties into the more remote risk of the failure of the clearing organization. In addition, the
                                                       financial integrity of over-the-counter derivative
                                                       transactions is generally unsupported by other regulatory
                                                       or self-regulatory protections such as margin
                                                       requirements, capital requirements, or financial
                                                       compliance programs. Therefore, the risk of default is
                                                       much greater in an over-the-counter, privately negotiated
                                                       derivative transaction than in an exchange-traded
                                                       transaction. In the case of a default, the related trust
                                                       fund will be limited to contractual remedies under the
                                                       agreements governing that derivative transaction. These
                                                       remedies may be limited by bankruptcy, insolvency or
                                                       similar laws.

     LEGAL ENFORCEABILITY RISKS......................   Privately negotiated, over-the-counter derivative
                                                       transactions also may subject a trust fund to the
                                                       following risks:

                                                       o      if the counterparty does not have the legal
                                                              capacity to enter into or perform its obligations
                                                              under the transaction, the transaction would be
                                                              unenforceable,

                                                       o      if a court or regulatory body ruled that classes of
                                                              derivative transactions were unlawful or not in
                                                              compliance with applicable laws or regulations,
                                                              those transactions would be invalid and
                                                              unenforceable, or

                                                       o      if new legislation changed the legal, regulatory or
                                                              tax status of derivative transactions, those
                                                              changes might be detrimental to the related trust
                                                              fund's interests.

     BASIS RISK......................................  Using derivative transactions successfully depends upon the ability to predict movements of securities or interest rate markets. There might be an imperfect correlation, or
                                                       even no correlation, between price movements of a
                                                       derivative transaction and price movements of the
                                                       investments or instruments being hedged. If a trust fund
                                                       enters into derivative transactions at the wrong time, or
                                                       if market conditions are not predicted accurately, the
                                                       derivative transaction may result in a substantial loss to that trust fund and the related securityholders.

                                                       Certain capitalized terms are used in this prospectus to
                                                       assist you in understanding the terms of the securities.
                                                       The capitalized terms used in this prospectus are defined
                                                       on the pages indicated under the caption "Index of
                                                       Principal Terms" beginning on page 142.

                                 THE TRUST FUND

GENERAL

            The certificates of each series will represent interests in the assets of a trust fund. The notes of each series will be secured by a pledge of the assets of the related trust fund. The trustee will hold the trust fund for each series for the benefit of the related securityholders. Each trust fund will consist of the related trust fund assets (the "TRUST FUND ASSETS"), which include a pool of loans specified in the related prospectus supplement together with payments relating to those loans, or other mortgage pass-through certificates or collateralized mortgage obligations ("MORTGAGE-BACKED
SECURITIES") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans, as specified in the related prospectus supplement.(1) Unless the related prospectus supplement provides otherwise, the pool will be created on the first day of the month of issuance of the related series of securities. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Trust Fund Assets that a trust fund will consist of, but if it does not, the
Trust Fund Assets of any trust fund will consist of loans or Mortgage-Backed
Securities, but not a combination of them.

         The depositor will acquire the Trust Fund Assets (either directly or through affiliates) from originators or sellers that may be affiliates of the depositor. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. Loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified in this prospectus under "Loan Program-Underwriting Standards" or as otherwise described in the related prospectus supplement.

         The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to:

         o        a pooling and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series
                  consisting of certificates,

         o        a master servicing agreement between the trustee and the
                  master servicer, in the case of a series consisting of
                  certificates and notes, or

         o        a sale and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of notes.

         The master servicer will receive a fee for its services. See "Loan
Program" and "The Agreements" in this prospectus. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

-----------
(1) Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. The term pass-through rate will refer to the pass-through rate borne by the certificates, and the term interest rate will refer to the interest rate borne by the notes, as applicable, of one specific series. The term trust fund will refer to one specific trust fund.

         In the case of a series consisting of certificates, the term
"AGREEMENT" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "AGREEMENT" means the related trust agreement, indenture and master servicing agreement, as the context requires. In the case of a series consisting of notes, the term
"AGREEMENT" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

         If specified in the related prospectus supplement, a trust fund for a series may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

         Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:

         o        acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the
                  related prospectus supplement (including any proceeds of those assets),

         o        issuing securities and making distributions on them, and

         o        certain other related activities.

         The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

         The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Trust Fund Assets." The
master servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as described in this prospectus under "Loan Program-Representations by Sellers;
Repurchases" and "The Agreements-Sub-Servicing By Sellers" and "-Assignment of
the Trust Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the
Securities-Advances" in this prospectus. The master servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

         The following is a brief description of the assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A maximum of 10% of the Trust Fund Assets as they will be constituted at the time that the applicable detailed description of Trust Fund
Assets is filed will deviate in any material respect from the Trust Fund Asset pool characteristics described in the related prospectus supplement (other than the aggregate number or amount of loans). A copy of the agreement with respect to each series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series as of the cut-off date will be delivered to the trustee upon delivery of the securities and such schedule may be updated and supplemented from time to time in the case of a series that is subject to a revolving period during which additional loans may be placed in the trust fund.

THE LOANS

         GENERAL. Loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE
LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

         The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the loans in a mortgage pool will be due, but if it does not, all the loans in a pool will have payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The related prospectus supplement will describe the payment terms of the loans to be included in a trust fund. The payment terms may include any of the following features, any combination of these features, or other features:

         o        Interest may be payable at a fixed rate, a rate that adjusts from time to time in relation to a specified index, a rate that is fixed for a period of time or under certain
                  circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations.
                  Accrued interest may be deferred and added to the principal of a loan as described more fully in the related prospectus
                  supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan
                  (the "LOAN RATE") for a period of time or for the life of the loan; the amount of any difference may be contributed by the seller of the property or by another source.

         o        Principal may be payable on a level debt service basis to
                  fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is
                  significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term.
                  Payment (referred to as a "BALLOON PAYMENT") of all or a
                  substantial portion of the principal may be due on maturity.
                  Principal may include interest that has been deferred and
                  added to the principal balance of the loan.

         o        Payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest-only. The terms of a loan may include limits on periodic increases or decreases in the amount of payments and may include maximum or minimum amounts of
                  payments.

         o        The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain
                  periods (called lockout periods). Certain loans may permit prepayments after expiration of the applicable lockout period, and may impose a prepayment fee in connection with any
                  subsequent prepayment. Other loans may permit prepayments
                  without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale"
                  clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by
                  persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans. In a buydown loan, a third party partially subsidizes monthly payments of the mortgagor during the early years of the loan. The difference is made up from a buydown fund contributed by the third party at the time the loan is originated. The amount of the buydown fund will equal either the discounted value or the full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the loan at the time the master servicer receives the mortgagor's portion of a monthly payment. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund, combined with the monthly payment received from the mortgagor, equals the scheduled monthly payment on the loan. A buydown plan assumes that the mortgagor's income will increase during the buydown period so that the mortgagor will be able to make the full mortgage payments at the end of the buydown period. If the mortgagor's income does not increase, the mortgagor might default on its buydown loan. If a trust fund contains buydown loans, the related prospectus supplement will describe any limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate, and on the length of the buydown period.

         The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "PROPERTIES" and are individually referred to as a "PROPERTY." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

         The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single
Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied
Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

         SINGLE FAMILY LOANS. The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE
FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

         MULTIFAMILY LOANS. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units.
Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

         MIXED-USE LOANS. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

         CLOSED-END SECOND-LIEN LOANS. The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         HOME EQUITY LINE OF CREDIT LOANS. The properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         LOT LOANS. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such parcel and construction loans which convert into permanent loans upon the completion of construction.

         HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial
Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         ADDITIONAL INFORMATION. Each prospectus supplement will contain information about the loans in the related pool, as of the date of the prospectus supplement and to the extent then known to the depositor. This information will include:

         o        the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series or any other date referred to in the related prospectus supplement as a cut-off date,

         o        the type of property securing the loans (e.g., single family residences, individual units in condominium apartment
                  buildings, small multi-family properties, or other real
                  property or home improvements),

         o        the original terms to maturity of the loans,

         o        the largest principal balance and the smallest principal
                  balance of any of the loans,

         o        the earliest origination date and latest maturity date of any of the loans,

         o        the Loan-to-Value Ratios or Combined Loan-to-Value Ratios
                  (each as defined below), as applicable, of the loans,

         o        the Loan Rates or annual percentage rates ("APR") or range of
                  Loan Rates or APRs borne by the loans,

         o        the maximum and minimum per annum Loan Rates, and

         o        the geographical distribution of the loans.

If the depositor does not know specific information about the loans when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below.
Specific information will be set forth in the detailed description of Trust Fund
Assets.

         Unless otherwise specified in the related prospectus supplement, the
"LOAN-TO-VALUE RATIO" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related
Property.

         Unless otherwise specified in the related prospectus supplement, the
"COMBINED LOAN-TO-VALUE RATIO" of a loan at any given time is the ratio, expressed as a percentage, of

         (x) the sum of

         o        the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount
                  available at origination), and

         o        the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any
                  open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan,

         to

         (y) the collateral value of the related Property.

         The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

         o        the sales price for the property, or

         o        the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

         Properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any primary or secondary financing on the related properties, as applicable, become equal to or greater than the value of the properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

MORTGAGE-BACKED SECURITIES

            Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of loans or collateralized mortgage obligations secured by loans.
Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain loans. Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying loans will have entered into a pooling and servicing agreement with a private trustee.
The private trustee or its agent, or a custodian, will possess the loans underlying the Mortgage-Backed Securities. Loans underlying Mortgage-Backed
Securities will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

            The issuer of the Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to trusts and selling beneficial interests in such trusts. If so specified in the related prospectus supplement, the issuer of Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of
Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Mortgage-Backed
Securities issued under the pooling and servicing agreement. Additionally, although the loans underlying the Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Mortgage-Backed
Securities themselves will not be so guaranteed.

            Distributions of principal and interest will be made on the
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Mortgage-Backed
Securities or the private servicer may have the right to repurchase assets underlying the Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

            The loans underlying the Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, revolving loans, buydown loans, adjustable rate loans or loans having balloon or other special payment features. The loans may be secured by a single family property, multifamily property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes
Mortgage-Backed Securities will specify:

         o        the aggregate approximate principal amount and type of the
                  Mortgage-Backed Securities to be included in the trust fund;

         o        certain characteristics of the loans that comprise the
                  underlying assets for the Mortgage-Backed Securities,
                  including (w) the payment features of the loans, (x) the
                  approximate aggregate principal balance, if known, of
                  underlying loans insured or guaranteed by a governmental
                  entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated
                  maturities of the underlying loans at origination;

         o        the maximum original term-to-stated maturity of the
                  Mortgage-Backed Securities;

         o        the weighted average term-to stated maturity of the
                  Mortgage-Backed Securities;

         o        the pass-through or certificate rate of the Mortgage-Backed
                  Securities;

         o        the weighted average pass-through or certificate rate of the
                  Mortgage-Backed Securities;

         o        the issuer of Mortgage-Backed Securities, the private servicer
                  (if other than the issuer of Mortgage-Backed Securities) and the private trustee for the Mortgage-Backed Securities;

         o        certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the
                  Mortgage-Backed Securities or to the Mortgage-Backed
                  Securities themselves;

         o        the terms on which the underlying loans for the
                  Mortgage-Backed Securities may, or are required to, be
                  purchased before their stated maturity or the stated maturity of the Mortgage-Backed Securities; and

         o        the terms on which loans may be substituted for those
                  originally underlying the Mortgage-Backed Securities.

            Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the
Securities Act of 1933, as amended, or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities
Act of 1933, as amended.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Trust Fund Asset or if the trustee determines that the documentation with respect to any Trust Fund
Asset is incomplete. See "Loan Program-Representations by Sellers; Repurchases."
The related prospectus supplement generally will specify the period during which substitution will be permitted.

AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450
Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

         This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or
Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

         The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the trust fund will be forwarded to securityholders. Such reports, however, will neither be examined nor reported on by an independent public accountant. See "Description of the
Securities-Reports to Securityholders."

                                 USE OF PROCEEDS

         The depositor will use the net proceeds from the sale of the securities to purchase Trust Fund Assets or will use those proceeds for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         IndyMac ABS, Inc., a Delaware corporation, was incorporated in April
1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests in them or bonds secured by them.
The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B.
The depositor maintains its principal office at 155 North Lake Avenue, Pasadena,
California 91101. Its telephone number is (800) 669-2300.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The depositor will have purchased the loans, either directly or through affiliates, from various sellers. The applicable prospectus supplement may specify other underwriting criteria used in originating the loans, but if it does not, the loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified below under "-Underwriting
Standards."

UNDERWRITING STANDARDS

         The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards for the loans generally will follow the guidelines described below. However, the applicable prospectus supplement may provide additional information regarding underwriting standards used by the sellers or the originators for particular types of loans which may differ from the underwriting standards described below.

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and ability to repay, as well as the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application that will supply the underwriting officer with pertinent credit information, including the principal balance and payment history with respect to any senior mortgage. Unless otherwise specified in the related prospectus supplement, the related seller will verify the credit information supplied by the borrower. The borrower generally must provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report summarizing the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer). The employment verification specifies the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing. The scope and detail of an appraisal may be limited to a query to a third party valuation service or may be broader and more detailed. At most, the appraiser may be required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal may be based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser)
and the cost of replacing the home.

         The maximum loan amount will vary depending on a borrower's credit grade and loan program but will not generally exceed $3,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. As specified in the related prospectus supplement, compensating factors may include low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of any underlying first loan.

         Each seller's underwriting standards will generally permit loans with
Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of
Title I Loans.

         In those cases where the seller obtains the employment, credit and property information, the seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to make payments on the loan in addition to any other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending on a borrower's credit grade and loan program. Variations in the debt-to-income ratio limit will be permitted based on any compensating factors specified in the related prospectus supplement.

         In the case of a loan secured by a leasehold interest in real property the title to which is held by a third party lessor, the seller will (unless otherwise specified in the related prospectus supplement) represent and warrant, among other things, that the stated term of the lease is at least as long as the stated term on the loan.

         Some of the loans that may be included in a trust fund are types of loans that have been developed recently and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These loans are underwritten based on a judgment that the borrowers are able to make the initial monthly payments. In some cases, a borrower's income may not be sufficient for the borrower to continue to make loan payments as the payments increase. These loans may also be underwritten primarily based on Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related prospectus supplement, each seller also must be:

         o        a seller/servicer approved by either the Federal National
                  Mortgage Association ("FNMA") or the Federal Home Loan
                  Mortgage Corporation ("FHLMC"), and

         o        a mortgagee approved by HUD or an institution the deposit
                  accounts of which are insured by the Federal Deposit Insurance
                  Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each seller will have made representations and warranties in respect of the loans sold by it and evidenced by all, or a part, of a series of securities.
These representations and warranties generally will include, among other things:

         o        that title insurance (or in the case of Properties located in areas where title insurance policies are generally not
                  available, an attorney's certificate of title) and any
                  required hazard insurance policy were effective at the
                  origination of each loan (other than cooperative loans and certain closed-end second-lien and home equity line of credit loans), and that each policy (or certificate of title, as
                  applicable) remained in effect on the date the loan was
                  purchased from the seller by or on behalf of the depositor;

         o        that the seller had good title to each loan and that the loan was not subject to any valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o        that each loan (other than cooperative loans) constituted a valid lien on, or a perfected security interest in, the
                  Property (subject only to any permissible disclosed liens, any applicable title insurance exceptions, any applicable liens of nondelinquent current real property taxes and assessments, any applicable liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, any
                  applicable liens for common charges, and certain other
                  exceptions described in the applicable agreement);

         o        that each home equity line of credit loan was generated under a credit line agreement that complied, at the time of
                  origination, in all material respects with applicable state and federal laws;

         o        that there were no delinquent tax or assessment liens against the Property;

         o        that no required payment on a loan was delinquent more than the number of days specified in the related prospectus
                  supplement; and

         o        that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and
                  regulations in all material respects.

         If specified in the related prospectus supplement, the seller's representations and warranties in respect of a loan will be made as of the date on which the seller sold the loan to the depositor or one of its affiliates, instead of as of the cut-off date. In that case, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Because the seller's representations and warranties do not include events occurring after the sale, the seller's repurchase obligation (described in the next paragraph) will not apply if an event that would otherwise have triggered the obligation occurs after the sale date. However, the depositor will not include any loan in a trust fund if the depositor has reason to believe that the seller's representations and warranties in respect of that loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         The master servicer (or the trustee, if the master servicer is also the seller) will promptly notify the applicable seller of any breach of its representations and warranties in respect of a loan that materially and adversely affects the securityholders' interests in that loan. If the seller cannot cure the breach on or before the business day after the first determination date (as defined in the related prospectus supplement) that is more than 90 days after the seller receives notice from the master servicer or the trustee, as the case may be, the seller will be obligated either:

         o        to repurchase the loan from the trust fund at a price (the
                  "PURCHASE PRICE") equal to 100% of its unpaid principal
                  balance as of the date of the repurchase plus accrued interest thereon at the Loan Rate, up to the scheduled monthly payment date for the loan in the month following the month of
                  repurchase (less any advances or amount payable as related servicing compensation if the seller is the master servicer),
                  or

         o        to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement;
                  provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure a breach) if the breach constitutes fraud in the origination of the affected loan and the seller did not have knowledge of the fraud.

If a REMIC election is to be made with respect to a trust fund, unless otherwise specified in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax in connection with any repurchase or substitution. In addition, the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a
REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement from the assets of the related trust fund or from any holder of the related residual certificate. See
"Description of the Securities-General" in this prospectus. Except where the master servicer is also the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders , acting in its good faith business judgment as if it were the owner of the loan. This obligation to repurchase or substitute will constitute the sole remedy available to securityholders or the trustee for a seller's breach of representations and warranties.

         Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so. No assurance can be given that sellers will fulfill their repurchase or substitution obligations.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued and serviced pursuant to a separate pooling and servicing agreement among the depositor, the master servicer and the trustee. Two forms of pooling and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for that series, and the related loans will be serviced by the master servicer pursuant to a sale and servicing agreement. A form of indenture and a form of sale and servicing agreement have been filed as exhibits to the
Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each series of such securities will be issued and serviced pursuant to a separate master servicing agreement. Each agreement will be dated as of the related cut-off date. The provisions of each agreement will vary depending on the nature of the securities to be issued under it and the nature of the related trust fund. The following summaries of the material provisions that may appear in each agreement are subject to, and are qualified in their entirety by reference to, all the provisions of the agreements for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements
(without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to IndyMac ABS, Inc.,
155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary
Marketing.

GENERAL

         The securities of each series will be issued either in book-entry or fully registered form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. The securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor.
Certain of the loans may be guaranteed or insured, as specified in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o        the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest,
                  including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date));

         o        the assets required to be deposited in the related Security
                  Account from time to time, as described under "The
                  Agreements-Payments on Loans; Deposits to Security Account";

         o        property that secured a loan and is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,
                  and

         o        any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

         If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the related Trust Fund
Assets. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made

         o        before distributions on one or more other classes,

         o        after the occurrence of specified events,

         o        in accordance with a schedule or formula, or

         o        based on collections from designated portions of the related
                  Trust Fund Assets,

in each case as specified in the related prospectus supplement. The timing and amount of these distributions may vary among classes or over time, as specified in the related prospectus supplement.

         The trustee will make distributions of principal and interest (or, where applicable, principal only or interest only) on the related securities on each applicable distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions may be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of securities by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended
(the "CODE"), may result in "prohibited transactions" within the meaning of
ERISA and the Code, or may subject the trustee, the master servicer or the depositor to obligations or liabilities in addition to those undertaken in the related agreement. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of securities of those classes will not be registered unless the transferee

         o        represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement, or

         o        provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or other retirement
                  arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.

         As to each series, an election may be made to treat the related trust fund or designated portions of it as a "real estate mortgage investment conduit"
or REMIC, as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related
REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the
Code. As to each series for which a REMIC election is made, the master servicer or a holder of the related residual interest or ownership interest, respectively, will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus. Various methods that may be used in determining the amount of distributions on the securities of a series are described in the following paragraphs. Each prospectus supplement will describe in detail the method for determining the amount of distributions on the securities of that series.

         The trustee will make distributions of principal and interest on the securities out of, and only to the extent of, funds in the related Security
Account, including any funds transferred from any reserve account. Each prospectus supplement will describe how distributions of principal and interest will be applied to the related securities on each distribution date. Each prospectus supplement will also describe the method of allocating distributions among securities of a particular class.

         AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from the "Available Funds," as described in the related prospectus supplement and the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related
Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security
Account for distribution on future distribution dates.

         DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "CLASS SECURITY BALANCE") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be fixed or adjustable, as specified in the related prospectus supplement), from the date and for the periods specified in that prospectus supplement. If funds are available, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities on which interest accrues but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero, or for the period specified in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield
(at par) to securityholders will be less than the indicated coupon rate.

         With respect to a class of accrual securities, any interest that has accrued but is not paid on any distribution date will be added to the Class
Security Balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will begin only after the occurrence of the events specified in the related prospectus supplement. Before that time, the beneficial ownership interest in the trust fund (or the principal balance, as applicable) of a class of accrual securities, as reflected in its Class Security Balance, will increase on each distribution date by the amount of interest that accrued on the class during the preceding interest accrual period but was not distributed on that distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related prospectus supplement will specify the method of calculating the amount of principal to be distributed on the securities on each distribution date and the manner of allocating it among the classes of securities entitled to distributions of principal. The Class
Security Balance of any class entitled to distributions of principal generally will be the original Class Security Balance of that class, reduced by all distributions reported to the holders of that class as allocable to principal and,

         o        in the case of accrual securities, increased by all interest accrued but not then distributable on those securities and

         o        in the case of adjustable rate securities, subject to the
                  effect of negative amortization, if applicable.

         If specified in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments received from borrowers in advance of their scheduled due dates and not accompanied by amounts representing scheduled interest due after the month of those payments, in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of certain classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by those other securities. See
"Credit Enhancement-Subordination" in this prospectus.

         UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the next distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distribution will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security
Account for future distributions to securityholders), an amount equal to the aggregate of payments of interest and principal that were delinquent on the related determination date and were otherwise not advanced by any sub-servicer, subject to the master servicer's determination that the advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will try to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If the master servicer makes advances from funds in a Security Account, the master servicer will replace the funds on or before the next distribution date if the funds in that Security
Account on that distribution date would be less than the amount required for distributions to securityholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. If specified in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described under "Credit Enhancement" in this prospectus and the related prospectus supplement.

         In the event that the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the
Securities-Distributions on Securities."

MANDATORY AUCTION

         The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

REPORTS TO SECURITYHOLDERS

         The applicable prospectus supplement may specify different items to be reported, but if it does not, the master servicer or the trustee will furnish to each related securityholder of record, either before or concurrently with each distribution on a distribution date, a statement including, to the extent applicable to that series:

         o        the amount of the distribution allocable to principal,
                  separately identifying the aggregate amount of any principal prepayments and if specified in the related prospectus
                  supplement, prepayment penalties;

         o        the amount of the distribution allocable to interest;

         o        the amount of any advance;

         o        the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date and the aggregate amount withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior
                  securityholders;

         o        the outstanding principal balance or notional amount of each class of the related series after giving effect to the
                  distribution of principal on that Distribution Date;

         o        the percentage of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to
                  receive on the following distribution date;

         o        the percentage of principal prepayments on the loans, if any, that each class will be entitled to receive on the following distribution date;

         o        the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o        the number and aggregate principal balances of loans

                  o        delinquent but not in foreclosure 1 to 30 days, 31 to
                           60 days, 61 to 90 days and 91 or more days, and

                  o        in foreclosure and delinquent 1 to 30 days, 31 to 60
                           days, 61 to 90 days and 91 or more days,

         in each case as of the close of business on the last day of the calendar month preceding that distribution date;

         o        the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o        the pass-through rate or interest rate, as applicable, if
                  adjusted from the date of the last statement, expected to
                  apply to any class on the next distribution date for that
                  class;

         o        the amount remaining in any reserve account at the close of business on the distribution date;

         o        the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

         o        any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the applicable class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include other information similar to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year:

         o        a report containing the aggregate of the amounts referred to in items (i) and (ii) above for that calendar year (or, if that person was a securityholder of record during a portion of the calendar year, for the applicable portion of that year,
                  and

         o        other customary information considered appropriate for
                  securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         In general, classes of securities fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

CATEGORIES OF CLASSES                                                      DEFINITION
                                                                        PRINCIPAL TYPES

Accretion Directed...................................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                                                       directed class also may receive principal payments from
                                                       principal paid on the underlying Trust Fund Assets or
                                                       other assets of the trust fund for the related series.

Companion Class......................................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                                       made on specified planned principal classes, targeted
                                                       principal classes or scheduled principal classes.

Component Securities.................................  A class consisting of "components." The components of a class of component securities may have different principal and interest payment characteristics but together
                                                       constitute a single class. Each component of a class of
                                                       component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS........................  A class that, for the period of time specified in the related prospectus supplement, generally will not receive
                                                       (in other words, is locked out of) (1) principal
                                                       prepayments on the underlying Trust Fund Assets that are
                                                       allocated disproportionately to the senior securities
                                                       because of the shifting interest structure of the
                                                       securities in the trust and/or (2) scheduled principal
                                                       payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out
                                                       period, the portion of the principal distributions on the
                                                       underlying Trust Fund Assets that the NAS class is locked
                                                       out of will be distributed to the other classes of senior
                                                       securities.

Notional Amount Securities...........................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is
                                                       used for purposes of the determination of interest
                                                       distributions.

Planned Principal Class or PACs......................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived
                                                       by assuming two constant prepayment rates for the
                                                       underlying Trust Fund Assets. These two rates are the
                                                       endpoints for the "structuring range" for the planned
                                                       principal class. The planned principal classes in any
                                                       series of securities may be subdivided into different
                                                       categories (e.g., primary planned principal classes,
                                                       secondary planned principal classes, etc.) having
                                                       different effective structuring ranges and different
                                                       principal payment priorities. The structuring range for
                                                       the secondary planned principal classes of a series will
                                                       be narrower than that for the primary planned principal
                                                       classes of that series.

Scheduled Principal Class............................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is
                                                       not designated as a planned principal class or targeted
                                                       principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                                       Trust Fund Assets. These two rates are the endpoints for
                                                       the "structuring range" for the scheduled principal class.

Sequential Pay.......................................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive
                                                       payments of principal continuously from the first
                                                       Distribution Date on which they receive principal until
                                                       they are retired. A single class that receives principal
                                                       payments before or after all other classes in the same
                                                       series may be identified as a sequential pay class.

Strip................................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets or other assets of the trust fund.

Support Class (also sometimes referred
to as "COMPANION CLASSES")...........................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                                       made on specified planned principal classes, targeted
                                                       principal classes or scheduled principal classes.

Targeted Principal Class or TACs.....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying
                                                       Trust Fund Assets.

                                                                       INTEREST TYPES

Fixed Rate...........................................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate........................................  A class with an interest rate that resets periodically based on a designated index and that varies directly with
                                                       changes in the index.

Inverse Floating Rate................................  A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.

Variable Rate........................................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                                       interest applicable to specified assets or instruments
                                                       (e.g., the Loan Rates borne by the underlying loans).

Interest Only........................................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets
                                                       of the trust fund and little or no principal. Interest
                                                       only classes have either a nominal principal balance or a
                                                       notional amount. A nominal principal balance represents
                                                       actual principal that will be paid on the class. It is
                                                       referred to as nominal because it is extremely small
                                                       compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest
                                                       due on an interest only class that is not entitled to any
                                                       distributions of principal.

Principal Only.......................................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual......................................  A class that accretes a portion of the accrued interest on the class. The accreted amount will be added to the
                                                       principal balance of the class on each applicable
                                                       distribution date, with the remainder of the accrued
                                                       interest to be distributed currently as interest on the
                                                       class. The accretion may continue until a specified event
                                                       has occurred or until the partial accrual class is retired.

Accrual..............................................  A class that accretes all the accrued interest otherwise distributable on the class. The accreted amount will be
                                                       added as principal to the principal balance of the class on each applicable distribution date. The accretion may
                                                       continue until some specified event has occurred or until
                                                       the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO METHOD

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline
Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

         Under this method the calculation agent will establish LIBOR on each
LIBOR determination date as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New
York City, selected by the calculation agent, at approximately 11:00 a.m. (New
York City time) on that day for loans in United States dollars to leading
European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

         Each reference bank will be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and
will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO
Method."

         The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not
necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the
Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to
SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the
Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202)
906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District
Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

         The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no
"constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release
No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or
Tuesday of each week and may be obtained by writing or calling the Publications
Department at the Board of Governors of the Federal Reserve System, 21st and C
Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the
Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series.
The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

         The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street
Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series.
The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

         If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments.
Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

         Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period.
Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities.
Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

         o        directly through The Depository Trust Company ("DTC") in the
                  United States, or Clearstream, Luxembourg or Euroclear in
                  Europe, if they are participants of these systems, or

         o        indirectly through organizations that are participants in
                  these systems.

         Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream,
Luxembourg's or Euroclear's name, on the books of their respective depositaries.
These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or
Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.
While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

         Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant
(described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

         Transfers between DTC participants will be governed by DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time).
If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream,
Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in
Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg interfaces with domestic markets in several countries.
As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above.
Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust
Company of New York ("MORGAN"), under contract with Euroclear Clearance Systems
S.C., a Belgian cooperative corporation. All operations are conducted by Morgan.
All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance
Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New
York State Banking Department, as well as by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through
Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream,
Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal
Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax
Consequences to Holders of the Notes-Backup Withholding" in this prospectus.
Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

         Until definitive securities are issued, it is anticipated that the only
"securityholder" of the book-entry securities will be Cede & Co., as nominee of
DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or
Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

         The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

         o        DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

         o        the depositor, at its sole option, elects to terminate the book-entry system through DTC;

         o        or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of
                  securities of the related series issued as book-entry
                  securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a
                  book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through
DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         The master servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit enhancement described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

         In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

         With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

LETTER OF CREDIT

         Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement.
The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

         o        the loans on the related cut-off date, or

         o        one or more classes of securities.

         If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The
Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the securities of that series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o        maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

         o        paying administrative expenses, or

         o        establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

         If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

         If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

         The reserve account for a series will be funded by:

         o        a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S.
                  Treasury securities, letters of credit, demand notes,
                  certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related
                  prospectus supplement,

         o        a deposit from time to time of amounts specified in the
                  related prospectus supplement to which the subordinated
                  securityholders, if any, would otherwise be entitled, or

         o        any other manner specified in the related prospectus
                  supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

         Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool.
The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the master servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

         The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o        to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from
                  floating based on a particular index to floating based on
                  another index;

         o        to provide payments in the event that any index rises above or falls below specified levels; or

         o        to provide protection against interest rate changes, certain types of losses, including reduced market value, or the
                  payment shortfalls to one or more classes of the related
                  series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

DEPOSIT AGREEMENTS

         If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

         o        allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

         o        allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

         As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

         The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.

         A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See
"Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

         Collections on home equity line of credit loans may vary because, among other things, borrowers may:

         o        make payments as low as the minimum monthly payment for any month,

         o        make payments consisting only of the interest, fees and
                  charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

         o        make payments as high as the entire outstanding principal
                  balance plus accrued interest, fees and charges on that loan.

         In addition, borrowers may fail to make the required periodic payments.
Collections on the loans also may vary due to seasonal purchasing and borrowers'
payment habits.

         The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional mortgage loans bearing comparable interest rates. If applicable, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection
Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even if the properties underlying the loans held in the trust fund or securing Mortgage-Backed Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the master servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

         Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default.
Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

         State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the master servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the master servicer.

         If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month
(unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

         Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "The
Agreements-Termination; Optional Termination."

         Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

         The following is a summary of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned or pledged to the trustee, without recourse, together with all principal and interest received (if the loans are sold based on actual principal balances) or scheduled to be received (if the loans are sold based on scheduled principal balances) by or on behalf of the depositor on or with respect to the loans after the cut-off date (other than any retained interest specified in the related prospectus supplement). Concurrently with the assignment or pledged, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as the Loan Rate or APR, the maturity of each loan, the Loan-to-Value Ratios or
Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

         Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

         o        the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

         o        the mortgage, deed of trust or similar instrument with
                  evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

         o        an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

         o        any other security documents specified in the related
                  prospectus supplement or agreement, including security
                  documents relating to any senior interests in the property.

         The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

         For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

         o        the related original cooperative note endorsed without
                  recourse in blank or to the order of the trustee,

         o        the original security agreement,

         o        the proprietary lease or occupancy agreement,

         o        the recognition agreement,

         o        an executed financing agreement, and

         o        the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus
                  supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the master servicer will retain them.

         For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral.
Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders'
interest in the home improvement contracts could be defeated. See "Certain Legal
Aspects of the Loans-The Home Improvement Contracts."

         The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related loan, it will be obligated to:

         o        purchase the related loan from the trust fund at the Purchase
                  Price or,

         o        if specified in the related prospectus supplement, replace the loan with another loan that meets specified requirements.

         There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the seller's obligation, the master servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the master servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in
this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a
REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the master servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

ASSIGNMENT OF MORTGAGE-BACKED SECURITIES

            The depositor will cause the Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security. Each Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON TRUST FUND ASSETS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained for each trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets (the "SECURITY
ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security
Account must be either

         o        maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating
                  categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

         o        an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the
                  Federal Savings and Loan Insurance Corporation ("SAIF")), or

         o        an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

         o        an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

         The collateral eligible to secure amounts in the Security Account is limited to specified permitted investments. A Security Account may be maintained as an interest bearing account, or the funds held in it may be invested in specified permitted investments pending each succeeding distribution date. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, as long as it meets the criteria specified above.

         Unless otherwise indicated in the applicable prospectus supplement, the master servicer will deposit or cause to be deposited in the Security Account for each trust fund (to the extent applicable and unless the related prospectus supplement or agreement provides for a different deposit arrangement) the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest):

         o        all payments on account of principal, including principal
                  prepayments and, if specified in the related prospectus
                  supplement, any applicable prepayment penalties, on the loans;

         o        all payments on account of interest on the loans, net of
                  applicable servicing compensation; all proceeds (net of
                  unreimbursed payments of property taxes, insurance premiums and similar items) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage guaranty insurance policies, to the
                  extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, and all other cash amounts (net of unreimbursed expenses incurred in
                  connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer) received and retained in connection with the liquidation of defaulted loans, by
                  foreclosure or otherwise, together with any net proceeds
                  received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o        all proceeds of any loan or property in respect thereof
                  purchased by the master servicer, the depositor or any seller as described under "Loan Program-Representations by Sellers;
                  Repurchases" or "The Agreements-Assignment of the Trust Fund
                  Assets," and all proceeds of any loan repurchased as described under "The Agreements-Termination; Optional Termination";

         o        all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance";

         o        any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus
                  supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls;
                  and

         o        all other amounts required to be deposited in the Security
                  Account pursuant to the applicable agreement.

         Unless otherwise indicated in the applicable prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the
Security Account for the following purposes:

         o        to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees
                  (subject to reduction) and, as additional servicing
                  compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

         o        to reimburse the master servicer for advances; provided,
                  however, that the right of reimbursement with respect to any loan is limited to amounts received that represent late
                  recoveries of payments of principal and interest on the loan
                  (or insurance proceeds or liquidation proceeds from the loan);

         o        to reimburse the master servicer for any advances previously made that the master servicer has determined to be
                  nonrecoverable;

         o        to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o        to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses
                  incurred by the master servicer in performing its servicing obligations; provided, however that the right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

         o        to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the applicable
                  agreement;

         o        to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and to clear and
                  terminate the Security Account upon termination of the
                  applicable agreement.

         In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the master servicer will withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If specified in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related
Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

         In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account
(the "CAPITALIZED INTEREST ACCOUNT") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest
Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized
Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the other related agreements. Each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer. However, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         All references in this prospectus and the related prospectus supplement to actions, rights or duties of the master servicer will be deemed to include any and all sub-servicers acting on the master servicer's behalf. The master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if it alone were servicing the loans, to the extent specified in the related prospectus supplement.

COLLECTION PROCEDURES

         The master servicer will make reasonable efforts to collect all payments called for under the loans. In addition, the master servicer will, consistent with each agreement and any pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for loans that are comparable to these loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of that loan by a pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable. If the master servicer is obligated to make advances (or cause them to be made), the obligation will remain in effect during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, may waive, modify or vary any term of that loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

         In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage guaranty insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if the loan is a loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." The
terms of the related loan may not be changed in connection with any such assumption.

         With respect to any cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general a "tenant-stockholder" (as defined in Code Section
216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section
216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

THE SURETY PROVIDER

         The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, master servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

HAZARD INSURANCE

         The related prospectus supplement may provide otherwise, but the master servicer generally will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which such property is located. The coverage will be in an amount that is at least equal to the lesser of

         o        the maximum insurable value of the improvements securing the loan or

         o        the greater of

                  (1)      the outstanding principal balance of the loan and

                  (2)      an amount such that the proceeds of the policy shall
                           be sufficient to prevent the mortgagor or the
                           mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy
(except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account.
If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in it but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, their basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Because the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on them decrease, and because improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement."

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons described in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the
Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount withdrawn by the master servicer. Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery of insurance proceeds will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on it. See "Credit Enhancement."

         The proceeds from any liquidation of a loan will be applied in the following order of priority:

                  (1)      to reimburse the master servicer for any unreimbursed
                           expenses incurred by it to restore the related
                           property and any unreimbursed servicing compensation
                           payable to the master servicer with respect to the
                           loan;

                  (2)      to reimburse the master servicer for any unreimbursed
                           advances with respect to the loan;

                  (3)      to accrued and unpaid interest (to the extent no
                           advance has been made for that amount) on the loan;
                           and

                  (4)      as a recovery of principal of the loan. (8)

REALIZATION UPON DEFAULTED LOANS

         PRIMARY MORTGAGE GUARANTY INSURANCE POLICIES. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage guaranty insurance policy with regard to each loan for which coverage is required.
Primary mortgage guaranty insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage guaranty insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage guaranty insurance policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

         FHA INSURANCE; VA GUARANTIES. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans-Title
I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the loans insured.
Loans insured by FHA generally require a minimum down payment of approximately
5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended (a "VA GUARANTY"). The Serviceman's
Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no loan limits, requires no down payment from the purchaser and permits the guaranty of loans of up to 30 years'
duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed loan depends upon the original principal amount of the loan, as further described in 38 United
States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

         The master servicer will, to the extent provided in the related prospectus supplement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. Certain other expenses may be borne by the related trust fund as specified in the related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on behalf of the master servicer of loans or
Mortgage-Backed Securities, or under servicing agreements substantially similar to each other (including the related agreement) was conducted in compliance with the agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages
serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of an officer of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

         Each agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that its duties under the agreement are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.
However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans
(except any such loss, liability or expense otherwise reimbursable pursuant to the agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it deems necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the person is qualified to sell loans to, and service loans on behalf of, FNMA or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SALE AND SERVICING AGREEMENT; MASTER
SERVICING AGREEMENT. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of:

         o        any failure by the master servicer to distribute or cause to be distributed to securityholders or to remit to the trustee for distribution to securityholders any required payment which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities a class evidencing not less than 25% of the total distributions allocated to such class ("PERCENTAGE INTERESTS");

         o        any failure by the master servicer to make an advance as
                  required under the agreement, unless cured as specified
                  therein;

         o        any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or
                  agreements in the agreement which failure materially affects the rights of securityholders and continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the
                  depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests
                  constituting such class; and

         o        certain events of insolvency, readjustment of debt,
                  marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the master servicer under the agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the agreement. Pending any appointment, the trustee is obligated to act as master servicer. The trustee and any successor to the master service may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         INDENTURE. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

         o        a default in the payment of any principal of or interest on any note of any series which continues unremedied for a
                  specified number of days after the written notice of the
                  default is given as specified in the related prospectus
                  supplement;

         o        failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which
                  continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o        certain events of bankruptcy, insolvency, receivership or
                  liquidation of the depositor or the trust fund; or

         o        any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement
                  instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

         o        the holders of 100% of the percentage interests of the notes of such series consent to the sale,

         o        the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

         o        the trustee determines that such collateral would not be
                  sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

         Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default.

AMENDMENT

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders:

         o        to cure any ambiguity or mistake;

         o        to correct any defective provision in the agreement or to
                  supplement any provision in the agreement which may be
                  inconsistent with any other provision in it;

         o        to conform the agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

         o        to add to the duties of the depositor, the seller or the
                  master servicer;

         o        to add any other provisions with respect to matters or
                  questions arising under the agreement;

         o        to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement; or

         o        to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement in order to comply with any rules or regulations promulgated by the Securities and
                  Exchange Commission from time to time.

         However, no action pursuant to the fifth, sixth and seventh bulleted items above may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required, however, if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

         In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent necessary or helpful to maintain the qualification of the related trust fund as a REMIC, avoid or minimize the risk of the imposition of any tax on the REMIC or to comply with any other provision of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk comply with any such requirement of the Code, as the case may be.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing not less than 66 2/3% of the aggregate percentage interests of each class adversely affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, that no such amendment may:

         o        reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be
                  distributed on any security without the consent of the holder of that security,

         o        amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the
                  holders of securities evidencing percentage interests
                  aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

         o        reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment
                  without the consent of the holders of all securities of the class covered by the agreement then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         POOLING AND SERVICING AGREEMENT. Generally, the obligations created by each pooling and servicing agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such agreement following the later of

         o        the final payment of or other liquidation of the last of the
                  Trust Fund Assets subject to it or the disposition of all
                  property acquired upon foreclosure of any such Trust Fund
                  Assets remaining in the trust fund and

         o        the purchase by the master servicer or, if specified in the related prospectus supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the
                  Trust Fund Assets or the securities has been reduced to a
                  specified level.

         Unless the related prospectus supplement provides otherwise, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund
Assets will be made at the option of the master servicer or the holder of a call right at a price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the master servicer or the other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series.
The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the
REMIC within the meaning of Section 860F(g)(4) of the Code.

         INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

         In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

THE TRUSTEE

         The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

         o        A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the
                  lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

         o        A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor
                  (similar to a mortgagor), a lender (similar to a mortgagee)
                  called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the
                  property to the trustee to secure payment of the obligation.
                  The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

         o        A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

         The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

         In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

         COOPERATIVES. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

         A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.
The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

FORECLOSURE AND REPOSSESSION

         DEED OF TRUST. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.
In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

         In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

         MORTGAGES. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

         Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

         Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior
Mortgages; Rights of Senior Mortgagees" below.

         COOPERATIVE LOANS. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that if the
tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

         In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and
the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

         If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

         Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

         CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all
"responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under
CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment
(including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States
v. Fleet Factors Corp (1990), the United States Court of Appeals for the
Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

         Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit
Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset
Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset
Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

         Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

         In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

         Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bids (or no bids) at the foreclosure sale.

         Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal
Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security.
For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

         Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act,
Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act
and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California
Supreme Court held that due-on-sale clauses were generally unenforceable.
However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST
GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

         o        originated or assumed during the "window period" under the
                  Garn-St Germain Act (which ended no later than October 15,
                  1982), and

         o        originated by lenders other than national banks, federal
                  savings institutions and federal credit unions.

         FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states
(Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

         The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

         Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties.
Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

         GENERAL. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "CONTRACTS"). The contracts generally are "chattel paper" or "purchase money security interests,"
each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land.
Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help"
repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

         In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

         Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal
Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal
Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform
Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

INSTALLMENT CONTRACTS

         The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "LENDER") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "BORROWER") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract.
However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act (the "RELIEF ACT"), a
borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty)
and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

         If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

         The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

         In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

         o        pay all taxes and assessments on the property before they
                  become delinquent,

         o        pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

         o        provide and maintain fire insurance on the property,

         o        maintain and repair the property and not commit or permit any waste of the property, and

         o        appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the
                  mortgage.

         Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

         Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a "future advance"
clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

         GENERAL. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the
Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Loans eligible for FHA insurance under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A
Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

         A Title I Loan is originated using one of the following methods:

         o        DIRECT LOAN. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The
                  application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a
                  financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

         o        DEALER LOAN. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

         Loans insured under the Title I Program must have fixed interest rates.
The lender can establish the interest rate, which must be recited in the note.
The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender's security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

         Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

         Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds.
Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender's review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount of a Title
I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one
Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

         To be eligible for a Title I Loan, the borrower must have:

         o        at least a one-half interest in fee simple title to the real property, or

         o        a lease of the property for a term expiring at least six
                  months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee
                  simple must execute the mortgage or deed of trust), or

         o        a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property
                  under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

         Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I
Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

         FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a
Title I insurance contract. The amount of insurance coverage in each account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds
(the original balance) of any eligible loan that it receives and acknowledges.
Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

         The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

         o        the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

         o        the amount of insurance coverage attributable to insured loans that the lender sells.

         A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the
Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the
Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

         The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available)
equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

         o        a description of the obligation or security interest held by the lender;

         o        a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the
                  applicable note as of the date 30 days from the date of the notice;

         o        a demand upon the borrower either to cure the default (by
                  bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;

         o        a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

         o        a statement that if the default persists, the lender will
                  report the default to an appropriate credit reporting agency.

         If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

         Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

         Payment on an FHA insurance claim is made in an amount equal to the
"claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

         o        the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

         o        interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for
                  payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of
                  7.0%,

         o        uncollected court costs,

         o        attorney's fees up to $500, and

         o        the cost of recording the assignment of the security to the
                  United States.

CONSUMER PROTECTION LAWS

         Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

         The federal laws that may apply to loans held in the trust fund include the following:

         o        the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower's principal
                  dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the
                  transaction;

         o        the Home Ownership and Equity Protection Act and its
                  regulations, and any state, county and municipal
                  anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer's
                  principal dwelling that have interest rates or origination costs in excess of prescribed levels;

         o        the Home Equity Loan Consumer Protection Act and its
                  regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

         o        the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by
                  borrowers;

         o        the Equal Credit Opportunity Act and its regulations, which
                  (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status,
                  national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or
                  declination of the application be furnished to borrowers;

         o        the Fair Credit Reporting Act, which (among other things)
                  regulates use of consumer reports obtained from consumer
                  reporting agencies and the reporting of payment histories to consumer reporting agencies; and

         o        the Federal Trade Commission's Rule on Preservation of
                  Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and
                  defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

         The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee.
Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund.
Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP,
Sidley Austin Brown & Wood LLP, and any other counsel identified in the applicable prospectus supplement, as applicable, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

         The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax
Consequences."

         The following discussion addresses securities of five general types:

         o        REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC provisions of the Code,

         o        Notes representing indebtedness of an owner trust for federal income tax purposes,

         o        Grantor trust certificates representing interests in a grantor trust fund as to which no REMIC election will be made,

         o        Partnership certificates representing interests in a
                  partnership trust fund which is treated as a partnership for federal income tax purposes, and

         o        Debt certificates representing indebtedness of a partnership trust fund for federal income tax purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or
REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC regulations. The OID regulations under Sections 1271 to 1275 of the Code (the "OID REGULATIONS") do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

         Purchasers of the offered securities should be aware that the OID
Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the
OID Regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations.
Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC certificates will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC
Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of
REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Effective on or after January 1, 2005, the American Jobs Creation Act of 2004 (the "JOBS ACT") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on such loans. Under the legislative history to the Jobs Act, a "reverse mortgage" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3)
provides that all payments are due only upon maturity of the loan and (4)
matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that
REMIC.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as
provided in the following sentence, the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section
856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include loans, payments on loans held prior to the distribution of these payments to the REMIC certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the loans, or whether these assets otherwise would receive the same treatment as the loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC regulations do provide, however, that cash received from payments on loans held pending distribution is considered part of the loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section
856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For a series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the
REMICs in that series will qualify as a REMIC and the REMIC certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. Except as described in "Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC
regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC regular certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC regular certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a DE MINIMIS amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption (the
"PREPAYMENT ASSUMPTION") be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that
REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the
Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "COMMITTEE REPORT") indicates that the regulations will provide that the Prepayment Assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the
REMIC regular certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.
However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the
Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date.
Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC regular certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC regular certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID
Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be
DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the DE
MINIMIS original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of this election under the OID
Regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period.
The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate in future periods and (b) the distributions made on the
REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the
Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a
REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC regular certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC regular certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC regular certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC regular certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the
Code, a certificateholder that purchases a REMIC regular certificate at a market discount in excess of a DE MINIMIS amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of REMIC Regular
Certificates--Premium" below.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         (1)      on the basis of a constant yield method,

         (2)      in the case of a REMIC regular certificate issued without
                  original issue discount, in an amount that bears the same
                  ratio to the total remaining market discount as the stated
                  interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

         (3)      in the case of a REMIC regular certificate issued with
                  original issue discount, in an amount that bears the same
                  ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the
                  total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.
For these purposes, the DE MINIMIS rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC regular certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of
Owners of REMIC Regular Certificates--Market Discount" above.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the loans or the certificate underlying the REMIC certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the
REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the
REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of the REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual
Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders'
after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC regular certificates, whether or not offered by the prospectus, amortization of any premium on the loans, bad debt losses with respect to the loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or if a class of REMIC certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC certificates will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of the interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

         A loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a
Prepayment Assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC regular certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,"
except that the DE MINIMIS rule and the adjustments for subsequent holders of these REMIC regular certificates will not apply.

         Issue premium is the excess of the issue price of a REMIC regular certificate over its stated redemption price. If a class of REMIC regular certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year.
Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See
"--Prohibited Transactions Tax and Other Taxes" below.

         Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section
67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a
REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC residual certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by the REMIC residual certificateholders'
allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC residual certificateholders on these distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC
Certificates" Below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual
Certificates--General" above.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of

         (1)      the daily portions of REMIC taxable income allocable to the
                  REMIC residual certificate over

         (2)      the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by the REMIC
                  residual certificateholder.

         The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term
Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the
Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the
REMIC residual certificates are considered to have significant value.

         For REMIC residual certificateholders, an excess inclusion:

         (1)      will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         (2)      will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

         (3)      will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United
                  States withholding tax imposed on distributions to REMIC
                  residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.
"Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the
REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC residual certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii)
the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a
REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the
REMIC regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. Under Treasury regulations, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o        an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

         o        the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will be:

         o        equal the cost of the REMIC regular certificate to the
                  certificateholder,

         o        increased by income reported by such certificateholder with respect to the REMIC regular certificate, including original issue discount and market discount income, and

         o        reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.

         The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis
Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC certificate will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable
Federal rate, determined as of the date of purchase of the REMIC regular certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a
REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the
REMIC certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section
1091 of the Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly- acquired asset.

         Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors should consult with their tax advisors as to the need to file such form.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO
CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

         o        the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, of the total
                  anticipated excess inclusions with respect to the REMIC
                  residual certificate for periods after the transfer and

         o        the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

         o        residual interests in the entity are not held by disqualified organizations and

         o        information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of
                  REMIC residual certificates and other provisions that are
                  intended to meet this requirement will be included in the
                  pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

         o        the holder's social security number and a statement under
                  penalties of perjury that the social security number is that of the record holder or

         o        a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the
                  preceding two sentences, in the case of a REMIC residual
                  certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations,
                  without regard to whether the record holders of the
                  partnership furnish statements described in the preceding
                  sentence, and the amount that is subject to tax under the
                  second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of
                  allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

         o        the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D)
                  of the Code or the Federal Home Loan Mortgage Corporation,

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         o        any organization described in Section 1381(a)(2)(C) of the
                  Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the Certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.
The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC residual certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC residual certificates.

         The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the
REMIC's classification. REMIC residual certificateholders generally will be required to report such REMIC items consistently with their treatment on the
REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement.
Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the
IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the
Treasury regulations, generally on a quarterly basis.

         The REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC regular
certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC regular certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a
REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United
States shareholder of a controlled foreign corporation from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of
REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" and "--Sales of REMIC Certificates." GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of grantor trust certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of grantor trust fractional interest certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that grantor trust fractional interest certificates will represent interests in
"loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain grantor trust funds may include buydown loans. The characterization of an investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph.
No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, holders of grantor trust certificates should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a grantor trust fund that includes buydown loans.

         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and income from the grantor trust certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which ...
[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.
Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from the amount distributable on the same certificate representing interest on the loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, the fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of grantor trust certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. grantor trust fractional interest certificates may be subject to those rules if (1) a class of grantor trust strip certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the loans for a series of grantor trust certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

         In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the month, see "Sales of Grantor Trust
Certificates", and the yield of the grantor trust fractional interest certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the loans will not include any payments made in respect of any ownership interest in the loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the grantor trust fractional interest certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1)
the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, for a particular holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. It is suggested that
Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable
Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a DE MINIMIS amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated
redemption price multiplied by the weighted average maturity of the loans, then that original issue discount or market discount will be considered to be DE
MINIMIS. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Characteristics of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount"
below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in loans issued with original issue discount.

         The original issue discount, if any, on the loans will equal the difference between the stated redemption price of the loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the loan other than qualified stated
interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the loan. In general, the issue price of a loan will be the amount received by the borrower from the lender under the terms of the loan, less any points paid by the borrower, and the stated redemption price of a loan will equal its principal amount, unless the loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6)
of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a
Prepayment Assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to loans in the series.

         A purchaser of a grantor trust fractional interest certificate that purchases the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the loans. However, the daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the loans. The adjusted issue price of a loan on any given day equals the sum of (1)
the adjusted issue price, or, in the case of the first accrual period, the issue price, of the loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a loan at the beginning of any accrual period will equal the issue price of the loan, increased by the aggregate amount of original issue discount with respect to the loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a grantor trust fractional interest certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "Grantor Trust
Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a loan is considered to have been purchased at a market discount, that is, in the case of a loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a DE MINIMIS amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any loan, to the payment of stated redemption price on the loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury Department, rules described in the
Committee Report will apply. Under those rules, in each accrual period market discount on the loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the loan as of the beginning of the accrual period, or (3) in the case of a loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a loan purchased at a discount in the secondary market.

         Because the loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to loans may be considered to be DE
MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying loans at a premium, that is, at a price in excess of their remaining stated
redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a
Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See
"REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, it is suggested that holders of grantor trust strip certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to the holder. The yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the loans. See "Characterization of Investments in Grantor Trust
Certificates--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment
Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the grantor trust strip certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment
Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         The accrual of income on the grantor trust strip certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument rather than an interest in discrete loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the
Prepayment Assumption. However, if a grantor trust strip certificate is treated as an interest in discrete loans, or if the Prepayment Assumption is not used, then, when a loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the
"Contingent Payment Regulations", but it appears that grantor trust strip certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section
1272(a)(6) of the Code, that are expressly excepted from the application of the
Contingent Payment Regulations, are or may be excepted from these regulations.
Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the grantor trust strip certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a grantor trust strip certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a grantor trust strip certificate determines a projected payment schedule on which interest will accrue. Holders of grantor trust strip certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the grantor trust strip certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a grantor trust strip certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the loans. The holder of a grantor trust strip certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent
Payment Regulations or their principles were applied to grantor trust strip certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a grantor trust fractional interest certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so.
Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to grantor trust certificates except that grantor trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such loans have not been converted to real property.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.
 PARTNERSHIP TRUST FUNDS

         CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of partnership certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the partnership certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For
federal income tax purposes,

         (1)      Partnership certificates held by a thrift institution taxed as a domestic building and loan association will not constitute
                  "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

         (2)      Partnership certificates held by a real estate investment
                  trust will constitute real estate assets within the meaning of
                  Code Section 856(c)(4)(A) and interest on partnership
                  certificates will be treated as "interest on obligations
                  secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the partnership trust fund based on capital accounts; and

         (3)      Partnership certificates held by a regulated investment
                  company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

         TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

         TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the partnership trust fund, the partnership certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of partnership certificates have certain features characteristic of debt, the partnership certificates might be considered debt of the depositor or the partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to
Certificateholders as compared to the consequences from treatment of the partnership certificates as equity in a partnership. The following discussion assumes that the partnership certificates represent equity interests in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the partnership trust fund. It is anticipated that the partnership trust fund's income will consist primarily of interest earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under
"--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Ruled Do Not Apply", "--Market Discount" and
"--Premium", and any gain upon collection or disposition of loans. The partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the
Certificateholders will be allocated taxable income of the partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the partnership certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the partnership certificates but not yet distributed; (2) any partnership trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the partnership trust fund of premium on loans that corresponds to any excess of the issue price of partnership certificates over their principal amount. All remaining taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual basis and certificateholders may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the partnership trust fund.

         Discount income or premium amortization with respect to each loan would be calculated in a manner similar to the description under "--Grantor Trust
Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all loans held by the partnership trust fund rather than on a loan-by-loan basis. If the IRS were to require that these calculations be made separately for each loan, the partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the loans will have been issued with original issue discount and, therefore, the partnership trust fund should not have original issue discount income. However, the purchase price paid by the partnership trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a loan-by-loan basis. See "--Grantor Trust
Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Market Discount" and "Premium."

         If the partnership trust fund acquires the loans at a market discount or premium, the partnership trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a partnership trust fund, the old partnership, to a new partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of partnership certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership certificates sold. A certificateholder's tax basis in a partnership certificate will generally equal the holder's cost increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to the partnership certificate. In addition, both the tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include the holder's share of any liabilities of the partnership trust fund. A holder acquiring partnership certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such partnership certificates, and, upon sale or other disposition of some of the partnership certificates, allocate a portion of the aggregate tax basis to the partnership certificates sold, rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

         Any gain on the sale of a partnership certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the partnership trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the partnership certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of partnership certificates owned by them as of the close of the last day of such due period.
As a result, a holder purchasing partnership certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the partnership trust fund might be reallocated among the certificateholders.
The depositor will be authorized to revise the partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the partnership certificate exceeds the adjusted basis of the certificateholder's interest in the partnership certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

         SECTION 754 ELECTION. In the event that a certificateholder sells its partnership certificates at a profit, the purchasing certificateholder will have a higher basis in the partnership certificates than the selling certificateholder had. An opposite result will follow if the partnership certificate is sold at a loss. The tax basis of the partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the partnership trust fund were to file an election under Section 754 of the Code.
In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the partnership trust fund will not make such election.
As a result, a certificateholder might be allocated a greater or lesser amount of partnership trust fund income than would be appropriate based on their own purchase price for partnership certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the partnership trust fund and will report each certificateholder's allocable share of items of partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the partnership certificates. Generally, holders must file tax returns that are consistent with the information return filed by the partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the partnership trust fund with a statement containing information on the nominee, the beneficial owners and the partnership certificates so held.
Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United
States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to partnership certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold partnership certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the partnership trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case.
Although it is not expected that the partnership trust fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the partnership trust fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the partnership trust fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the partnership trust fund may rely on IRS Form W-8BEN, IRS
Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the partnership trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the partnership trust fund, taking the position that no taxes were due because the partnership trust fund was not engaged in a U.S. trade or business.
However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United
States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP Withholding. Distributions made on the partnership certificates and proceeds from the sale of the partnership certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC certificates, notes, grantor trust certificates and partnership certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal
Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested)
(collectively "PLANS") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).
Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the
Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation (the "PLAN
ASSETS REGULATION"), the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the
Securities Exchange Act of 1934, as amended.

         Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, and, in the case of fiduciaries, the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. The prospectus supplement with respect to a series of securities will indicate the expected treatment of that series under the Plan
Assets Regulation.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the
Loans may be deemed plan assets of each Plan that purchases equity securities, an investment in the equity securities by a Plan might result in a prohibited transaction under ERISA Sections 406 and 407 and that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited
Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE
90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment.
Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

         The DOL has granted to certain underwriters individual administrative exemptions (the "UNDERWRITER EXEMPTIONS") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter
Exemptions and underwritten or placed by that underwriter or underwritten by a syndicate managed or co-managed by the underwriter.

         Although each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

                  (1)      the acquisition of the securities by a Plan is on
                           terms (including the price for the securities) that
                           are at least as favorable to the Plan as they would
                           be in an arm's-length transaction with an unrelated
                           party;

                  (2)      the rights and interest evidenced by the securities
                           acquired by the Plan are not subordinated to the
                           rights and interests evidenced by other securities
                           issued by the entity unless the investment pool
                           contains certain types of collateral, such as
                           fully-secured mortgages on real property (a
                           "DESIGNATED TRANSACTION");

                  (3)      the securities acquired by the Plan have received a
                           rating at the time of such acquisition that is one of
                           the three highest generic rating categories (four, if
                           in a Designated Transaction) from Standard & Poor's,
                           a division of The McGraw-Hill Companies ("S&P"),
                           Moody's Investors Service, Inc. ("MOODY'S"), or
                           Fitch, Inc. ("Fitch") (each, a "RATING AGENCY");

                  (4)      the trustee is not an affiliate of any other member
                           of the Restricted Group, as defined below, other than
                           an underwriter;

                  (5)      the sum of all payments made to and retained by the
                           underwriters in connection with the distribution of
                           the securities represents not more than reasonable
                           compensation for underwriting the securities; the sum
                           of all payments made to and retained by the seller
                           pursuant to the assignment of the loans to the trust
                           fund represents not more than the fair market value
                           of such loans; the sum of all payments made to and
                           retained by the master servicer and any other
                           servicer represents not more than reasonable
                           compensation for such person's services under the
                           agreement pursuant to which the loans are pooled and
                           reimbursements of such person's reasonable expenses
                           in connection therewith; and

                  (6)      the Plan investing in the securities is an
                           "accredited investor" as defined in Rule 501(a)(1) of
                           Regulation D of the Securities and Exchange
                           Commission under the Securities Act of 1933 as
                           amended.

                  (7)      for certain types of issuers, the documents
                           establishing the issuer and governing the transaction
                           must contain certain provisions intended to protect
                           the assets of the issuer from creditors of the
                           sponsor.

         If an issuer holds obligations that have high loan-to-value ratios, the
Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are "residential," or "home equity" loans, and the fair market value of the collateral on the closing date is at least 80%
of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

         The Underwriter Exemptions permit interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if it:

                  (a)      is an "eligible swap;"

                  (b)      is with an "eligible counterparty;"

                  (c)      affects only classes of securities that may be
                           purchased by a Plan, only if it is a "qualified plan
                           investor;"

                  (d)      meets certain additional specific conditions which
                           depend on whether the swap is a "ratings dependent
                           swap" or a "non-ratings dependent swap;" and

                  (e)      permits the trust fund to make termination payments
                           to the swap counterparty, other than currently
                           scheduled payments, solely from excess spread or
                           amounts otherwise payable to the servicer, depositor
                           or seller.

         An "eligible swap" is one which:

                  (a)      is denominated in U.S. dollars;

                  (b)      pursuant to which the trust fund pays or receives, on
                           or immediately prior to the respective payment or
                           distribution date for the class of securities to
                           which the swap relates, a fixed rate of interest or a
                           floating rate of interest based on a publicly
                           available index (e.g., LIBOR or the U.S. Federal
                           Reserve's Cost of Funds Index (COFI)), with the trust
                           fund receiving such payments on at least a quarterly
                           basis and obligated to make separate payments no more
                           frequently than the counterparty, with all
                           simultaneous payments being netted ("allowable
                           interest rate");

                  (c)      has a notional amount that does not exceed either:

                                    (1) the principal balance of the class of
                                    securities to which the swap relates; or

                                    (2) the portion of the principal balance of
                                    that class represented by obligations
                                    ("allowable notional amount");

                  (d)      is not leveraged (i.e., payments are based on the
                           applicable notional amount, the day count fractions,
                           the fixed or floating rates permitted above, and the
                           difference between the products thereof, calculated
                           on a one-to-one ratio and not on a multiplier of such
                           difference) ("leveraged");

                  (e)      has a final termination date that is the earlier of
                           the date the trust fund terminates and the date the
                           related class of securities are fully repaid; and

                  (f)      does not incorporate any provision which could cause
                           a unilateral alteration in the requirements described
                           in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "qualified plan investor" is a plan where the decision to buy the class of securities to which the swap relates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

                  (a)      a "qualified professional asset manager," or QPAM,
                           under PTCE 84-14;

                  (b)      an "in-house asset manager" under PTCE 96-23; or

                  (c)      has total assets, both plan and non-plan, under
                           management of at least $100 million at the time the
                           securities are acquired by the plan.

         In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

                  (a)      obtain a replacement swap agreement with an eligible
                           counterparty which is acceptable to the rating agency
                           and the terms of which are substantially the same as
                           the current swap agreement, at which time the earlier
                           swap agreement must terminate; or

                  (b)      cause the swap counterparty to establish any
                           collateralization or other arrangement satisfactory
                           to the rating agency such that the then current
                           rating by the rating agency of the particular class
                           of securities will not be withdrawn or reduced, and
                           the terms of the swap agreement must specifically
                           obligate the counterparty to perform these duties for
                           any class of securities with a term of more than one
                           year.

         In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's Exemptions will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

         In "non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

                  (a)      obtain a replacement swap agreement with an eligible
                           counterparty, the terms of which are substantially
                           the same as the current swap agreement, at which time
                           the earlier swap agreement must terminate;

                  (b)      cause the counterparty to post collateral with the
                           trust fund in an amount equal to all payments owed by
                           the counterparty if the swap transaction were
                           terminated; or

                  (c)      terminate the swap agreement in accordance with its
                           terms.

         An "eligible yield supplement agreement," or EYS Agreement, is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the
EYS Agreement has a notional principal amount and/or is written on an
International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS
Agreement may only be held as an asset of the trust fund if it meets the following conditions:

                  (a)      it is denominated in U.S. dollars;

                  (b)      it pays an allowable interest rate;

                  (c)      it is not leveraged;

                  (d)      it does not allow any of these three preceding
                           requirements to be unilaterally altered without the
                           consent of the trustee;

                  (e)      it is entered into between the trust fund and an
                           eligible counterparty; and

                  (f)      it has an allowable notional amount.

         The trust fund must also meet the following requirements:

                  (i)      the corpus of the investment pool must consist solely
                           of assets of the type that have been included in
                           other investment pools;

                  (ii)     securities in such other investment pools must have
                           been rated in one of the three highest rating
                           categories, (four in a Designated Transaction) of
                           S&P, Moody's, or Fitch for at least one year prior to
                           the Plan's acquisition of securities; and

                  (iii)    securities evidencing interests in such other
                           investment pools must have been purchased by
                           investors other than Plans for at least one year
                           prior to any Plan's acquisition of securities.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity holding receivables on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested and at least fifty percent
(50%) of the securities in the aggregate are acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more entities containing assets sold or serviced by the same entity. The Underwriter Exemptions provide only limited relief to Plans sponsored by the Seller, any Underwriter, the trustee, the
Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the investment pool constituting more than five percent
(5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to an eligible swap held in the trust fund and any affiliate of such parties (the "RESTRICTED Group").

         The Underwriter Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing pass-through securities. Loans or other secured receivables supporting payments to security-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date (the "PRE-FUNDING
PERIOD") instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

         The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, it will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had acquired the security when it has an investment-grade rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriters Exemption other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of
Sections I and III of PTCE 95-60 are met.

         The Prospectus Supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment.
Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as
"mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4,
1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and
Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for
(and restrictions on) investing in mortgage derivative products, including
"mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities.
Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase
(or retention) of that product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or
"income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

         o        by negotiated firm commitment underwriting and public
                  reoffering by underwriters;

         o        by agency placements through one or more placement agents
                  primarily with institutional investors and dealers; and

         o        by placement directly by the depositor with institutional
                  investors.

         A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

         o        the price at which the series is being offered, the nature and amount of any underwriting discounts or additional
                  compensation to the underwriters and the proceeds of the
                  offering to the depositor, or

         o        the method of determining the price at which the underwriters will sell the securities.

         Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

         If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

         The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New
York, New York 10281, (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue,
New York, New York 10019 or (iii) any other counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

             INDEX OF PRINCIPAL TERMS

APR...............................................
Asset Conservation Act............................
BIF...............................................
Capitalized Interest Account......................
CERCLA............................................
Class Security Balance............................
Code..............................................
Credit Enhancement................................
DOL...............................................
DTC...............................................
Eleventh District.................................
ERISA.............................................
FDIC..............................................
FHA...............................................
FHLBSF............................................
FHLMC.............................................
Fitch.............................................
FNMA..............................................
Loan Rate.........................................
Morgan............................................
National Cost of Funds Index......................
OTS...............................................
Parties in Interest...............................
Plans.............................................
Property Improvement Loans........................
PTCE..............................................
Purchase Price....................................
RCRA..............................................
Relief Act........................................
Restricted Group..................................
S&P...............................................
SAIF..............................................
Security Account..................................
Single Family Properties..........................
SMMEA.............................................
Title I Loans.....................................
Title I Program...................................
Title V...........................................
Trust Fund Assets.................................
UCC...............................................
Underwriter Exemptions............................
VA................................................
VA Guaranty.......................................

HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,

SERIES INABS 2006-A

Issuing Entity

INDYMAC ABS, INC.

Depositor

Sponsor, Seller and Servicer

$545,440,000

(Approximate)

Home Equity Mortgage Loan Asset-Backed Certificates,

Series INABS 2006-A

________________________

FREE WRITING PROSPECTUS

________________________

UBS Investment Bank Lehman Brothers

(Co-Lead Managers and Book-Runners)

Credit Suisse            RBS Greenwich Capital            Morgan Stanley

(Co-Managers)

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series INABS 2006-A Home Equity Mortgage Loan Asset-Backed Certificates in any state where the offer is not permitted.

January 24, 2006